                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration No. 333-31061

[LOGO]
BANKERS TRUST
NEW YORK CORPORATION


Frank N. Newman, Chairman of the Board

                                                                  July 11, 1997

Dear Stockholders:

  You are cordially invited to attend a Special Meeting of Stockholders of Bankers Trust New York Corporation ("BTNY"). The meeting will be held on Wednesday, August 13, 1997 at 10:00 a.m., local time, at One Bankers Trust Plaza (130 Liberty Street), New York, New York. Your Board of Directors and management look forward to greeting those Stockholders who attend.

  At the Special Meeting, you will be asked to consider and vote upon a proposal to approve the issuance of up to 25,957,061 shares of BTNY common stock and associated purchase rights pursuant to the merger of Alex. Brown Incorporated with and into a wholly-owned subsidiary of BTNY.

  For the reasons set forth in the accompanying Joint Proxy Statement-Prospectus, your Board of Directors unanimously recommends a vote FOR the approval of the issuance of shares of BTNY in connection with the merger with Alex. Brown Incorporated, as set forth on the enclosed Proxy Card. This matter is more fully described in the accompanying Notice of Meeting and Joint Proxy Statement-Prospectus.

  BT Wolfensohn, BTNY's financial advisor, has delivered to the Board of Directors its written opinion that the exchange ratio in the merger is fair to BTNY.

  It is important that your shares be represented at the meeting whether or not you are able to attend personally. Accordingly, I urge you to sign and date the enclosed Proxy Card and return it in the enclosed envelope as promptly as possible.

  Thank you for your interest and participation in the affairs of BTNY.

                                          Sincerely,

                                          /s/ Frank N. Newman

                                          Frank N. Newman

[LOGO]
BANKERS TRUST
NEW YORK CORPORATION

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

  The Special Meeting of Stockholders of Bankers Trust New York Corporation, a New York corporation, will be held at One Bankers Trust Plaza (130 Liberty Street), New York, New York, on Wednesday, August 13, 1997, at 10:00 a.m., local time, for the purpose of considering and voting upon the following matters, all as set forth in the accompanying Joint Proxy Statement-
Prospectus:

    1. to approve a proposal to issue up to 25,957,061 shares and associated purchase rights of Common Stock of Bankers Trust New York Corporation pursuant to the merger of Alex. Brown Incorporated with and into a wholly-owned subsidiary of Bankers Trust New York Corporation; and

    2. to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  The Board of Directors has fixed the close of business on July 2, 1997 as the time as of which stockholders of record of Bankers Trust New York Corporation who are entitled to notice of and to vote at such meeting shall be determined.

                                          By Order of the Board of Directors

                                          /s/ James T. Byrne, Jr.

                                          James T. Byrne, Jr.
                                          SECRETARY

130 Liberty Street
New York, New York
July 11, 1997

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE SHARES REGISTERED IN YOUR NAME (AND, IF YOU HAVE A PROPER POWER OF ATTORNEY, REGISTERED IN A NOMINEE'S NAME) IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                    [LOGO]
                                  ALEX. BROWN

                                                                  July 11, 1997

Dear Stockholder:

  You are cordially invited to attend a Special Meeting of the Stockholders of Alex. Brown Incorporated ("Alex. Brown"), to be held on Wednesday, August 13, 1997 at 4:30 p.m., local time, at One South Street, Baltimore, Maryland 21202.

  At the Special Meeting, you will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of April 6, 1997 (the "Merger Agreement"), by and among Alex. Brown, Bankers Trust New York Corporation ("BTNY"), and a wholly-owned subsidiary of BTNY, and the transactions contemplated thereby, pursuant to which Alex. Brown will be merged with and into a wholly-owned subsidiary of BTNY (the "Merger"). A copy of the Merger Agreement is attached as Appendix A to this Joint Proxy Statement-Prospectus.

  At the effective time of the Merger, each share of Alex. Brown common stock will be converted into the right to receive 0.83 shares of BTNY common stock.

  This strategic transaction will provide you with the opportunity to participate as a stockholder in one of the ten largest banking organizations in the United States. The Merger will create an institution that will be able to provide a broad array of financial products and services to the customers it serves more efficiently than either company could provide separately, creating significant benefits for the customers and stockholders of both companies.

  Alex. Brown & Sons Incorporated, Alex. Brown's financial advisor, has delivered to the Board of Directors its written opinion that the exchange ratio in the Merger is fair, from a financial point of view, to Alex. Brown's stockholders.

  Enclosed are a Notice of Special Meeting of Stockholders and a Joint Proxy Statement-Prospectus, which describes the Merger and the background to the transaction. You are urged to read all of these materials carefully. The Board of Directors has fixed the close of business on July 2, 1997 as the record date for the Special Meeting. Accordingly, only stockholders of record on that date are entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof.

  THE BOARD OF DIRECTORS OF ALEX. BROWN HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF APPROVING AND ADOPTING THE MERGER AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER.

  I strongly support the Merger of Alex. Brown with BTNY and join with the other members of the Board in enthusiastically recommending the Merger to you. We urge you to vote in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby.

                                       Very truly yours,

                                       /s/ A.B. Krongard

                                       A.B. Krongard
                                       Chairman and Chief Executive Officer

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND. ACCORDINGLY, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                           ALEX. BROWN INCORPORATED

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 13, 1997

  NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Alex. Brown Incorporated, a Maryland corporation ("Alex. Brown"), will be held on Wednesday, August 13, 1997, at 4:30 p.m., local time, at One South Street, Baltimore, MD 21202, for the following purposes:

    1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of April 6, 1997 (the "Merger Agreement"), between Alex. Brown, Bankers Trust New York Corporation, a New York corporation ("BTNY"), and Voyager Merger Corporation, a wholly-owned subsidiary of BTNY ("BTNY Sub"), and the consummation of the transactions contemplated thereby, pursuant to which Alex. Brown will be merged (the "Merger") with and into BTNY Sub upon the terms and subject to the conditions set forth in the Merger Agreement, as are more fully described in the enclosed Joint Proxy Statement-Prospectus. A copy of the Merger Agreement is set forth as Appendix A to the attached Joint Proxy Statement-Prospectus.

    2. To transact such other business as may properly be brought before the Special Meeting, or any adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on July 2, 1997 as the record date for determining stockholders entitled to vote at the Special Meeting and any adjournments or postponements thereof. Accordingly, only stockholders of record on such date are entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof.

  The affirmative vote of the holders of a majority of the outstanding shares of Alex. Brown common stock is necessary to approve and adopt the Merger Agreement. An abstention from voting or a broker non-vote will have the same effect as a vote against approval of the Merger Agreement.

  THE BOARD OF DIRECTORS OF ALEX. BROWN UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER.

                                          By Order of the Board of Directors

                                          /s/ Robert F. Price

                                          Robert F. Price
                                          Secretary

July 11, 1997

  WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE SHARES REGISTERED IN YOUR NAME (AND, IF YOU HAVE A PROPER POWER OF ATTORNEY, REGISTERED IN A NOMINEE'S NAME) IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                             JOINT PROXY STATEMENT

 BANKERS TRUST NEW YORK CORPORATION          ALEX. BROWN INCORPORATED
         SPECIAL MEETING OF                     SPECIAL MEETING OF
       STOCKHOLDERS TO BE HELD                STOCKHOLDERS TO BE HELD
         ON AUGUST 13, 1997                     ON AUGUST 13, 1997

                      BANKERS TRUST NEW YORK CORPORATION
                                  PROSPECTUS

  This Joint Proxy Statement-Prospectus relates to up to 25,957,061 shares of common stock, par value $1.00 per share ("BTNY Common Stock"), of Bankers Trust New York Corporation, a New York corporation ("BTNY"), and associated rights to purchase Series C Junior Participating Preferred Stock ("BTNY Rights"), offered hereby to the stockholders of Alex. Brown Incorporated, a Maryland corporation ("Alex. Brown"), upon consummation of a proposed merger (the "Merger") of Alex. Brown with and into Voyager Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of BTNY ("BTNY Sub" or "Surviving Corporation"), pursuant to an Agreement and Plan of Merger, dated as of April 6, 1997, by and among BTNY, BTNY Sub and Alex. Brown (the "Merger Agreement"). This Joint Proxy Statement-Prospectus also serves as the Joint Proxy Statement of BTNY and Alex. Brown for use in connection with the solicitation of proxies by the Board of Directors of BTNY (the "BTNY Board") at the Special Meeting of Stockholders of BTNY (the "BTNY Special Meeting") to approve the issuance of shares of BTNY Common Stock and associated BTNY Rights by BTNY in the Merger (the "Share Issuance") and by the Board of Directors of Alex. Brown (the "Alex. Brown Board") at the Special Meeting of Stockholders of Alex. Brown (the "Alex. Brown Special Meeting") to approve and adopt the Merger Agreement and the transactions contemplated thereby, among other matters. The Merger Agreement is attached as Appendix A to this Joint Proxy Statement- Prospectus.

  Upon consummation of the Merger, each share of Alex. Brown common stock, par value $.10 per share ("Alex. Brown Common Stock"), will be converted into the right to receive 0.83 (the "Exchange Ratio") of a share of BTNY Common Stock plus associated BTNY Rights (with cash in lieu of fractional shares). Each BTNY Right entitles the registered holder to purchase from BTNY a one one-hundredth interest in a share of Series C Junior Participating Preferred Stock, no par value, of BTNY ("Junior Preferred Share"), at a price of $140 per one one-hundredth interest in a Junior Preferred Share, subject to adjustment in the case of a stock split or stock dividend on the BTNY Common Stock. See "Description of BTNY Common Stock--BTNY Rights." The Exchange Ratio will be proportionately adjusted in the event of a recapitalization, reclassification, stock dividend, stock split or other similar change in capitalization of BTNY or Alex. Brown. Each option to acquire Alex. Brown Common Stock that is outstanding and unexercised at the effective time of the Merger will be converted automatically in the Merger into a stock option to purchase BTNY Common Stock. See "The Merger--Conversion of Alex. Brown Common Stock; Treatment of Alex. Brown Stock Options and Debentures."

  The Merger is subject to the approval of the holders of a majority of the outstanding shares of the Alex. Brown Common Stock and to the satisfaction of certain other conditions, including obtaining certain regulatory approvals. Under the rules of the New York Stock Exchange, Inc. ("NYSE"), the Share Issuance requires the approval of a majority of the votes cast on such matter, provided that the total votes cast represent more than 50% of the outstanding shares of BTNY Common Stock.

  For a more complete description of the Merger Agreement and the Merger, see "The Merger."

  BTNY Common Stock is listed on the NYSE under the symbol "BT." The last reported sale price of BTNY Common Stock as reported on the NYSE Composite Transactions List on July 8, 1997 was $92.00 per share, and, on April 4, 1997, the last trading day preceding public announcement of the proposed Merger, the last reported sale price of BTNY Common Stock as reported on the NYSE Composite Transactions List was $82.25 per share. Alex. Brown Common Stock is listed on the NYSE under the symbol "AB." The last reported sale price of Alex. Brown Common Stock as reported on the NYSE Composite Transactions List on July 8, 1997 was $75.375 per share, and, on April 4, 1997, the last reported sale price of Alex. Brown Common Stock as reported on the NYSE Composite Transactions List was $53.125 per share. As of May 31, 1997, there were 77,388,434 shares of BTNY Common Stock and 24,946,907 shares of Alex. Brown Common Stock outstanding.

  THIS JOINT PROXY STATEMENT-PROSPECTUS AND FORMS OF PROXY ARE FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT JULY 14, 1997.

 THESE  SECURITIES HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE  SECURITIES
   AND  EXCHANGE COMMISSION  (THE  "COMMISSION")  OR  ANY STATE  SECURITIES
     COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED  UPON  THE  ACCURACY   OR  ADEQUACY  OF  THIS  JOINT  PROXY
        STATEMENT-PROSPECTUS. ANY REPRESENTATION TO  THE CONTRARY IS A
          CRIMINAL OFFENSE.

  THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER
    OBLIGATIONS OF  ANY BANK  OR NONBANK SUBSIDIARY  OF BANKERS  TRUST NEW
      YORK  CORPORATION AND  ARE  NOT  INSURED  BY  THE FEDERAL  DEPOSIT
        INSURANCE CORPORATION (THE "FDIC"), THE BANK INSURANCE FUND OR
          ANY OTHER GOVERNMENTAL AGENCY.

      The date of this Joint Proxy Statement-Prospectus is July 11, 1997.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
AVAILABLE INFORMATION....................................................    1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..........................    1
SUMMARY..................................................................    3
 General.................................................................    3
 The Companies...........................................................    3
 BTNY Special Meeting and Vote Required..................................    4
 Alex. Brown Special Meeting and Vote Required...........................    5
 Appraisal Rights........................................................    5
 The Merger..............................................................    5
 Recommendations of Boards of Directors..................................    6
 Opinion of BTNY's Financial Advisor.....................................    6
 Opinion of Alex. Brown's Financial Advisor..............................    7
 Effective Time of the Merger............................................    7
 Conditions to the Consummation of the Merger............................    7
 Termination of the Merger Agreement.....................................    7
 Waiver and Amendment; Expenses..........................................    8
 BTNY and Alex. Brown Stock Option Agreements............................    8
 Support Agreements......................................................    9
 Interests of Certain Persons in the Merger..............................    9
 Certain Federal Income Tax Consequences.................................   10
 Accounting Treatment....................................................   10
 Regulatory Approvals....................................................   10
 Material Differences in the Rights of Stockholders......................   11
 Share Information and Market Prices.....................................   11
COMPARATIVE UNAUDITED PER SHARE DATA.....................................   12
SELECTED FINANCIAL DATA..................................................   13
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF BTNY..................   14
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF ALEX. BROWN...........   16
SELECTED UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL DATA OF BTNY
 AND ALEX. BROWN.........................................................   17
BTNY SPECIAL MEETING.....................................................   18
 General.................................................................   18
 Matters to be Considered................................................   18
 Proxies.................................................................   18
 Solicitation of Proxies.................................................   18
 Record Date and Voting Rights...........................................   18
 Recommendation of BTNY Board............................................   19
ALEX. BROWN SPECIAL MEETING..............................................   20
 General.................................................................   20
 Matters to be Considered................................................   20
 Proxies.................................................................   20
 Solicitation of Proxies.................................................   20
 Record Date and Voting Rights...........................................   21
 Recommendation of Alex. Brown Board.....................................   22
THE MERGER...............................................................   22
 General.................................................................   22
 Background of the Merger................................................   22
 Reasons for the Merger..................................................   25
 Fairness Opinions of Financial Advisors.................................   28
 Structure of the Merger.................................................   37

                                                                          PAGE
                                                                          ----
 Conversion of Alex. Brown Common Stock; Treatment of
  Alex. Brown Stock Options and Debentures...............................  38
 Exchange of Certificates; Fractional Shares.............................  39
 Effective Time..........................................................  40
 Representations and Warranties..........................................  40
 Conduct of Business Pending the Merger and Other Agreements.............  40
 Conditions to the Consummation of the Merger............................  43
 Regulatory Approvals Required for the Merger............................  44
 Certain Federal Income Tax Consequences.................................  46
 Accounting Treatment....................................................  47
 Termination of the Merger Agreement.....................................  48
 Waiver and Amendment of the Merger Agreement............................  49
 Employee Benefits and Plans.............................................  50
 Stock Exchange Listing..................................................  51
 Expenses................................................................  51
 Dividends...............................................................  51
 BTNY and Alex. Brown Stock Option Agreements............................  51
 Support Agreements......................................................  56
 Restrictions on Resales by Affiliates...................................  56
 Interests of Certain Persons in the Merger..............................  57
 Management and Operations after the Merger..............................  60
PRICE RANGE OF COMMON STOCK AND DIVIDENDS................................  61
 Market Prices...........................................................  61
 Dividends...............................................................  62
CERTAIN REGULATORY MATTERS...............................................  63
DESCRIPTION OF BTNY COMMON STOCK.........................................  64
 Voting Rights...........................................................  64
 Dividends...............................................................  64
 Liquidation and Merger..................................................  64
 Other Provisions........................................................  65
 BTNY Rights.............................................................  65
COMPARISON OF RIGHTS OF HOLDERS OF ALEX. BROWN COMMON STOCK AND BTNY
 COMMON STOCK............................................................  66
 Business Combinations...................................................  66
 Appraisal Rights........................................................  66
 State Takeover Legislation..............................................  67
 Stockholder Rights Plans................................................  68
 Amendments to Certificates of Incorporation.............................  69
 Amendments to By-laws...................................................  70
 Dividend Sources........................................................  70
 Stockholder Action......................................................  70
 Special Stockholder Meetings............................................  71
 Cumulative Voting.......................................................  71
 Number and Election of Directors........................................  71
 Removal of Directors....................................................  71
 Vacancies...............................................................  72
 Indemnification of Directors............................................  72
 Limitation of Personal Liability of Directors...........................  74
LEGAL MATTERS............................................................  74
EXPERTS..................................................................  74
STOCKHOLDER PROPOSALS....................................................  75

                                                                            PAGE
                                                                            ----
OTHER MATTERS..............................................................  75
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS..........................  76
APPENDIX A -- Merger Agreement
APPENDIX B -- Opinion of BT Wolfensohn
APPENDIX C -- Opinion of Alex. Brown & Sons Incorporated

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED IN THIS JOINT PROXY STATEMENT-PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY BTNY OR ALEX. BROWN. THIS JOINT PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO EXCHANGE OR SELL, OR A SOLICITATION OF AN OFFER TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT-PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT-PROSPECTUS SPEAKS AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFICALLY INDICATED. INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT-PROSPECTUS REGARDING BTNY, AND PRO FORMA INFORMATION, HAS BEEN FURNISHED BY BTNY, AND INFORMATION IN THIS JOINT PROXY STATEMENT-PROSPECTUS REGARDING ALEX. BROWN HAS BEEN FURNISHED BY ALEX. BROWN.

                             AVAILABLE INFORMATION

  BTNY has filed with the Commission a Registration Statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), relating to the securities to be issued in connection with the Merger. For further information pertaining to the securities of BTNY to which this Joint Proxy Statement-Prospectus relates, reference is made to the Registration Statement, including the exhibits and schedules filed as a part thereof. As permitted by the rules and regulations of the Commission, certain information included in the Registration Statement is omitted from this Joint Proxy Statement-Prospectus. In addition, BTNY and Alex. Brown are subject to certain of the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file certain reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference room of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and copies of such materials can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers who file electronically with the Commission. The address of that site is http://www.sec.gov. In addition, copies of such materials are available for inspection and reproduction at the public reference facilities of the Commission at its New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and at its Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Reports, proxy statements and other information concerning BTNY and Alex. Brown also may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents previously filed by BTNY with the Commission are hereby incorporated by reference in this Joint Proxy Statement-Prospectus: (i) the BTNY Annual Report on Form 10-K for the year ended December 31, 1996, filed March 6, 1997; (ii) the BTNY Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed May 15, 1997; (iii) the description of the BTNY Common Stock and the BTNY Rights contained in the BTNY Registration Statements on Form 8-A, filed January 21, 1974 and February 23, 1988, respectively, including any amendment or report filed for the purpose of updating such description; and (iv) the BTNY Current Reports on Form 8-K filed January 23, March 14, April 7, April 17, May 1, and June 13, 1997 and on Form 8-K/A filed June 18, 1997.

  The following documents previously filed by Alex. Brown with the Commission are hereby incorporated by reference in this Joint Proxy Statement-Prospectus:
(i) the Alex. Brown Annual Report on Form 10-K for the year ended December 31, 1996, filed on March 26, 1997; (ii) the Alex. Brown Quarterly Report on Form 10-Q
for the quarter ended March 31, 1997, filed May 9, 1997; (iii) the description of the Alex. Brown Common Stock contained in the Alex. Brown Registration Statement on Form 8-A, filed February 27, 1986 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and (iv) the Alex. Brown Current Report on Forms 8-K filed April 7, 1997.

  In addition, all documents filed by BTNY and Alex. Brown with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the time at which the BTNY Special Meeting and the Alex. Brown Special Meeting (together, the "Stockholders Meetings") have been finally adjourned are hereby deemed to be incorporated by reference herein. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement-Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement-Prospectus.

  THIS JOINT PROXY STATEMENT-PROSPECTUS INCORPORATES CERTAIN DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE DOCUMENTS RELATING TO BTNY (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH EXHIBITS ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST TO BANKERS TRUST NEW YORK CORPORATION, 130 LIBERTY STREET, NEW YORK, NY 10006, ATTENTION: OFFICE OF THE SECRETARY, TELEPHONE NUMBER (212) 250-2500. THE DOCUMENTS RELATING TO ALEX. BROWN (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH EXHIBITS ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST TO ALEX. BROWN INCORPORATED, ONE SOUTH STREET, BALTIMORE, MARYLAND 21202, ATTENTION: INVESTOR RELATIONS, TELEPHONE NUMBER (410) 727-1700. BTNY OR ALEX. BROWN, AS THE CASE MAY BE, WILL SEND THE REQUESTED DOCUMENTS BY FIRST-CLASS MAIL WITHIN ONE BUSINESS DAY OF THE RECEIPT OF THE REQUEST. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY AUGUST 5, 1997.

  THIS JOINT PROXY STATEMENT-PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF BTNY FOLLOWING THE CONSUMMATION OF THE MERGER, INCLUDING STATEMENTS RELATING TO THE COST SAVINGS, REVENUE ENHANCEMENTS AND FUNDING ADVANTAGES THAT ARE EXPECTED TO BE REALIZED FROM THE MERGER AND THE EXPECTED IMPACT OF THE MERGER ON BTNY'S FINANCIAL PERFORMANCE (SEE "THE MERGER--REASONS FOR THE MERGER--RECOMMENDATION OF THE BTNY BOARD AND REASONS FOR THE MERGER," "--RECOMMENDATION OF THE ALEX. BROWN BOARD AND REASONS FOR THE MERGER" AND "-- MANAGEMENT AND OPERATIONS AFTER THE MERGER"). THESE FORWARD-LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES: (i) EXPECTED COST SAVINGS FROM THE MERGER CANNOT BE FULLY REALIZED; (ii) COMPETITIVE PRESSURE IN THE BANKING, BROKER-DEALER OR FINANCIAL SERVICES INDUSTRIES INCREASES SIGNIFICANTLY; (iii) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF BTNY AND ALEX. BROWN ARE GREATER THAN EXPECTED; (iv) CHANGES IN THE INTEREST RATE ENVIRONMENT REDUCE MARGINS; (v) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY, REGIONALLY OR OVERSEAS, ARE LESS FAVORABLE THAN EXPECTED, RESULTING IN, AMONG OTHER THINGS, A DETERIORATION IN CREDIT QUALITY; (vi) CHANGES OCCUR IN THE REGULATORY ENVIRONMENT; (vii) CHANGES OCCUR IN BUSINESS CONDITIONS AND INFLATION; AND
(viii) CHANGES OCCUR IN THE SECURITIES MARKETS.

                                    SUMMARY

  THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN INFORMATION SET FORTH ELSEWHERE IN THIS JOINT PROXY STATEMENT-PROSPECTUS AND IS NOT INTENDED TO BE COMPLETE. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT-PROSPECTUS, THE ACCOMPANYING APPENDICES AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE.

GENERAL

  This Joint Proxy Statement-Prospectus, notice of the BTNY Special Meeting to be held on August 13, 1997 and notice of the Alex. Brown Special Meeting to be held on August 13, 1997, and forms of proxy solicited in connection therewith are first being mailed to holders of BTNY Common Stock ("BTNY Stockholders") and to holders of Alex. Brown Common Stock ("Alex. Brown Stockholders") on or about July 14, 1997.

  At the BTNY Special Meeting, BTNY Stockholders will consider and vote on whether to approve (i) the issuance of up to 25,957,061 shares of BTNY Common Stock and BTNY Rights in the Merger and (ii) such other matters as may properly be submitted to a vote at the BTNY Special Meeting.

  At the Alex. Brown Special Meeting, Alex. Brown Stockholders will consider and vote on whether to approve and adopt (i) the Merger Agreement and the transactions contemplated thereby and (ii) such other matters as may properly be submitted to a vote at the Alex. Brown Special Meeting.

  A copy of the Merger Agreement is attached as Appendix A to this Joint Proxy Statement-Prospectus.

THE COMPANIES

  Bankers Trust New York Corporation. BTNY is a registered bank holding company which was incorporated in 1965. BTNY delivers a wide range of financial products and services worldwide principally through eight broad organizational units. Five units are organized around specific products and services:
Investment Banking, Risk Management Services, Trading & Sales, Investment Management, and Client Processing Services. Three additional units are organized to deliver these same types of financial products and services with the unique local expertise necessary to operate successfully in Australia/New Zealand, Asia and Latin America.

  BTNY's principal banking subsidiary is Bankers Trust Company, which, along with its subsidiaries ("BTCo"), accounted for 71% of BTNY's consolidated assets at December 31, 1996. BTCo, founded in 1903, is among the largest commercial banks in New York City and the United States, based on total assets. BTCo originates loans and other forms of credit, accepts deposits, arranges financings and provides numerous other commercial banking and financial services. BTCo provides a broad range of financial advisory services to its clients. It also engages in the trading of currencies, securities, derivatives and commodities.

  BT Securities Corporation ("BT Securities"), a wholly-owned subsidiary of BTNY, accounted for 19% of BTNY's consolidated assets at December 31, 1996. BT Securities is a primary dealer in U.S. Government securities. It also structures, underwrites and deals in money market instruments, commercial paper, and municipal, asset-backed and corporate debt and equity securities. BT Securities also provides advisory and private placement services and structures a broad range of derivative transactions for clients. In addition, BT Securities acts as agent for BTCo in the origination and sale of loans.

  The principal executive office of BTNY is located at 130 Liberty Street, New York, New York 10006 and its telephone number is (212) 250-2500. All references herein to BTNY refer to Bankers Trust New York Corporation and its subsidiaries, unless the context otherwise requires. For additional information regarding BTNY and the combined company that would result from the Merger, see "The Merger."

  BTNY Sub, a Delaware corporation, was organized in 1997 as a wholly-owned subsidiary of BTNY. BTNY Sub will be the surviving corporation in the Merger. The principal office of BTNY Sub is located at 130 Liberty Street, New York, New York 10006 and its telephone number is (212) 250-2500.

  Alex. Brown Incorporated. Alex. Brown, which was incorporated in 1986, is a holding company that is the successor to the investment banking and securities brokerage business founded in 1800 by Alexander Brown. The firm began operating in partnership form in approximately 1805 and continued in that form until 1984 when the firm's investment banking and securities brokerage business was transferred to Alex. Brown & Sons Incorporated ("AB & Sons"), Alex. Brown's principal operating subsidiary.

  Through AB & Sons, Alex. Brown provides investment services to individual and institutional investors, and investment banking services to corporate clients. To support the investment services provided to individual and institutional investors, Alex. Brown effects transactions in equity and debt securities as both agent and principal. In addition, Alex. Brown supplies investment advice to individual and institutional investors regarding corporate securities in selected industry sectors. Alex. Brown provides investment banking services to corporate clients primarily in the industry sectors selected for research coverage.

  Alex. Brown's operations are conducted from 22 offices in 13 states and the District of Columbia and from representative offices in London, England; Geneva, Switzerland; and Tokyo, Japan. Alex. Brown's principal office is in Baltimore, with other offices in major cities including New York, San Francisco, Los Angeles, Boston, Chicago, Dallas, Atlanta, Philadelphia and Washington, D.C.

  AB & Sons is a member of the NYSE, the American Stock Exchange, Inc., the Chicago Board Options Exchange, Inc., other regional securities exchanges and the National Association of Securities Dealers, Inc. (the "NASD"). AB & Sons is also a member of the Securities Investor Protection Corporation ("SIPC"), and with respect to its representative offices in London, is regulated by the Securities and Futures Authority Limited (the "SFA").

  The address of the principal executive office of Alex. Brown is One South Street, Baltimore, Maryland 21202, and its telephone number is (410) 727-1700. For additional information regarding Alex. Brown, see "The Merger."

BTNY SPECIAL MEETING AND VOTE REQUIRED

  The BTNY Special Meeting will be held on August 13, 1997 at 3:00 p.m., local time, at One Bankers Trust Plaza (130 Liberty Street), New York, New York. At that time, of BTNY Stockholders will be asked to consider and vote upon a proposal to approve the Share Issuance and upon such other matters as may properly be submitted to a vote at the BTNY Special Meeting. The record holders of BTNY Common Stock at the close of business on July 2, 1997 (the "BTNY Record Date") are entitled to notice of and to vote at the BTNY Special Meeting. On the BTNY Record Date, there were approximately 21,000 holders of record of BTNY Common Stock and 77,649,619 shares of BTNY Common Stock outstanding.

  The presence, in person or by proxy, of a majority of the aggregate number of shares of BTNY Common Stock outstanding and entitled to vote on the BTNY Record Date is necessary to constitute a quorum at the BTNY Special Meeting. Each share of BTNY Common Stock entitles its holder to one vote. The Share Issuance requires the affirmative vote of a majority of the votes cast on such matter, provided that the total votes cast represent more than 50% of the outstanding shares of BTNY Common Stock. As of the BTNY Record Date, directors and executive officers of BTNY beneficially owned 1,899,113 shares of BTNY Common Stock, which number includes 1,371,864 options exercisable within 60 days and 6,685 shares held in BTNY's Qualified Employee Benefit Plan, or 2.4%, of the shares entitled to vote at the BTNY Special Meeting. It is currently expected that each such director and executive officer of BTNY will vote the shares of BTNY Common Stock beneficially owned by him or her for approval of the Share Issuance. In addition, as of the BTNY Record Date, the directors and executive officers of Alex. Brown beneficially owned significantly less than 1% of the shares entitled to be voted at the BTNY Special Meeting. See "BTNY Special Meeting."

ALEX. BROWN SPECIAL MEETING AND VOTE REQUIRED

  The Alex. Brown Special Meeting will be held on August 13, 1997 at 4:30 p.m., local time, at One South Street, Baltimore, Maryland 21202, at which time the Alex. Brown Stockholders will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby and upon such other matters as may properly be submitted to a vote at the Alex. Brown Special Meeting. The record holders of Alex. Brown Common Stock at the close of business on July 2, 1997 (the "Alex. Brown Record Date") are entitled to notice of and to vote at the Alex. Brown Special Meeting. Each share of Alex. Brown Common Stock is entitled to one vote on all matters submitted to the Alex. Brown Stockholders for a vote. On the Alex. Brown Record Date, there were approximately 454 holders of record of Alex. Brown Common Stock and 25,441,287 shares of Alex. Brown Common Stock outstanding.

  The presence, in person or by proxy, of shares of Alex. Brown Common Stock representing a majority of the aggregate number of such shares of Alex. Brown Common Stock outstanding and entitled to vote on the Alex. Brown Record Date is necessary to constitute a quorum at the Alex. Brown Special Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Alex. Brown Common Stock is required to approve and adopt the Merger Agreement and the transactions contemplated thereby. As of the Alex. Brown Record Date, directors and executive officers of Alex. Brown beneficially owned approximately 3,826,636 shares of Alex. Brown Common Stock, entitling them to exercise 15.0% of the voting power of the Alex. Brown Common Stock entitled to vote at the Alex. Brown Special Meeting. All Alex. Brown Common Stock ownership by directors and executive officers includes employee stock options and convertible debentures which vest upon stockholder approval at the Special Meeting of Stockholders. See "The Merger." It is currently expected that each such director and executive officer of Alex. Brown will vote the shares of Alex. Brown Common Stock beneficially owned by him or her for approval of the Merger Agreement and the transactions contemplated thereby. As of the Alex. Brown Record Date, directors and executive officers of BTNY beneficially owned no shares of Alex. Brown Common Stock. See "Alex. Brown Special Meeting."

APPRAISAL RIGHTS

  Under Maryland law, Alex. Brown Stockholders do not have appraisal rights in connection with the Merger Agreement and the consummation of the transactions contemplated thereby. Under New York law, BTNY Stockholders do not have appraisal rights in connection with the Share Issuance. See "Comparison of Rights of Holders of Alex. Brown Common Stock and BTNY Common Stock."

THE MERGER

  In the Merger, subject to the terms of the Merger Agreement, Alex. Brown will merge with and into BTNY Sub, which will be the Surviving Corporation in the Merger, and each outstanding share of Alex. Brown Common Stock will be converted into 0.83 shares of BTNY Common Stock, with cash to be paid in lieu of any resulting fractional shares of BTNY Common Stock. Each share of BTNY capital stock outstanding prior to the Merger will continue to be outstanding after the effective time of the Merger (the "Effective Time").

  Each stock option to acquire Alex. Brown Common Stock granted under Alex. Brown's stock option plans (collectively, the "Alex. Brown Stock Plans") which is outstanding and unexercised immediately prior to the

Effective Time will be converted automatically at the Effective Time into an option to purchase BTNY Common Stock and will continue to be governed by the terms of the Alex. Brown Stock Plans which will be assumed by BTNY. Pursuant to the terms of the Alex Brown Stock Plans, all outstanding Alex. Brown stock options will vest and become exercisable as of the date that the Merger is approved at the Alex. Brown Special Meeting. The number of shares of BTNY Common Stock subject to such options and the exercise price of such options will be adjusted as provided in the Merger Agreement to give effect to the Exchange Ratio.

  Alex. Brown's 5 3/4% convertible subordinated debentures due 2001 (the "Public Debentures") outstanding at the Effective Time will remain outstanding thereafter as an obligation of BTNY and the Surviving Corporation as co-obligors. From and after the Effective Time, the holders of the Public Debentures will have the right to convert such Public Debentures into the number of shares of BTNY Common Stock receivable in the Merger by a holder of the number of shares of Alex. Brown Common Stock into which such Public Debentures could have been converted immediately prior to the Merger.

  The convertible debentures (the "Executive Debentures") issued to certain key employees of Alex. Brown and its affiliates pursuant to the Alex. Brown 1991 Equity Incentive Plan and outstanding at the Effective Time will remain outstanding thereafter as an obligation of BTNY and the Surviving Corporation as co-obligors. From and after the Effective Time, the holders of the Executive Debentures will have the right to convert such Executive Debentures into the number of shares of BTNY Common Stock receivable in the Merger by a holder of the number of shares of Alex. Brown Common Stock into which such Executive Debentures could have been converted immediately prior to the Merger (and the Executive Debentures will otherwise remain subject to the terms of the Alex. Brown Stock Plans under which they were issued and the agreements evidencing such instruments).

  See "The Merger--Structure of the Merger," "--Conversion of Alex. Brown Common Stock; Treatment of Alex. Brown Stock Options and Debentures," and "-- Exchange of Certificates; Fractional Shares."

RECOMMENDATIONS OF BOARDS OF DIRECTORS

  THE BTNY BOARD AND THE ALEX. BROWN BOARD HAVE UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND, IN THE CASE OF THE BTNY BOARD, THE SHARE ISSUANCE. THE BTNY BOARD AND THE ALEX. BROWN BOARD BELIEVE THAT THE MERGER IS IN THE BEST INTERESTS OF BTNY AND ALEX. BROWN, RESPECTIVELY, AND THEIR RESPECTIVE STOCKHOLDERS AND RECOMMEND THAT SUCH STOCKHOLDERS VOTE "FOR" THE MATTERS TO BE VOTED UPON BY SUCH STOCKHOLDERS IN CONNECTION WITH THE MERGER. FOR A DISCUSSION OF THE FACTORS CONSIDERED BY THE BTNY BOARD AND THE ALEX. BROWN BOARD IN REACHING THEIR RESPECTIVE CONCLUSIONS, SEE "THE MERGER--BACKGROUND OF THE MERGER," "--REASONS FOR THE MERGER-- RECOMMENDATION OF THE BTNY BOARD AND REASONS FOR THE MERGER" AND "REASONS FOR THE MERGER--RECOMMENDATION OF THE ALEX. BROWN BOARD AND REASONS FOR THE MERGER."

OPINION OF BTNY'S FINANCIAL ADVISOR

  BT Wolfensohn, a division of BT Securities ("BT Wolfensohn"), which has served as financial advisor to BTNY in connection with the Merger, rendered its oral opinion to the BTNY Board at its meeting on April 5, 1997 to the effect that, as of such date, the Exchange Ratio was fair, from a financial point of view, to BTNY. BT Wolfensohn subsequently confirmed its oral opinion by delivery of its written opinion dated as of April 6, 1997. The full text of the written opinion delivered by BT Wolfensohn which sets forth the assumptions made, matters considered and limits of the review undertaken by BT Wolfensohn in rendering its opinion, is attached as Appendix B to this Joint Proxy Statement-Prospectus and is incorporated herein by reference. Holders of BTNY Common Stock should read such opinion in its entirety. See "The Merger-- Fairness Opinions of Financial Advisors--Opinion of BT Wolfensohn, Financial Advisor to BTNY."

OPINION OF ALEX. BROWN'S FINANCIAL ADVISOR

  AB & Sons, which has served as financial advisor to Alex. Brown in connection with the Merger, has rendered its opinion to the Alex. Brown Board that the Exchange Ratio was fair, from a financial point of view, to the Alex. Brown Stockholders. The oral opinion of AB & Sons (which was subsequently confirmed in writing) was delivered to the Alex. Brown Board at its meeting on April 5, 1997. A copy of the opinion delivered by AB & Sons is attached as Appendix C to this Joint Proxy Statement-Prospectus and is incorporated herein by reference. Alex. Brown Stockholders should read such opinion in its entirety with respect to assumptions made, matters considered and limitations of the review undertaken by AB & Sons in rendering such opinion. See "The Merger--Fairness Opinions of Financial Advisors--Opinion of AB & Sons, Financial Advisor to Alex. Brown."

EFFECTIVE TIME OF THE MERGER

  The Merger will become effective on the date (the "Effective Date") and time as set forth in the certificate of merger which will be filed with the Secretary of State of Delaware and in the Articles of Merger which will be filed with the Department of Assessments and Taxation of the State of Maryland. See "The Merger--Effective Time."

CONDITIONS TO THE CONSUMMATION OF THE MERGER

  Consummation of the Merger is subject to certain conditions, including the approval of the Share Issuance by a majority of the votes cast on such matter (provided that the total votes cast represent more than 50% of the outstanding shares of BTNY Common Stock) and the approval and adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the shares of Alex. Brown Common Stock outstanding and entitled to vote thereon; the effectiveness of the Registration Statement of which this Joint Proxy Statement-Prospectus forms a part; the receipt of Requisite Regulatory Approvals (as defined herein); receipt by BTNY and Alex. Brown of opinions of counsel as to the tax-free nature of the Merger for federal income tax purposes (except for cash in lieu of fractional shares); receipt by BTNY and Alex. Brown of a letter from KPMG Peat Marwick LLP, independent accountants, confirming their concurrence with BTNY's and Alex. Brown's intent to account for the Merger as a "pooling of interests"; the listing, subject to notice of issuance, on the NYSE of the BTNY Common Stock to be issued in the Merger; the Employment Agreements (as defined herein) are in effect and the Retention Program (as defined in the Merger Agreement) is to be in place; and certain other customary closing conditions. See "The Merger--Conditions to the Consummation of the Merger." As of the date of this Joint Proxy Statement-Prospectus, the requisite notice has been filed with the Federal Reserve Board, the Employment Agreements are in effect and the Retention Program is in place.

  Under the terms of the Merger Agreement, the conditions to the Merger, including receipt of the tax opinions, may be waived by any party to the Merger Agreement, except that, after Alex. Brown Stockholder approval, no waiver may reduce the amount or change the form of consideration to be delivered to the Alex. Brown Stockholders under the Merger Agreement without the further approval of the Alex. Brown Stockholders. As of the date of this Joint Proxy Statement-Prospectus, neither BTNY nor Alex. Brown intends to waive the condition as to the receipt of opinions of counsel. In the event of a failure to obtain tax opinions, and a party's determination to waive such condition to the consummation of the Merger, both BTNY and Alex. Brown will resolicit the votes of its respective stockholders to approve the Share Issuance and the Merger, respectively.

TERMINATION OF THE MERGER AGREEMENT

  The Merger Agreement may be terminated at any time prior to the Effective Time (i) by the mutual consent of BTNY and Alex. Brown by a majority vote of the members of each company's entire Board of Directors; (ii) by either BTNY or Alex. Brown if any governmental entity which must grant a regulatory approval has denied approval of the Merger and such denial has become final and non-appealable or any governmental entity of competent jurisdiction has issued a final, non-appealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by the Merger Agreement; (iii) except if the party seeking termination is in breach of the Merger Agreement, by either BTNY or Alex. Brown, (a) if the Effective Time has not occurred by March 31, 1998 or (b) if there is a material breach by the other party of any representation, warranty, covenant or agreement contained in the Merger Agreement which is not timely cured; (iv) by either BTNY or Alex. Brown if the requisite stockholder approvals of either party have not been obtained; or (v) if the Employment Agreements are not in effect or if the Retention Program is not in place immediately prior to the Effective Time. The Employment Agreements are in effect as of the date of this Joint Proxy Statement-Prospectus and the parties fully expect that the Retention Program will be in place immediately prior to the Effective Time.

  In addition, if the Merger Agreement is terminated as a result of certain events specified therein, the terminating party may be required to pay specified termination fees to the non-terminating party. See "The Merger-- Termination of the Merger Agreement" and "--BTNY and Alex. Brown Stock Option Agreements."

WAIVER AND AMENDMENT; EXPENSES

  Prior to the Effective Time, BTNY, BTNY Sub and Alex. Brown, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts required of the other party contained in the Merger Agreement; (ii) waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; or (iii) waive compliance by the other party of any of its agreements or conditions contained in the Merger Agreement, except that, after Alex. Brown Stockholder approval, no extension or waiver may reduce the amount or change the form of consideration to be delivered to Alex. Brown Stockholders under the Merger Agreement without further approval of Alex. Brown Stockholders.

  Subject to compliance with applicable law, the Merger Agreement may be amended by BTNY, BTNY Sub and Alex. Brown by action taken or authorized by their respective Boards of Directors at any time, except that, after Alex. Brown Stockholder approval, no amendment may change the amount or form of the consideration to be delivered pursuant to the Merger to Alex. Brown Stockholders other than as contemplated by the Merger Agreement. See "The Merger--Waiver and Amendment of the Merger Agreement."

  Each party to the Merger Agreement will bear all expenses incurred by it in connection with the Merger Agreement and the transactions contemplated thereby, except that printing and mailing expenses and Commission filing and other fees will be shared equally between Alex. Brown and BTNY. See "The Merger-- Expenses."

BTNY AND ALEX. BROWN STOCK OPTION AGREEMENTS

  As an inducement to BTNY to enter into the Merger Agreement, Alex. Brown and BTNY entered into the Alex. Brown Stock Option Agreement, dated April 6, 1997 (the "Alex. Brown Stock Option Agreement"), pursuant to which Alex. Brown granted BTNY an option to purchase from Alex. Brown 4,959,101 shares of Alex. Brown Common Stock (subject to adjustment, but in no event to exceed 19.9% of the then outstanding Alex. Brown Common Stock), at a price of $68.27 per share (the "Alex. Brown Option"), which represents the trading price of Alex. Brown Common Stock on the last trading day preceding public announcement of the Merger. BTNY may exercise the Alex. Brown Option only upon the occurrence of certain events (none of which has occurred as of the date hereof). At the request of the holder of the Alex. Brown Option, under certain circumstances, Alex. Brown will repurchase, for a formula price, the Alex. Brown Option and any shares of Alex. Brown Common Stock purchased upon the exercise of the Alex. Brown Option and beneficially owned by such holder at that time.

  As an inducement to Alex. Brown to enter into the Merger Agreement, BTNY and Alex. Brown entered into the BTNY Stock Option Agreement, dated April 6, 1997 (the "BTNY Stock Option Agreement" and, together with the Alex. Brown Stock Option Agreement, the "Option Agreements"), pursuant to which BTNY granted Alex. Brown an option to purchase from BTNY 7,811,208 shares of BTNY Common Stock (subject to adjustment, but in no event to exceed 10.0% of the then outstanding BTNY Common Stock), at a price of $82.25 per share (the "BTNY Option"), which represents the trading price of BTNY Common Stock on the last trading day preceding public announcement of the Merger. Alex. Brown may exercise the BTNY Option only upon the occurrence of certain events (none of which has occurred as of the date hereof). At the request of the holder of the BTNY Option, under certain circumstances, BTNY will repurchase, for a formula price, the BTNY Option and any shares of BTNY Common Stock purchased upon the exercise of the BTNY Option and beneficially owned by such holder at that time.

  The Option Agreements are intended to increase the likelihood that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement. Consequently, certain aspects of the Option Agreements may have the effect of discouraging persons who might now or at any time prior to the Effective Time be interested in acquiring all of or a significant interest in Alex. Brown or BTNY from considering or proposing such an acquisition, even if, in the case of Alex. Brown, such persons were prepared to offer to pay to Alex. Brown Stockholders consideration which had a higher current market price than the shares of BTNY Common Stock to be received for each share of Alex. Brown Common Stock pursuant to the Merger Agreement. See "The Merger--BTNY and Alex. Brown Stock Option Agreements."

SUPPORT AGREEMENTS

  Concurrently with the execution of the Merger Agreement, certain Alex. Brown Stockholders (the "Supporting Stockholders"), who are members of its operating committee and who, as of the Record Date, beneficially owned in the aggregate approximately 6.6% of the outstanding shares of Alex. Brown Common Stock, executed separate support agreements with BTNY pursuant to which each Supporting Stockholder agreed, among other things, that all of the shares of Alex. Brown Common Stock beneficially owned by such Supporting Stockholder will be voted by the Supporting Stockholder in favor of the Merger Agreement ("Support Agreement"). Each Support Agreement terminates upon termination of the Merger Agreement in accordance with its terms. See "The Merger--Support Agreements."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Certain members of Alex. Brown's management and the Alex. Brown Board may be deemed to have certain interests in the Merger that are in addition to their interests as Alex. Brown Stockholders generally. Following the Merger, A.B. Krongard, currently Chairman of the Board and Chief Executive Officer of Alex. Brown, will become a director and a vice chairman of BTNY. In addition, up to two other current, non-management directors of Alex. Brown will be appointed to the BTNY Board. Mayo A. Shattuck III, currently the President and Chief Operating Officer of Alex. Brown, will become an executive officer of BTNY. BTNY also has agreed to indemnify and to maintain directors and officers insurance covering the Alex. Brown directors and officers following the Merger. Certain restrictions on benefits payable to the directors and executive officers of Alex. Brown will lapse and such benefits will vest, in connection with the Merger. If each of the executive officers were to be terminated as of August 1, 1997 under circumstances giving rise to an entitlement to severance benefits under their employment agreements, the aggregate value of the lump sum cash severance benefits, plus the value of any accelerated vesting or lapse of restrictions on such executive's equity awards, that would become payable would be approximately $37.2 million. See "The Merger--Interests of Certain Persons in the Merger" and "--Management and Operations after the Merger." The Alex. Brown Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  Each party's obligation to effect the Merger is conditioned on delivery of an opinion to BTNY from Wachtell, Lipton, Rosen & Katz, special counsel to BTNY, and to Alex. Brown from Shearman & Sterling, special counsel to Alex. Brown, based upon certain facts, representations and assumptions set forth therein which are consistent with the state of facts existing at the Effective Time, substantially to the effect that for federal income tax purposes: (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and BTNY, BTNY Sub and Alex. Brown will each be a party to the reorganization; (ii) no gain or loss will be recognized by BTNY or by Alex. Brown as a result of the Merger (except with respect to items as to which Alex. Brown is required to recognize gain or loss at the close of each taxable year under a mark-to-market method);
(iii) no gain or loss will be recognized by the Alex. Brown Stockholders who exchange their Alex. Brown Common Stock solely for BTNY Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in BTNY Common Stock); (iv) no gain or loss will be recognized by the holders of the Public Debentures or the Executive Debentures solely as a result of the assumption by BTNY at the Effective Time of the Public Debentures and the Executive Debentures as a co-obligor with BTNY Sub or the change of conversion rights at the Effective Time as contemplated by the Merger Agreement; (v) the aggregate tax basis of the BTNY Common Stock received by Alex. Brown Stockholders who exchange Alex. Brown Common Stock solely for BTNY Common Stock in the Merger will be the same as the aggregate tax basis of the Alex. Brown Common Stock surrendered in exchange therefor; and (vi) the holding period of the BTNY Common Stock received by Alex. Brown Stockholders in the Merger will include the period during which the shares of Alex. Brown Common Stock surrendered in exchange therefor were held, provided such Alex. Brown Common Stock was held as a capital asset by the holder of such Alex. Brown Common Stock at the Effective Time. In addition, Wachtell, Lipton, Rosen & Katz and Shearman & Sterling have delivered opinions to BTNY and Alex. Brown, respectively, dated the date of this Joint Proxy Statement-Prospectus to the effect that, except as otherwise indicated, the discussion set forth under the caption "The Merger--Certain Federal Income Tax Consequences" represents such firms' opinions as to the material federal income tax consequences of the Merger under currently applicable law.

  The federal income tax consequences of the Merger may vary based upon the particular circumstances of a holder of Alex. Brown Common Stock. Accordingly, each stockholder should consult such stockholder's own tax advisors as to the federal income tax consequences of the Merger under such stockholder's particular circumstances. Moreover, no information has been provided herein as to foreign, state or local law, and each holder of Alex. Brown Common Stock is therefore urged to consult such holder's own tax advisors as to the tax consequences of the Merger under such laws. See "The Merger--Certain Federal Income Tax Consequences."

ACCOUNTING TREATMENT

  It is intended that the Merger will be accounted for as a "pooling of interests" under generally accepted accounting principles ("GAAP"). It is a condition to consummation of the merger that BTNY and Alex. Brown receive a letter from KPMG Peat Marwick LLP, independent accountants, confirming their concurrence with BTNY's and Alex. Brown's intent to account for the Merger as a "pooling of interests." See "The Merger--Accounting Treatment."

REGULATORY APPROVALS

  The Merger is subject to the approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). In addition, the Merger may be subject to the approval of or notice to the regulatory authorities in states or other jurisdictions (collectively, the "State Authorities"). The Merger may not be consummated until expiration of applicable waiting periods.

  BTNY and Alex. Brown have filed or will promptly be filing all required applications for regulatory review and approval or notice with the Federal Reserve Board and the State Authorities in connection with the Merger. There can be no assurance that such approvals will be obtained or as to the date of any such approvals. See "The Merger--Conditions to the Consummation of the Merger" and "--Regulatory Approvals Required for the Merger."

MATERIAL DIFFERENCES IN THE RIGHTS OF STOCKHOLDERS

  The rights of Alex. Brown Stockholders are currently governed by the Maryland General Corporation Law (the "MGCL"), the Alex. Brown Amended Articles of Incorporation (the "Alex. Brown Articles of Incorporation") and the Alex. Brown Amended By-laws (the "Alex. Brown By-laws"). Upon consummation of the Merger, the Alex. Brown Stockholders who receive BTNY Common Stock in the Merger will become BTNY Stockholders, and their rights will be governed by the New York Business Corporation Law (the "NYBCL"), the BTNY Restated Certificate of Incorporation (the "BTNY Certificate of Incorporation") and the BTNY By-laws (the "BTNY By-laws"). There are certain material differences between the rights of holders of Alex. Brown Common Stock and BTNY Common Stock which arise from differences between the governing instruments of BTNY and Alex. Brown and differences in the MGCL and the NYBCL. For example, there are differences with respect to such matters as the number of directors, amendments to the certificate of incorporation and by-laws, and indemnification of directors. In addition, the business combination provisions of the MGCL and the NYBCL differ. See "Comparison of Rights of Holders of Alex. Brown Common Stock and BTNY Common Stock," for a summary of these and other material differences.

SHARE INFORMATION AND MARKET PRICES

  BTNY Common Stock is listed on the NYSE under the symbol "BT." As of the BTNY Record Date, there were 77,649,619 shares of BTNY Common Stock outstanding held by approximately 21,000 holders of record. The Alex. Brown Common Stock is listed on the NYSE under the symbol "AB." As of the Alex. Brown Record Date, there were 25,441,287 Shares of Alex. Brown Common Stock outstanding held by approximately 454 holders of record.

  The following table sets forth the last sale price reported on the NYSE Composite Transactions List for shares of BTNY Common Stock and Alex. Brown Common Stock on April 4, 1997, the last trading day preceding public announcement of the proposed Merger, and on July 8, 1997. The "Alex. Brown Common Stock Equivalent" represents the last sale price of a share of BTNY Common Stock on such date multiplied by the Exchange Ratio of 0.83.

                                                                     ALEX. BROWN
                                                  BTNY   ALEX. BROWN   COMMON
                                                 COMMON    COMMON       STOCK
                                                  STOCK     STOCK    EQUIVALENT
                                                 ------- ----------- -----------
April 4, 1997................................... $ 82.25  $ 53.125     $ 68.27
July 8, 1997.................................... $ 92.00  $ 75.375     $ 76.36

  For additional information regarding the market prices of the BTNY Common Stock and Alex. Brown Common Stock during the previous two years, see "Price Range of Common Stock and Dividends--Market Prices."

                      COMPARATIVE UNAUDITED PER SHARE DATA

  The following table sets forth (i) selected comparative per share data for each of BTNY and Alex. Brown on an historical basis and (ii) selected unaudited pro forma comparative per share data reflecting the consummation of the Merger. The unaudited pro forma comparative per share data assumes the Merger had been consummated at the beginning of the periods presented. The unaudited pro forma data has been prepared giving effect to the Merger as a "pooling of interests" under GAAP. See "The Merger--Accounting Treatment." The Alex. Brown pro forma equivalent amounts are presented with respect to each set of pro forma information, and have been calculated by multiplying the corresponding pro forma combined amounts per share of BTNY Common Stock by the Exchange Ratio.

  The unaudited pro forma comparative per share data does not reflect any direct costs, potential expense reductions or revenue enhancements which are expected to result from the consolidation of operations of BTNY and Alex. Brown, and, therefore, does not purport to be indicative of the results of future operations.

  The comparative per share data presented herein is based on and derived from, and should be read in conjunction with, the historical consolidated financial statements and the related notes thereto of BTNY and the historical consolidated financial statements and the related notes thereto of Alex. Brown, both of which are incorporated by reference herein. See "Available Information," "Incorporation of Certain Documents by Reference" and "Unaudited Pro Forma Combined Financial Statements." Results of BTNY and of Alex. Brown for less than a full financial year are not necessarily indicative of results expected for the entire year, nor are pro forma amounts necessarily indicative of results of operations or the combined financial position that would have resulted had the Merger been consummated at the beginning of the periods indicated. All adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of results of interim periods, have been included.

                                                                THREE MONTHS
                                       YEAR ENDED DECEMBER 31, ENDED MARCH 31,
                                       ----------------------- ---------------
                                        1996    1995    1994    1997    1996
                                       ------- ------- ------- ------- -------
BTNY COMMON STOCK
Income from continuing operations per
 common share:
Primary:
  Historical.......................... $  6.78 $  2.03 $  7.17 $  1.89 $  1.52
  Pro forma...........................    6.93    2.59    6.51    1.81    1.62
Fully Diluted:
  Historical..........................    6.74    2.02    7.17    1.89    1.51
  Pro forma...........................    6.71    2.53    6.33    1.76    1.57
Cash dividends declared per common
 share:
  Historical..........................    4.00    4.00    3.70    1.00    1.00
  Pro forma(1)........................    4.00    4.00    3.70    1.00    1.00
Book value per common share as of end
 of period:
  Historical..........................   53.27   50.58   53.67   53.42   51.06
  Pro forma...........................   49.21   45.73   47.74   49.50   46.39

--------
(1) Pro forma combined cash dividends declared per common share reflects BTNY's cash dividends declared in the periods indicated.

                                                                THREE MONTHS
                                     YEAR ENDED DECEMBER 31,  ENDED MARCH 31,
                                    ------------------------- ----------------
                                      1996     1995    1994    1997     1996
                                    -------- -------- ------- ------- --------
ALEX. BROWN COMMON STOCK
Income from continuing operations
 per common share:
Primary:
  Historical.......................  $ 6.28   $ 4.11  $  3.06 $  1.23  $ 1.67
  Equivalent pro forma.............    5.75     2.15     5.40    1.50    1.34
Fully Diluted:
  Historical.......................    5.51     3.60     2.70    1.10    1.48
  Equivalent pro forma.............    5.57     2.10     5.25    1.46    1.30
Cash dividends declared per common
 share:
  Historical.......................     .637     .516     .45     .17     .133
  Equivalent pro forma.............    3.32     3.32     3.07     .83     .83
Book value per common share as of
 end of period:
  Historical.......................   26.79    21.00    17.42   28.19   22.62
  Equivalent pro forma.............   40.84    37.96    39.62   41.09   38.50

                            SELECTED FINANCIAL DATA

  The following tables present (i) summary selected consolidated financial data for each of BTNY and Alex. Brown on an historical basis and (ii) summary unaudited pro forma combined consolidated financial data of BTNY and Alex. Brown reflecting the consummation of the Merger. The unaudited pro forma selected financial data has been prepared giving effect to the Merger using the "pooling of interests" method of accounting. See "The Merger--Accounting Treatment."

  The summary unaudited pro forma selected financial data does not reflect any direct costs, potential expense reductions or revenue enhancements which are expected to result from the consolidation of operations of BTNY and Alex. Brown, and, therefore, does not purport to be indicative of the results of future operations.

            SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF BTNY

  The summary of consolidated financial data for BTNY and its subsidiaries below should be read in conjunction with the financial information included in BTNY's 1996 Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and its Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 1997 and 1996. The consolidated statement of income and balance sheet statistics for the preceding five fiscal years ended December 31, 1996, have been derived from BTNY's audited consolidated financial statements and notes thereto. Interim data for the three months ended March 31, 1997 and 1996 are unaudited, but include, in the opinion of management of BTNY, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the three months ended March 31, 1997 and 1996 are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.

                                                                           AT OR FOR THE
                                                                           THREE MONTHS
                            AT OR FOR THE YEAR ENDED DECEMBER 31,         ENDED MARCH 31,
                          ---------------------------------------------  ------------------
                           1992     1993     1994      1995      1996      1996      1997
                          -------  -------  -------  --------  --------  --------  --------
                                                                            (UNAUDITED)
                                             (DOLLARS IN MILLIONS)
CONDENSED CONSOLIDATED
 STATEMENT OF INCOME:
 Net interest revenue...  $ 1,147  $ 1,314  $ 1,172  $    817  $    966  $    213  $    308
 Noninterest revenue....  $ 2,331  $ 3,364  $ 2,473  $  2,423  $  3,199  $    750  $    868
 Income before
  cumulative effects of
  accounting changes....  $   639  $ 1,070  $   615  $    215  $    612  $    138  $    169
 Cumulative effects of
  accounting changes....  $   446  $   (75) $   --   $    --   $    --   $    --   $    --
                          -------  -------  -------  --------  --------  --------  --------
 Net income.............  $ 1,085  $   995  $   615  $    215  $    612  $    138  $    169
                          -------  -------  -------  --------  --------  --------  --------
PER COMMON SHARE DATA:
Primary earnings per
 share
 Income before
  cumulative effects of
  accounting changes....  $  7.23  $ 12.40  $  7.17  $   2.03  $   6.78  $   1.52  $   1.89
 Cumulative effects of
  accounting changes....  $  5.30  $  (.89) $   --   $    --   $    --   $    --   $    --
                          -------  -------  -------  --------  --------  --------  --------
 Net income.............  $ 12.53  $ 11.51  $  7.17  $   2.03  $   6.78  $   1.52  $   1.89
                          -------  -------  -------  --------  --------  --------  --------
Fully diluted earnings
 per share
 Income before
  cumulative effects of
  accounting changes....  $  7.22  $ 12.29  $  7.17  $   2.02  $   6.74  $   1.51  $   1.89
 Cumulative effects of
  accounting changes....  $  5.29  $  (.88) $   --   $    --   $    --   $    --   $    --
                          -------  -------  -------  --------  --------  --------  --------
 Net income.............  $ 12.51  $ 11.41  $  7.17  $   2.02  $   6.74  $   1.51  $   1.89
                          -------  -------  -------  --------  --------  --------  --------
 Cash dividends declared
  per common share......  $  2.88  $  3.24  $  3.70  $   4.00  $   4.00  $   1.00  $   1.00
 --as a percentage of
  fully diluted earnings
  per share(1)..........       40%      26%      52%      198%       59%       66%       53%
 Book value end of peri-
  od....................  $ 43.23  $ 51.90  $ 53.67  $  50.58  $  53.27  $  51.06  $  53.42
PROFITABILITY RATIOS(2):
 Return on average
  common stockholders'
  equity(1).............     19.5%    26.3%    13.5%      4.0%     12.9%     11.9%     14.3%
 Return on average total
  assets(1).............      .86%    1.25%     .59%      .20%      .51%      .49%      .55%
CONSOLIDATED BALANCES,
 END OF PERIOD:
 Total assets...........  $72,886  $92,082  $97,016  $104,002  $120,235  $108,144  $122,978
 Long-term debt not in-
  cluded in risk-based
  capital...............  $ 2,286  $ 3,219  $ 4,230  $  6,934  $  8,533  $  7,707  $  7,955
 Long-term debt included
  in risk-based capi-
  tal...................  $ 1,706  $ 2,378  $ 2,225  $  2,360  $  2,576  $  2,418  $  3,164
 Mandatorily redeemable
  capital securities of
  subsidiary trusts
  holding solely junior
  subordinated
  deferrable interest
  debentures included in
  risk-based capital....  $   --   $   --   $   --   $    --   $    730  $    --   $  1,469
 Preferred Stock of Sub-
  sidiary...............  $   --   $   250  $   250  $    250  $    250  $    250  $    --
 Preferred Stock
  (BTNY)................  $   500  $   250  $   395  $    865  $    810  $    866  $    704
 Common stockholders'
  equity................  $ 3,621  $ 4,284  $ 4,309  $  4,119  $  4,424  $  4,189  $  4,377
 Total stockholders' eq-
  uity..................  $ 4,121  $ 4,534  $ 4,704  $  4,984  $  5,234  $  5,055  $  5,081

                                                                  AT OR FOR THE
                                                                  THREE MONTHS
                          AT OR FOR THE YEAR ENDED DECEMBER        ENDED MARCH
                                         31,                           31,
                          --------------------------------------  --------------
                           1992    1993    1994    1995    1996    1996    1997
                          ------  ------  ------  ------  ------  ------  ------
                                                                   (UNAUDITED)
                                       (DOLLARS IN MILLIONS)
CONSOLIDATED CAPITAL
 RATIOS, END OF PERIOD:
 Common stockholders'
  equity to total as-
  sets..................     5.0%    4.7%    4.4%    4.0%    3.7%    3.9%    3.6%
 Total stockholders' eq-
  uity to total assets..     5.7%    4.9%    4.8%    4.8%    4.4%    4.7%    4.1%
 Risk-based capital
  ratios
  Tier 1 Capital........     7.7%    8.5%    9.1%    8.5%    8.7%    8.2%    8.2%(3)
 Total Capital..........    13.6%   14.5%   14.8%   13.9%   13.7%   13.4%   14.8%(3)
 Leverage Ratio.........     6.1%    6.3%    5.3%    5.1%    5.5%    5.3%    4.5%(3)
EMPLOYEES, at end of pe-
 riod...................  12,917  13,571  14,529  14,069  15,228  14,053  15,134

--------
(1) These figures exclude the cumulative effects of accounting changes recorded in 1993 and 1992.
(2) Profitability ratios for the three months ended March 31, 1996 and 1997 have been annualized.
(3) These ratios reflect the adoption of the Market Risk Amendment to the risk-based capital guidelines. This amendment changes the calculation of risk-weighted assets for trading accounts. In addition, it requires that the capital and risk-adjusted assets of BT Securities be included when calculating the ratios (including the leverage ratio) for BTNY. Previously, the assets and capital of the securities subsidiary were excluded. Prior period ratios have not been restated for the adoption of this amendment.

         SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF ALEX. BROWN

  The summary of consolidated financial data for Alex. Brown and its subsidiaries below is based on and derived from, and should be read in conjunction with the financial information included in Alex. Brown's 1996 Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and its Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 1997 and 1996. The statement of income and balance sheet statistics for the preceding five fiscal years ended December 31, 1996, have been derived from Alex. Brown's audited consolidated financial statements and notes thereto. Interim unaudited data for the three months ended March 31, 1997 and 1996 are unaudited, but include, in the opinion of management of Alex. Brown, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the three months ended March 31, 1997 and 1996 are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.

                                                                                      AT OR FOR THE
                                                                                      THREE MONTHS
                                              AT OR FOR THE YEAR ENDED DECEMBER        ENDED MARCH
                                                             31,                           31,
                                              --------------------------------------  --------------
                                               1992    1993    1994    1995    1996    1996    1997
                                              ------  ------  ------  ------  ------  ------  ------
                                                                                       (UNAUDITED)
                                                           (DOLLARS IN MILLIONS)
CONDENSED CONSOLIDATED STATEMENT OF INCOME:
 Net interest revenue.......................  $   25  $   32  $   44  $   67  $   91  $   21  $   24
 Noninterest revenue........................  $  420  $  581  $  540  $  706  $  918  $  238  $  198
 Net income.................................  $   59  $   89  $   71  $   96  $  154  $   41  $   31
PER COMMON SHARE DATA:
 Primary earnings per share.................  $ 2.48  $ 3.74  $ 3.06  $ 4.11  $ 6.28  $ 1.67  $ 1.23
 Fully diluted earnings per share...........  $ 2.33  $ 3.40  $ 2.70  $ 3.60  $ 5.51  $ 1.48  $ 1.10
 Dividends declared per share...............  $ .300  $ .383  $ .450  $ .516  $ .637  $ .133  $  .17
 --as a percentage of fully diluted earnings
  per share.................................      13%     11%     17%     14%     12%      9%     15%
Book value..................................  $12.04  $15.01  $17.42  $21.00  $26.79  $22.62  $28.19
PROFITABILITY RATIOS(1):
 Return on average common stockholders'
  equity....................................    23.6%   28.8%   19.7%   22.2%   27.2%   31.5%   18.5%
 Return on average total assets.............     6.0%    7.5%    5.4%    5.4%    6.5%    7.1%    4.9%
CONSOLIDATED BALANCES, END OF PERIOD:
 Total assets...............................  $1,085  $1,283  $1,346  $2,197  $2,543  $2,374  $2,553
 Long-term debt not included in risk-based
  capital...................................  $   49  $   77  $   87  $  193  $  199  $  197  $  209
 Long-term debt included in risk-based
  capital...................................  $  --   $  --   $  --   $  --   $  --   $  --   $  --
 Common stockholders' equity................  $  274  $  346  $  373  $  489  $  644  $  546  $  702
 Total stockholders' equity.................  $  274  $  346  $  373  $  489  $  644  $  546  $  702
CONSOLIDATED CAPITAL RATIOS, END OF PERIOD:
 Common stockholders' equity to total
  assets....................................    25.3%   26.9%   27.7%   22.3%   25.3%   23.0%   27.5%
 Total stockholders' equity to total
  assets....................................    25.3%   26.9%   27.7%   22.3%   25.3%   23.0%   27.5%
EMPLOYEES...................................   1,984   2,181   2,330   2,433   2,708   2,422   2,669

--------
(1) Profitability ratios for the three months ended March 31, 1996 and 1997 have been annualized.

 SELECTED UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL DATA OF BTNY AND
                                  ALEX. BROWN

                                                                          AT OR FOR THE
                                                                           THREE MONTHS
                                                                               ENDED
                            AT OR FOR THE YEAR ENDED DECEMBER 31,            MARCH 31,
                          ---------------------------------------------  ------------------
                           1992     1993     1994      1995      1996      1996      1997
                          -------  -------  -------  --------  --------  --------  --------
                                             (DOLLARS IN MILLIONS)
CONDENSED CONSOLIDATED
 STATEMENT OF INCOME:
 Net interest revenue...  $ 1,172  $ 1,346  $ 1,216  $    884  $  1,057  $    234  $    332
 Noninterest revenue....  $ 2,751  $ 3,945  $ 3,013  $  3,129  $  4,117  $    988  $  1,066
 Income before
  cumulative effects of
  accounting changes....  $   698  $ 1,159  $   686  $    311  $    766  $    179  $    200
 Cumulative effects of
  accounting changes....  $   446  $   (75) $   --   $    --   $    --   $    --   $    --
                          -------  -------  -------  --------  --------  --------  --------
 Net income.............  $ 1,144  $ 1,084  $   686  $    311  $    766  $    179  $    200
                          -------  -------  -------  --------  --------  --------  --------
PER COMMON SHARE DATA:
Primary earnings per
 share
 Income before
  cumulative effects of
  accounting changes....  $  6.43  $ 10.90  $  6.51  $   2.59  $   6.93  $   1.62  $   1.81
 Cumulative effects of
  accounting changes....  $  4.30  $  (.72) $   --   $    --   $    --   $    --   $    --
                          -------  -------  -------  --------  --------  --------  --------
 Net income.............  $ 10.73  $ 10.18  $  6.51  $   2.59  $   6.93  $   1.62  $   1.81
                          -------  -------  -------  --------  --------  --------  --------
Fully diluted earnings
 per share
 Income before
  cumulative effects of
  accounting changes....  $  6.33  $ 10.60  $  6.33  $   2.53  $   6.71  $   1.57  $   1.76
 Cumulative effects of
  accounting changes....  $  4.23  $  (.70) $   --   $    --   $    --   $    --   $    --
                          -------  -------  -------  --------  --------  --------  --------
 Net income.............  $ 10.56  $  9.90  $  6.33  $   2.53  $   6.71  $   1.57  $   1.76
                          -------  -------  -------  --------  --------  --------  --------
 Cash dividends
  declared(1)...........  $  2.88  $  3.24  $  3.70  $   4.00  $   4.00  $   1.00  $   1.00
 --as a percentage of
  fully diluted earnings
  per
  share(2)..............       45%      31%      58%      158%       60%       64%       57%
 Book value.............  $ 37.94  $ 45.54  $ 47.74  $  45.73  $  49.21  $  46.39  $  49.50
PROFITABILITY RATIOS(3):
 Return on average
  common stockholders'
  equity(2).............     19.8%    26.5%    14.0%      5.7%     14.6%     14.1%     14.9%
 Return on average total
  assets(2).............      .92%    1.34%     .65%      .28%      .63%      .62%      .64%
CONSOLIDATED BALANCES, END OF
 PERIOD:
 Total assets...........  $73,971  $93,365  $98,362  $106,199  $122,778  $110,518  $125,531
 Long-term debt not
  included in risk-based
  capital...............  $ 2,335  $ 3,296  $ 4,317  $  7,127  $  8,732  $  7,904  $  8,164
 Long-term debt included
  in risk-based
  capital...............  $ 1,706  $ 2,378  $ 2,225  $  2,360  $  2,576  $  2,418  $  3,164
 Mandatorily redeemable
  capital securities of
  subsidiary trust
  holding solely junior
  subordinated
  deferrable interest
  debentures included in
  risk-based capital....  $   --   $   --   $   --   $    --   $    730  $    --   $  1,469
 Preferred Stock of
  Subsidiary ...........  $   --   $   250  $   250  $    250  $    250  $    250  $    --
 Preferred Stock
  (Corporation).........  $   500  $   250  $   395  $    865  $    810  $    866  $    704
 Common stockholders'
  equity................  $ 3,895  $ 4,630  $ 4,682  $  4,608  $  5,068  $  4,735  $  5,079
 Total stockholders'
  equity................  $ 4,395  $ 4,880  $ 5,077  $  5,473  $  5,878  $  5,601  $  5,783
CONSOLIDATED CAPITAL RATIOS,
 END OF PERIOD:
 Common stockholders'
  equity to total
  assets................      5.3%     5.0%     4.8%      4.3%      4.1%      4.3%      4.0%
 Total stockholders'
  equity to total
  assets................      6.0%     5.2%     5.2%      5.2%      4.8%      5.1%      4.6%
 Risk-based capital
  ratios................
 Tier 1 Capital.........      8.1%     8.9%     9.4%      9.0%      9.3%      8.7%      9.3%(4)
 Total Capital..........     13.6%    14.5%    14.8%     13.9%     13.7%     13.4%     15.3%(4)
 Leverage Ratio.........      6.3%     6.5%     5.5%      5.4%      5.9%      5.6%      5.1%(4)
EMPLOYEES...............   14,901   15,752   16,859    16,502    17,936    16,475    17,803

--------
(1) Pro forma combined cash dividends declared per common share represent BTNY's historical amounts.
(2) These figures exclude the cumulative effects of accounting changes recorded in 1993 and 1992.
(3) Profitability ratios for the three months ended March 31, 1996 and 1997 have been annualized.
(4) These ratios reflect the adoption of the Market Risk Amendment to the risk-based capital guidelines. This amendment changes the calculation of risk-weighted assets for trading accounts. In addition, it requires that the capital and risk-adjusted assets of BT Securities and Alex. Brown be included when calculating the ratios (including the leverage ratio) for BTNY. Previously, the assets and capital of the securities subsidiaries were excluded. Prior period ratios have not been restated for the adoption of this amendment.

                             BTNY SPECIAL MEETING

GENERAL

  This Joint Proxy Statement-Prospectus is first being mailed to BTNY Stockholders on or about July 14, 1997, and is accompanied by the notice of the BTNY Special Meeting and a form of proxy that is solicited by the BTNY Board for use at the BTNY Special Meeting to be held on August 13, 1997, at 10:00 a.m., local time, at One Bankers Trust Plaza (130 Liberty Street), New York, New York, and at any adjournments or postponements thereof.

MATTERS TO BE CONSIDERED

  At the BTNY Special Meeting, BTNY Stockholders will be asked to consider and vote upon (i) the Share Issuance and (ii) such other matters as may properly be submitted to a vote at the BTNY Special Meeting. The BTNY Stockholders may also be asked to vote upon a proposal to adjourn or postpone the BTNY Special Meeting, which adjournment or postponement could be used for the purpose, among others, of allowing additional time for the soliciting of additional votes to approve the Share Issuance.

PROXIES

  The accompanying form of proxy is for use at the BTNY Special Meeting if a BTNY Stockholder will be unable to attend in person. The proxy may be revoked by the BTNY Stockholder at any time before it is exercised, by submitting to the Secretary of BTNY written notice of revocation, a properly executed proxy of a later date or by attending the BTNY Special Meeting and electing to vote in person. Written notices of revocation and other communications with respect to the revocation of BTNY proxies should be addressed to Bankers Trust New York Corporation, 130 Liberty Street, New York, New York 10006, Attention:
Office of the Secretary. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the proxies will be voted in favor of the Share Issuance. The BTNY Board is unaware of any other matters that may be presented for action at the BTNY Special Meeting. If other matters do properly come before the BTNY Special Meeting, however, it is intended that shares represented by proxies in the accompanying form will be voted or not voted by the persons named in the proxies in their discretion provided that no proxy that is voted against the Share Issuance will be voted in favor of any adjournment or postponement of the BTNY Special Meeting for the purpose of soliciting additional proxies.

SOLICITATION OF PROXIES

  The entire cost of soliciting the proxies from the BTNY Stockholders will be borne by BTNY; provided, however, that BTNY and Alex. Brown have each agreed to pay one-half of the printing and mailing costs of this Joint Proxy Statement-Prospectus and related materials. In addition to the solicitation of the proxies by mail, BTNY will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of the stock and secure their voting instructions, if necessary. BTNY will reimburse such record holders for their reasonable expenses in so doing. BTNY has also made arrangements with Kissel-Blake Inc. to assist it in soliciting proxies from banks, brokers and nominees, and has agreed to pay $20,000 plus expenses for such services. If necessary, BTNY may also use several of its regular employees, who will not be specially compensated, to solicit proxies from stockholders, either personally or by telephone, telegram, facsimile, special delivery letter, express mail or other means of communication.

RECORD DATE AND VOTING RIGHTS

  Pursuant to the provisions of the NYBCL and the BTNY By-laws, July 2, 1997 has been fixed as the BTNY Record Date for determination of holders of BTNY Common Stock entitled to notice of and to vote at the BTNY Special Meeting. Accordingly, only holders of shares of BTNY Common Stock of record at the close of business on the BTNY Record Date will be entitled to notice of and to vote at the BTNY Special Meeting.

The number of outstanding shares of BTNY Common Stock entitled to vote at the BTNY Special Meeting is 77,649,619. On the BTNY Record Date, there were approximately 21,000 holders of record of BTNY Common Stock. Shares of BTNY Common Stock present in person at the BTNY Special Meeting but not voting and shares of BTNY Common Stock for which BTNY has received proxies but with respect to which holders of such shares have abstained, will be counted as present at the BTNY Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of business. Brokers who hold shares of BTNY Common Stock in nominee or "street" name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers with respect to the matters to be considered and voted upon at the BTNY Special Meeting without specific instructions from such customers. Shares represented by proxies returned by a broker holding such shares in "street" name will be counted for purposes of determining whether a quorum exists, even if such shares are not voted in matters where discretionary voting by the broker is not allowed ("broker non-votes").

  Each share of BTNY Common Stock entitles its holder to one vote. The Share Issuance requires the affirmative vote of a majority of the votes cast on such matter, provided that the total votes cast represent more than 50% of the outstanding shares of BTNY Common Stock.

  BECAUSE APPROVAL OF THE SHARE ISSUANCE REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST ON SUCH MATTER (PROVIDED THAT THE TOTAL VOTES CAST REPRESENT MORE THAN 50% OF THE OUTSTANDING SHARES OF BTNY COMMON STOCK), ABSTENTIONS WILL HAVE THE SAME EFFECT AS NEGATIVE VOTES BUT BROKER NON-VOTES WILL NOT BE COUNTED FOR THE PURPOSES OF DETERMINING WHETHER THE SHARE ISSUANCE HAS BEEN APPROVED (ALTHOUGH THEY WILL COUNT TOWARD DETERMINING WHETHER A QUORUM IS PRESENT). ACCORDINGLY, THE BTNY BOARD URGES THE HOLDERS OF BTNY COMMON STOCK TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

  As of the BTNY Record Date, directors and executive officers of BTNY beneficially owned 1,899,113 shares of BTNY Common Stock (which number includes 1,371,864 options exercisable within 60 days and 6,685 shares held in BTNY's Qualified Employee Benefit Plan), or 2.4% of the shares entitled to vote at the BTNY Special Meeting. It is currently expected that each such director and executive officer of BTNY will vote the shares of BTNY stock beneficially owned by him or her for approval of the Share Issuance. In addition, as of the BTNY Record Date, the directors and executive officers of Alex. Brown beneficially owned significantly less than 1% of the shares entitled to be voted at the BTNY Special Meeting. As of the BTNY Record Date, the banking and trust subsidiaries of BTNY, in fiduciary, custodial or similar capacity, held, with sole or shared voting power, less than 1% of the shares of BTNY Common Stock entitled to vote at the BTNY Special Meeting.

  Additional information with respect to beneficial ownership of BTNY Common Stock by persons and entities owning more than 5% of such stock and more detailed information with respect to beneficial ownership of BTNY Common Stock by directors and executive officers of BTNY is incorporated by reference to the 1996 Annual Report on Form 10-K of BTNY. See "Incorporation of Certain Documents by Reference."

RECOMMENDATION OF BTNY BOARD

  The BTNY Board has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Share Issuance. The BTNY Board believes that the Merger and the Share Issuance are in the best interests of BTNY and the BTNY Stockholders and recommends that the BTNY Stockholders vote "FOR" the Share Issuance. See "The Merger--Reasons for the Merger--Recommendation of the BTNY Board and Reasons for the Merger."

                          ALEX. BROWN SPECIAL MEETING

GENERAL

  This Joint Proxy Statement-Prospectus is first being mailed to the Alex. Brown Stockholders on or about July 14, 1997, and is accompanied by the notice of the Alex. Brown Special Meeting and a form of proxy that is solicited by the Alex. Brown Board for use at the Alex. Brown Special Meeting to be held on August 13, 1997, at 4:30 p.m., local time, at One South Street, Baltimore, Maryland 21202, and at any adjournments or postponements thereof.

MATTERS TO BE CONSIDERED

  At the Alex. Brown Special Meeting, Alex. Brown Stockholders will be asked to consider and vote upon (i) the Merger Agreement and the transactions contemplated thereby and (ii) such other matters as may properly be submitted to a vote at the Alex. Brown Special Meeting. The Alex. Brown Stockholders may also be asked to vote upon a proposal to adjourn or postpone the Alex. Brown Special Meeting, which adjournment or postponement could be used for the purpose, among others, of allowing additional time for the soliciting of additional votes to approve the Merger Agreement.

PROXIES

  The accompanying form of proxy is for use at the Alex. Brown Special Meeting if an Alex. Brown Stockholder will be unable to attend in person. The proxy may be revoked by the Alex. Brown Stockholder at any time before it is exercised, by submitting to the Secretary of Alex. Brown written notice of revocation, a properly executed proxy of a later date or by attending the Alex. Brown Special Meeting and electing to vote in person. Written notices of revocation and other communications with respect to the revocation of Alex. Brown proxies should be addressed to Alex. Brown Incorporated, One South Street, Baltimore, Maryland 21202, Attention: Secretary. All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the proxies will be voted in favor of approval of the Merger Agreement and the transactions contemplated thereby. The Alex. Brown Board is unaware of any other matters that may be presented for action at the Alex. Brown Special Meeting. If other matters do properly come before the Alex. Brown Special Meeting, however, it is intended that shares represented by proxies in the accompanying form will be voted or not voted by the persons named in the proxies in their discretion, provided that no proxy that is voted against approval and adoption of the Merger Agreement will be voted in favor of any adjournment or postponement of the Alex. Brown Special Meeting for the purpose of soliciting additional proxies.

SOLICITATION OF PROXIES

  The entire cost of soliciting the proxies from the Alex. Brown Stockholders will be borne by Alex. Brown; provided, however, that BTNY and Alex. Brown have each agreed to pay one-half of the printing and mailing costs of this Joint Proxy Statement-Prospectus and related materials. In addition to the solicitation of the proxies by mail, Alex. Brown will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of the stock and secure their voting instructions, if necessary. Alex. Brown will reimburse such record holders for their reasonable expenses in so doing. Alex. Brown has also made arrangements with Corporate Investor Communication, Inc. to assist it in soliciting proxies from banks, brokers and nominees and has agreed to pay approximately $5,000 plus expenses for such services. If necessary, Alex. Brown may also use several of its regular employees, who will not be specially compensated, to solicit proxies from stockholders, either personally or by telephone, telegram, facsimile, special delivery letter, express mail or other means of communication.

RECORD DATE AND VOTING RIGHTS

  Pursuant to the provisions of the MGCL and the Alex. Brown By-laws, July 2, 1997 has been fixed as the Alex. Brown Record Date for determination of holders of Alex. Brown Common Stock entitled to notice of and to vote at the Alex. Brown Special Meeting. Accordingly, only holders of shares of Alex. Brown Common Stock of record at the close of business on the Alex. Brown Record Date will be entitled to notice of and to vote at the Alex. Brown Special Meeting. At the close of business on the Alex. Brown Record Date, there were 25,441,287 shares of Alex. Brown Common Stock outstanding held by approximately 454 holders of record. The presence, in person or by proxy, of shares of Alex. Brown Common Stock representing a majority of the total voting power of such shares outstanding and entitled to vote on the Alex. Brown Record Date is necessary to constitute a quorum at the Alex. Brown Special Meeting. Shares of Alex. Brown Common Stock present in person at the Alex. Brown Special Meeting but not voting, and shares of Alex. Brown Common Stock for which Alex. Brown has received proxies but with respect to which holders of such shares have abstained, will be counted as present at the Alex. Brown Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of business. Brokers who hold shares of Alex. Brown Common Stock in nominee or "street" name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers with respect to the matters to be considered and voted upon at the Alex. Brown Special Meeting without specific instructions from such customers. Shares represented by proxies returned by a broker holding such shares in "street" name will be counted for purposes of determining whether a quorum exists, even if such shares are not voted in matters where discretionary voting by the broker is not allowed ("broker non-votes").

  Each share of Alex. Brown Common Stock entitles its holder to one vote. The affirmative vote of a majority of the outstanding shares of Alex. Brown Common Stock is required to approve and adopt the Merger Agreement and the transactions contemplated thereby.

  BECAUSE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF ALEX. BROWN COMMON STOCK, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS NEGATIVE VOTES. ACCORDINGLY, THE ALEX. BROWN BOARD URGES THE HOLDERS OF ALEX. BROWN COMMON STOCK TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

  As of the Alex. Brown Record Date, directors and executive officers of Alex. Brown beneficially owned approximately 3,826,636 shares of Alex. Brown Common Stock, representing 15.0% of the Alex. Brown Common Stock entitled to vote at the Alex. Brown Special Meeting. It is currently expected that each such director and executive officer of Alex. Brown will vote the shares of Alex. Brown Common Stock beneficially owned by him or her for approval of the Merger Agreement and the transactions contemplated thereby. As of the Alex. Brown Record Date, directors and executive officers of BTNY beneficially owned no shares of Alex. Brown Common Stock. In addition, as of the Alex. Brown Record Date, the banking and trust subsidiaries of BTNY, as fiduciaries, custodians or agents, held, with sole or shared voting power, less than 1% of the shares of Alex. Brown Common Stock entitled to vote at the Alex. Brown Special Meeting.

  Additional information with respect to beneficial ownership of Alex. Brown Common Stock by persons and entities owning more than 5% of such stock and more detailed information with respect to beneficial ownership of Alex. Brown Common Stock by directors and executive officers of Alex. Brown is incorporated by reference to the 1996 Annual Report on Form 10-K of Alex. Brown. See "Incorporation of Certain Documents by Reference."

RECOMMENDATION OF ALEX. BROWN BOARD

  The Alex. Brown Board has unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby. The Alex. Brown Board believes that the Merger Agreement is in the best interests of Alex. Brown and the Alex. Brown Stockholders and recommends that the Alex. Brown Stockholders vote "FOR" the approval and adoption of the Merger Agreement. See "The Merger--Reasons for the Merger--Recommendation of the Alex. Brown Board and Reasons for the Merger."

                                  THE MERGER

  THE FOLLOWING SUMMARY OF CERTAIN TERMS AND PROVISIONS OF THE MERGER AGREEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, THE ALEX. BROWN STOCK OPTION AGREEMENT AND THE BTNY OPTION AGREEMENT. THE MERGER AGREEMENT IS ATTACHED AS APPENDIX A TO THIS JOINT PROXY STATEMENT-PROSPECTUS AND THE OPTION AGREEMENTS ARE INCLUDED AS EXHIBITS TO THE REGISTRATION STATEMENT OF WHICH THIS JOINT PROXY STATEMENT-PROSPECTUS IS A PART AND ARE INCORPORATED HEREIN BY REFERENCE. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

GENERAL

  The BTNY Board and the Alex. Brown Board each have unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby. With certain limited exceptions described below, under the terms of the Merger Agreement, each share of Alex. Brown Common Stock outstanding at the Effective Time shall be converted into the right to receive a number of shares of BTNY Common Stock equal to the Exchange Ratio. Shares of BTNY Common Stock and BTNY preferred stock issued and outstanding immediately prior to the Effective Time will remain issued and outstanding after the Merger.

  Each of the BTNY Board and the Alex. Brown Board believes that the terms of the Merger Agreement are fair and in the best interest of the parties and their respective stockholders. The BTNY Board unanimously recommends that the BTNY Stockholders vote to approve the Share Issuance, and the Alex. Brown Board unanimously recommends that the Alex. Brown Stockholders vote to approve and adopt the Merger Agreement and the consummation of the transactions contemplated thereby.

  This section of the Joint Proxy Statement-Prospectus describes certain aspects of the proposed Merger, including the principal provisions of the Merger Agreement and the Option Agreements. Certain capitalized terms used herein without definition shall have the meanings ascribed them in the Merger Agreement or the Option Agreements.

BACKGROUND OF THE MERGER

  BTNY. BTNY has successfully transformed itself over the last 25 years from a traditional, broad line commercial and retail bank, originally founded in 1903, into a specialized financial services firm serving the most complex and challenging needs of institutional, corporate and high-net worth individual clients around the world. BTNY has developed an extensive global presence and product capability, operating in over 50 countries.

  BTNY's strategy is based on specialist skills, a drive for innovation and providing solutions to clients' most pressing and complex financial problems by drawing on multiple disciplines and financial products. BTNY was one of the first banking companies permitted by the Federal Reserve Board to begin underwriting corporate securities through its BT Securities Section 20 affiliate and, in 1989, BTNY became one of first banking institutions to have these powers expanded to include the ability to underwrite equity securities.

  To build on its strength in corporate finance, in 1996 BTNY acquired Wolfensohn & Co., which added premier merger, acquisition and corporate advisory capabilities to BTNY's leading positions in syndicated bank lending, high-yield bonds and private equity.

  To complement further its corporate finance skills, BTNY's management has been exploring options to build its equity underwriting, sales, trading and research capabilities so as to assist clients with all aspects of strategic financings. BTNY management believes that adding these capabilities will enable BTNY to win a fair share of its clients' equities business, to attract new clients and to continue to develop innovative financing techniques.

  Alex. Brown. Founded in 1800, Alex. Brown is the oldest investment bank in America. Alex. Brown has substantial equity financing capabilities, outstanding research depth, and strong institutional and private client sales and trading capabilities. The firm has pursued a specialized strategy based on expertise serving primarily high-growth companies in specific industry sectors, including technology, healthcare and media/communications. As a reflection of the strength of its capabilities and solid relationships with clients, in 1996 Alex. Brown ranked first in the number of lead managed initial public offerings (IPOs) of common equity, underwriting 51 offerings. It ranked third in total number of IPOs and secondary equity offerings combined. Alex. Brown also has an active and substantial merger and acquisition advisory practice, completing over 70 transactions for its clients in 1996.

  In the early 1990's, Alex. Brown recognized the compelling strategic logic of being able to offer to its clients debt-financing alternatives --
 particularly high-yield and syndicated lending -- as a way to help them achieve their objectives as they grow or restructure. Alex. Brown also identified the importance of a worldwide presence and product capability as its clients expanded and competed internationally. Throughout the 1990's, Alex. Brown has been building its debt financing capability and has strengthened its international operations in London, Geneva and Tokyo.

  In 1996, Alex. Brown's management concluded that building debt finance capability similar in caliber to its equity capability would be difficult, costly and time-consuming. Management also realized that Alex. Brown was losing business opportunities as its clients turned to other firms to supply the services that it did not provide. Alex. Brown management considered a range of possible options for developing the necessary capabilities.

  Background to Merger. In early 1996, BTNY management undertook an in depth analysis and review of its needs and opportunities in the equities business. This strategic review included a comprehensive screening and analysis of firms in the equities business around the world. Alex. Brown was identified as a candidate for acquisition because of its complementary client base, industry focus, and outstanding capabilities. It was clear, however, that Alex. Brown or any other sizable broker-dealer could not be merged with BTNY unless and until the Federal Reserve Board modified the regulatory thresholds applicable to the underwriting business of banks' Section 20 affiliates.

  On December 30, 1996 the Federal Reserve Board announced a change to the regulations governing the securities affiliates of commercial banks, which would take effect March 6, 1997. The change increased the percentage of revenue these affiliates could derive from "ineligible" activities, essentially equity and debt underwriting. Due to the substantial size of BT Securities' existing book of business, this meant that the acquisition of a firm such as Alex. Brown could be effected by BTNY within the regulatory limits.

  In January 1997, after a telephone conversation with A.B. Krongard, Chairman and Chief Executive Officer of Alex. Brown, Frank N. Newman, Chairman and Chief Executive Officer of BTNY, met with Mayo A. Shattuck III, President and Chief Operating Officer of Alex. Brown. Each indicated that their firm's current plan was to remain independent, but did agree to meet in early February to consider whether some strategic alliance might be in the best interests of the two firms and their stockholders.

  Merger Discussions. On February 5, 1997, Mr. Newman and Richard H. Daniel, BTNY's Chief Financial Officer, met in Baltimore with Mr. Krongard, Mr. Shattuck and Beverly L. Wright, Alex. Brown's Chief Financial Officer. The purpose of the meeting was to discuss their respective views on the industry, strategic needs and opportunities at each firm, compatibility of operating approaches, and similar matters. They also discussed the changes in the regulations governing banks' securities affiliates and the possibility that a combination of Alex. Brown with BTNY would be feasible. At this meeting, BTNY and Alex. Brown management agreed that a merger appeared to have compelling strategic and financial logic and decided to pursue further discussions. BTNY did not explore potential acquisitions with other investment banking firms and Alex. Brown did not explore a potential combination with any other acquirors.

  Following the February 5th meeting and continuing through late March 1997, senior executives of BTNY and Alex. Brown met, engaged in telephone discussions and exchanged financial and operating information on a number of occasions to discuss the possible business combination of the two companies.

  From March 26, 1997 through April 4, 1997, members of senior management of BTNY, and Alex. Brown, together with their legal, financial and accounting advisors, conducted due diligence investigations with respect to the other firm. Representatives of the parties also met in person and by telephone to negotiate the fundamental terms of the proposed Merger and the proposed merger agreement and option agreements. The Exchange Ratio and other terms of the Merger were negotiated directly by Mr. Newman of BTNY and Mr. Krongard of Alex. Brown. During this period, the companies' legal advisors exchanged drafts of the merger agreement and related documents.

  On April 1, 1997, Mr. Newman and Mr. Krongard met in person at BTNY's headquarters in New York City to discuss details of the proposed Merger.

  On April 2, 1997, the Alex. Brown Board held a special meeting for the purpose of reviewing the status of the proposed transaction with BTNY. At the meeting, among other things, Mr. Krongard reviewed the background of the discussions between Alex. Brown and BTNY and various members of management discussed the strategic business implications of a combination between Alex. Brown and BTNY. Alex. Brown's financial advisors made an initial presentation at the April 2 meeting with respect to a potential business combination with BTNY. Mr. Newman and Mr. Daniel were invited to, and attended part of, the April 2 Alex. Brown Board meeting to discuss their view of the strategic benefits of a combination of the two firms.

  On April 3 and 4, 1997, Messrs. Newman, Daniel, Krongard and Shattuck, Ms. Wright and Alex. Brown's and BTNY's counsel had a number of telephone conversations to finalize the details of the proposed merger.

  On April 5, 1997, the BTNY Board and the Alex. Brown Board each met at their respective headquarters to consider the proposed Merger. At the meeting of the BTNY Board, Mr. Newman, Mr. Daniel and other members of BTNY's senior management presented the terms of the proposed Merger and the BTNY Board discussed its relative advantages and disadvantages. See "--Reasons for the Merger--Recommendation of the BTNY Board and Reasons for the Merger." Representatives from Ernst & Young LLP discussed their firm's financial due diligence findings. In addition, BT Wolfensohn rendered its opinion that the Exchange Ratio was fair to BTNY and BTNY's legal advisors reviewed the terms of the Merger Agreement and the Option Agreements and the relevant legal issues. After due consideration of these matters, which are more specifically described under "--Reasons for the Merger--Recommendation of the BTNY Board and Reasons for the Merger," the BTNY Board determined that the Merger was in the best interests of BTNY and its stockholders and unanimously approved the Merger Agreement and the Stock Option Agreements and the transactions contemplated thereby.

  At the meeting of the Alex. Brown Board held on April 5, 1997, Mr. Krongard, Mr. Shattuck, Ms. Wright and other senior executives of Alex. Brown presented the terms of the proposed Merger and the Alex. Brown Board discussed its relative advantages and disadvantages. See "--Reasons for the Merger-- Recommendation of the Alex. Brown Board and Reasons for the Merger." In addition, AB & Sons rendered its opinion that the Exchange Ratio was fair from a financial point of view to the holders of Alex. Brown Common Stock and Alex. Brown's legal advisors reviewed the terms of the Merger Agreement and the Option Agreements and the relevant legal issues. After due consideration of these matters, which are more specifically described under "--Recommendation of the Alex. Brown Board and Reasons for the Merger," the Alex. Brown Board determined that the Merger was in the best interests of Alex. Brown and its stockholders and unanimously approved the Merger Agreement and the Option Agreements and the transactions contemplated thereby.

  On April 6, 1997, the Merger Agreement and the Option Agreements were executed by BTNY and Alex. Brown. In addition, the Support Agreements and certain Employment Agreements were executed by BTNY and the respective stockholders and employees of Alex. Brown, as the case may be. Following the execution of the Merger Agreement and prior to the commencement of trading on April 7, 1997, the companies issued press releases announcing the execution of the Merger Agreement.

REASONS FOR THE MERGER

  Recommendation of the BTNY Board and Reasons for the Merger. THE BTNY BOARD BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, BTNY AND THE BTNY STOCKHOLDERS. THE BTNY BOARD UNANIMOUSLY RECOMMENDS THAT THE BTNY STOCKHOLDERS VOTE FOR THE APPROVAL OF THE SHARE ISSUANCE.

  The BTNY Board believes that the consummation of the Merger presents an opportunity to create a specialized global investment banking firm, with the ability to provide its clients with a full range of financial services focusing especially on rapidly growing or changing companies.

  In reaching its conclusion to approve the Merger Agreement and the Option Agreements and the transactions contemplated thereby, the BTNY Board consulted with BTNY management, as well as with its financial and legal advisors, and considered a variety of factors which favored the Merger Agreement, including the following:

  Full Service Global Investment Bank. The BTNY Board considered the effectiveness of the Merger in positioning BTNY as a leading global investment banking franchise. The BTNY Board considered the competitive advantage that the combined company would have as a result of its ability to offer a full range of financial products, including both debt financing and equity underwriting, and mergers and acquisitions advisory services, to clients around the world.

  Complementary Skills and Strengths. The BTNY Board considered the complementary skills and strengths of the two companies, particularly BTNY's strength in high yield and other debt security products and Alex. Brown's expertise in equity underwriting and research. The BTNY Board also considered the firms' similar client focus and cultural fit. The BTNY Board noted that the combined firm would have substantially increased distribution capabilities and an expanded client base because, despite their similar focus, there is relatively little client overlap. The BTNY Board noted that management had screened a number of other potential merger candidates but believed that Alex. Brown offered the most complementary strengths and the best cultural fit.

  Industry Trends. The BTNY Board considered the ongoing trend toward globalization and consolidation in the banking and securities industries which has increased the importance of being able to provide "one-stop shopping" to financial services clients. The BTNY Board believed that the combined company would have a sufficiently broad scope of product offerings and scale of operations to compete effectively in this global environment.

  Cost Savings. The BTNY Board considered the expectation that the Merger would result in cost synergies for the combined company's operations. The BTNY Board noted that, although no assurances can be given that any particular level of costs synergies will be achieved, the managements of BTNY and Alex. Brown had identified potential synergies in the form of cost savings which may be achieved in the first 12 months following consummation of the Merger. See "--Management and Operations Following the Merger."

  Opportunities for Revenue Enhancement. The BTNY Board considered the likelihood that the combined company would generate significant additions to revenue by providing existing clients of the two firms with an expanded range of services and as a result of the enhanced ability of the merged firms to attract new clients. The BTNY Board also noted the enhanced capital strength of the combined company and the fact that Alex. Brown's established industry expertise provides strong positioning in key growth sectors.

  Advice of Financial Advisors. The BTNY Board considered the oral opinion of BT Wolfensohn, later confirmed in writing, to the effect that, as of April 5, 1997, the Exchange Ratio was fair to BTNY from a financial point of view and the analysis of BT Wolfensohn described under "--Fairness Opinions of Financial Advisors--Opinion of BT Wolfensohn, Financial Advisor to BTNY."

  The BTNY Board also considered a number of factors which disfavored the Merger Agreement, including the following:

  Retention of Key Personnel. The BTNY Board considered the proposed Retention Plan and Employment Agreements with members of management and other employees of Alex. Brown, including the cost of such arrangements and their likely effectiveness in retaining key personnel of Alex. Brown following the Merger. The BTNY Board also noted that Mr. Krongard and up to two other current non-management directors of Alex. Brown to be mutually agreed upon by BTNY and Alex. Brown would join the BTNY Board following the Merger. See "--Management and Operations after the Merger" and "--Interests of Certain Persons in the Merger."

  Financial Considerations. The BTNY Board considered the structure of the Merger and the terms of the Merger Agreement and the Option Agreements, including the fact that the fixed Exchange Ratio provides certainty as to the number of shares of BTNY Common Stock to be issued in the Merger and that the Merger is intended to qualify for "pooling of interests" accounting treatment. The BTNY Board also considered the current high trading price of Alex. Brown Common Stock compared to historical levels and the approximately 50% premium that the Exchange Ratio would provide to Alex. Brown Stockholders, based on the prior week's trading prices.

  The BTNY Board also considered a number of factors which neither favored nor disfavored the Merger Agreement, including the following:

  Due Diligence Review. The BTNY Board analyzed the financial condition, businesses and prospects of each of BTNY and Alex. Brown, including information with respect to their respective historic stock and earnings performance. The BTNY Board considered the detailed financial analyses, pro forma and other information with respect to BTNY and Alex. Brown discussed by BT Wolfensohn, as well as the BTNY Board's own knowledge of BTNY, Alex. Brown and their respective businesses. In making its determination, the BTNY Board took into account the results of BTNY's due diligence review of Alex. Brown's business and adjusted its pro forma analyses for the outstanding financial performance of Alex. Brown, from a historical perspective, in fiscal 1996. The BTNY Board also considered the projection that, while the Merger on a pro forma basis likely initially would be dilutive to BTNY Stockholders, the dilutive effects are expected to be eliminated by 1998 and the Merger is expected to be accretive thereafter.

  Regulatory Approvals. The BTNY Board considered the likelihood of the Merger being approved by the appropriate regulatory authorities, particularly in light of the recent actions by banking regulators that have the effect of easing business combinations between commercial banks and investment banks. See "--Regulatory Approvals Required for the Merger."

  The foregoing discussion of the information and factors considered by the BTNY Board is not intended to be exhaustive, but is believed to include all material factors considered by the BTNY Board. In reaching its determination to approve and recommend the Merger, the BTNY Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. The BTNY Board is unanimous in its recommendation that holders of BTNY Common Stock vote for approval of the Share Issuance. There is no assurance, however, that the benefits of the Merger considered by the BTNY Board will be achieved or received by BTNY.

  Recommendation of the Alex. Brown Board and Reasons for the Merger. THE ALEX. BROWN BOARD BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, ALEX. BROWN AND THE ALEX. BROWN STOCKHOLDERS. ACCORDINGLY, THE ALEX. BROWN BOARD HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND RECOMMENDS

THAT THE ALEX. BROWN STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER.

  The Alex. Brown Board believes that by combining Alex. Brown, the oldest investment banking firm in America, with BTNY, a premier global financial institution known for innovation, the Merger will create an exceptional organization ideally positioned to serve their clients. The Merger will combine Alex. Brown's traditionally strong investment banking, equity underwriting and retail sales businesses with BTNY's strength in the high-yield market and strong global asset management capabilities thereby enabling Alex. Brown to offer a wider array of services to its existing customers and at the same time expand its customer base to a world wide market.

  The Alex. Brown Board believes that although there is no guarantee as to the results of the Merger, as a strategic matter, the financial services industry is entering an unprecedented era of competition, defined by globalization, consolidation and sector convergence. To serve their individual and institutional clients better than their competitors and to maximize absolute and relative stockholder value, the Alex. Brown Board believes firms must have a leading market position in their businesses, balanced earnings streams, broad-based customer access, size and scale and a global presence among both providers and users of capital.

  In reaching its determination, the Alex. Brown Board consulted with Alex. Brown's management, as well as its legal counsel and the Alex. Brown team of financial advisors, and considered a number of factors, including the following principal factors:

    (i) The consideration to be received by Alex. Brown's stockholders in the Merger. See "--Conversion of Alex. Brown Common Stock; Treatment of Alex. Brown Stock Options and Debentures" and "Exchange of Certificates; Fractional Shares."

    (ii) The complementary nature of Alex. Brown's and BTNY's respective businesses (including, without limitation, the range of services provided), managements, strategic objectives and competitive positions.

    (iii) The presentations of AB & Sons delivered to the Alex. Brown Board on April 2, 1997 and April 5, 1997 including, without limitation, AB & Sons' oral opinion (subsequently confirmed in writing) that, as of April 5, 1997, from a financial point of view, the Exchange Ratio is fair to Alex. Brown Stockholders. See "--Fairness Opinions of Financial Advisors--Opinion of AB & Sons, Financial Advisor to Alex. Brown."

    (iv) The analysis and recommendation of the Merger by Alex. Brown's management, including, without limitation, the complementary nature of the services and products of Alex. Brown and BTNY and the investment bank culture already established at BTNY.

    (v) The terms and conditions of the Merger Agreement, including the amount and form of the consideration, the parties' representations, warranties, covenants and agreements, and the conditions to the respective obligations set forth in the Merger Agreement.

    (vi) The possible strategic growth opportunities that might be available to Alex. Brown absent the Merger. Based upon their review of such possible strategic growth opportunities as an independent company, the Alex. Brown Board believed that the Alex. Brown Stockholders would benefit more from the potential business combination with BTNY.

    (vii) Information provided by Alex. Brown's advisors with respect to the federal income tax consequences of the Merger to Alex. Brown Stockholders. The Alex. Brown Board was advised that, for federal income tax purposes, Alex. Brown Stockholders generally would not recognize taxable gain or loss. See "--Certain Federal Income Tax Consequences."

    (viii) The fact that the Merger would result in an end to Alex. Brown's nearly 200 year history as an independent investment banking firm.

    (ix) The fact that although BTNY already has an investment banking culture there would be a significant challenge to integrate Alex. Brown's unique culture with BTNY's culture.

    (x) The BTNY financial performance relative to Alex. Brown's financial performance.

  The foregoing discussion of information and factors considered and given weight by the Alex. Brown Board is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the terms of the Merger, the Alex. Brown Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching their determinations. In addition, individual members of the Alex. Brown Board may have given different weights to different factors.

FAIRNESS OPINIONS OF FINANCIAL ADVISORS

  Opinion of BT Wolfensohn, Financial Advisor to BTNY. BT Wolfensohn has acted as BTNY's financial advisor in connection with the Merger. On April 5, 1997, BT Wolfensohn delivered its oral opinion, which was subsequently confirmed in writing, to the BTNY Board. The opinion of BT Wolfensohn, as investment banker, states that, as of the date of such opinion, the Exchange Ratio pursuant to the Merger Agreement was fair from a financial point of view to BTNY.

  THE FULL TEXT OF THE WRITTEN OPINION OF BT WOLFENSOHN TO THE BTNY BOARD DATED AS OF APRIL 6, 1997, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW UNDERTAKEN BY BT WOLFENSOHN IN CONNECTION WITH THE OPINION, IS ATTACHED HERETO AS APPENDIX B AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF SHARES OF BTNY COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. THE SUMMARY OF THE OPINION OF BT WOLFENSOHN SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION ATTACHED AS APPENDIX B HERETO.

  In connection with rendering its opinion, BT Wolfensohn has, among other things: (i) reviewed the publicly available consolidated financial statements of Alex. Brown for recent years and certain other relevant financial and operating data of Alex. Brown available from public sources or provided to BT Wolfensohn by Alex. Brown; (ii) reviewed the publicly available consolidated financial statements of BTNY for recent years and certain other relevant financial and operating data of BTNY available from public sources or provided to BT Wolfensohn by BTNY; (iii) reviewed certain internal financial analyses, projections and operating information relating to BTNY and Alex. Brown, provided by their respective managements to BT Wolfensohn, including analyses and forecasts of certain cost savings, operating efficiencies, revenue effects and financial synergies (collectively, the "Synergies") expected by BTNY and Alex. Brown to be achieved as a result of the Merger; (iv) discussed the business, financial condition and prospects of BTNY and Alex. Brown with certain officers and certain members of management of BTNY and Alex. Brown, respectively; (v) analyzed the pro forma impact of the Merger on BTNY earnings per share, consolidated capitalization and financial ratios; (vi) considered the strategic objectives of BTNY as outlined to BT Wolfensohn by BTNY management; (vii) reviewed the trading prices and activity for BTNY Common Stock and Alex. Brown Common Stock; (viii) reviewed the financial and other terms of the Merger Agreement and the other agreements referred to therein;
(ix) reviewed the financial terms, to the extent publicly available, of selected transactions in the investment banking industry which BT Wolfensohn believes to be relevant; (x) reviewed certain public information pertaining to companies engaged in businesses that BT Wolfensohn believes to be generally comparable to those of BTNY and Alex. Brown including, without limitation, the trading prices for the equity securities of such companies; and (xi) performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as BT Wolfensohn deemed relevant.

  BT Wolfensohn relied without independent verification upon the accuracy and completeness of all the information, whether publicly available or furnished to it, concerning Alex. Brown and BT, including, without limitation, any financial information, forecasts or projections considered by BT Wolfensohn in connection with rendering its opinion. BT Wolfensohn did not conduct a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities, of Alex. Brown or BTNY. With respect to the financial forecasts and projections, including the Synergies, made available to BT Wolfensohn and used in its analysis, BT Wolfensohn has assumed that they have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of the management of BTNY or Alex. Brown, as the case may be, and in rendering its opinion it expresses no view as to the reasonableness of such forecasts and projections, including the Synergies, or the assumptions on which they are based.

  For purposes of rendering its opinion, BT Wolfensohn made certain material assumptions, which are set forth in this paragraph and below. BT Wolfensohn has assumed that, in all respects material to its analysis, the representations and warranties of BTNY, BTNY Sub and Alex. Brown contained in the Merger Agreement are true and correct, that BTNY, BTNY Sub and Alex. Brown will each perform all of the covenants and agreements to be performed by it under the Merger Agreement and all conditions to the obligations of each of BTNY, BTNY Sub and Alex. Brown to consummate the Merger will be satisfied without any waiver thereof. BT Wolfensohn has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the transactions contemplated by the Merger Agreement will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either BTNY or Alex. Brown is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on BTNY or Alex. Brown or materially reduce the contemplated benefits of the Merger to BTNY. In addition, BT Wolfensohn has assumed that the Merger will be tax-free to each of BTNY and Alex. Brown and their respective stockholders and that the Merger will be accounted for as a pooling of interests.

  Set forth below is a summary of certain financial analyses which were used by BT Wolfensohn in connection with providing its opinion to the BTNY Board and were reviewed with the BTNY Board at its meeting on April 5, 1997.

  Peer Group Analysis. BT Wolfensohn reviewed and compared certain financial and stock market information of BTNY and Alex. Brown with that of a group of large investment banking institutions comprised of The Bear Stearns Companies Inc., Donaldson, Lufkin & Jenrette, Inc., Lehman Brothers Holdings Inc., Merrill Lynch & Co., Inc., Morgan Stanley Group Inc., Paine Webber Group Inc. and Salomon Inc (collectively, the "Larger Peers"). This analysis indicated that based upon closing stock prices as of April 3, 1997 and earnings per share estimates for the Larger Peers from First Call and Institutional Brokers Estimate System ("IBES") as of April 2, 1997, (i) the price earnings multiples, based on latest twelve months earnings per share, were approximately 8.1x for Alex. Brown and 12.3x for BTNY, as compared to a mean of 8.7x and a median of 8.8x for the Larger Peers (with a range from 7.4x to 11.0x), and (ii) the multiples of market price to book value per share were approximately 1.7x for Alex. Brown and 1.6x for BTNY, as compared to a mean of 1.5x and median of 1.4x for the Larger Peers (with a range from 0.9x to 2.3x).

  BT Wolfensohn also reviewed and compared certain financial and stock market information of BTNY and Alex. Brown with that of a group of smaller investment banking institutions comprised of Advest Group, Inc., A.G. Edwards, Inc., Hambrecht & Quist Group, Interra Financial Inc., Jeffries Group, Inc., Legg Mason, Inc., McDonald & Company Investments, Inc., Morgan Keegan, Inc., Piper Jaffray Companies Inc. and Raymond James Financial, Inc. (collectively, the "Smaller Peers"). This analysis indicated that based upon closing stock prices as of April 3, 1997 and earnings per share estimates for the Smaller Peers from First Call and IBES as of April 2, 1997 (i) mean and median price earnings multiples, based on latest twelve months earnings per share, were approximately 11.0x and 10.2x, respectively, for the Smaller Peers (with a range from 8.5x to 14.9x and with such multiples unavailable for two of the Smaller Peers) and (ii) the mean and median of multiples of market price to book value per share of the Smaller Peers were each approximately 1.7x (with a range from 1.1x to 2.2x).

  Contribution Analysis. BT Wolfensohn analyzed and compared the respective contribution of each of BTNY and Alex. Brown to BTNY following the Merger based on a comparison of certain stock market and financial information for each company as a separate entity on a stand-alone basis. This analysis did not take into account any Synergies and restructuring charges. This analysis indicated that BTNY would contribute to the combined entity following the Merger approximately (i) 80% based upon net income for the latest twelve months, (ii) as of December 31, 1996, 98% based upon total assets and (iii) as of December 31, 1996, 89% based upon stockholders' equity.

  Selected Transactions Analysis. BT Wolfensohn reviewed and analyzed certain financial, operating and stock market information relating to four selected merger transactions involving large financial institutions. These transactions were the acquisitions of Smith New Court PLC by Merrill Lynch & Co., Inc. (announced on July

21, 1995), Kleinwort Benson Group plc by Dresdner Bank AG (announced on June 15, 1995), S.G. Warburg Group plc by Swiss Bank Corporation (announced on May 10, 1995) and Morgan Grenfell Group plc by Deutsche Bank AG (announced on November 27, 1989). This analysis indicated that the exchange ratio received by stockholders of the target company represented (i) a percentage above market value ranging from approximately 0.3% to 15.5% based on closing stock prices one day prior to the public announcement of the transaction, approximately 2.3% to 19.6% based on closing stock prices one week prior to the public announcement of the transaction, and approximately 10.2% to 37.5% based on closing stock prices one month prior to the public announcement of the transaction, (ii) a multiple of latest twelve months' earnings per share ranging from approximately 10.3x to 32.4x, and (iii) a multiple of book value ranging from 1.1x to 2.6x. Based upon currently outstanding shares and the April 4, 1997 market prices for BTNY Common Stock and Alex. Brown Common Stock, the Exchange Ratio represents (i) a percentage above the market value of Alex. Brown Common Stock of approximately 29% based on closing stock price one trading day prior to the public announcement of the Merger, approximately 50% based on the closing stock price one week prior to the public announcement of the Merger and approximately 20% based on the closing stock price one month prior to the public announcement of the Merger, (ii) a multiple to the latest twelve months' earnings per share of Alex. Brown of approximately 12.4x and
(iii) a multiple to Alex. Brown's book value of approximately 2.5x.

  Premiums Paid Analysis. BT Wolfensohn reviewed the premiums paid in 43 announced merger and acquisition transactions in the banking industry from 1996 to 1997 with an equity value in excess of $100 million (the "Bank Transactions") and 110 announced non-bank transactions (the "Non-bank Transactions") with an equity value in excess of $500 million from 1996 to 1997. BT Wolfensohn compared the premium paid over market price in the Bank Transactions and the Non-bank Transactions to the premium paid over market price in the Merger. BT Wolfensohn noted that the Bank Transactions were effected at a mean premium to the target's per share market price four weeks prior to announcement and to the target's per share market price one day prior to announcement of 32% and 22%, respectively, and that the Non-bank Transactions were effected at a mean premium to the target's per share market price four weeks prior to announcement and to the target's per share market price one day prior to announcement of 43% and 33%, respectively, vis-a-vis premiums of 20% and 29%, respectively, for the Merger (based on the per share market price four weeks prior to the announcement of the Merger and one day prior to the announcement of the Merger, respectively).

  Discounted Dividend Analysis. BT Wolfensohn calculated a range of present values per share for Alex. Brown Common Stock based on estimates of Alex. Brown's future dividend stream over a ten-year period and estimates of terminal values per share of Alex. Brown Common Stock at the end of such period. Estimates of the future dividend stream were based on the assumption that Alex. Brown would, in general, maintain its current dividend policy. Estimates of the terminal value per share were calculated using a range of multiples of projected earnings per share (7.0x to 10.0x) selected based upon a review of the trading multiples of the Larger Peers and Smaller Peers. Three scenarios for the financial performance of Alex. Brown for the years 1997 through 2006 were evaluated. Scenario 1 was based on Alex. Brown management's financial plan, Scenario 2 was based on a discount to Alex. Brown management's financial plan, and Scenario 3 was based on analyst estimates as reported to First Call and extrapolated using industry growth rates. BT Wolfensohn aggregated the dividend stream through 2006 and the range of terminal values and discounted the combined cash flow stream at a range of discount rates of 12.0% to 14.0%. BT Wolfensohn arrived at such discount rates based on its judgment of the weighted average cost of capital of Alex. Brown. The analysis included the present value of the Synergies and resulted in a range of values for the three scenarios of $51 to $102 per share.

  Pro Forma Combination Analysis. BT Wolfensohn analyzed the pro forma impact of the Merger on the earnings per share of BTNY Common Stock. Based upon First Call and IBES estimates, assuming the Merger will be accounted for as a pooling of interests for fiscal 1998 and taking into account the realization of Synergies, the Merger will be accretive to holders of BTNY Common Stock by 0.2% in 1998 or dilutive after restructuring charges to holders of BTNY Common Stock by 2.9%, and accretive to holders of BTNY Common Stock by 0.6% to 4.4% in 1999 and 3.0% to 8.1% in 2000. The pro forma impact on earnings per share based upon projected earnings was also analyzed.

  BT Wolfensohn also analyzed the pro forma impact of the Merger on key ratios relating to BTNY based on the new market risk amendment to the risk-based capital guidelines issued by the Federal Reserve Board (as defined herein) and the Bank for International Settlements. On a pro forma basis BTNY's Tier 1 ratio would be 8.5%, compared to 8.6% on a stand-alone basis. The total capital ratio of BTNY on a pro forma basis would be 13.7%, compared to 15.0% on a stand-alone basis. BTNY's leverage ratio on a pro forma basis would be 4.9% compared to 4.5% on a stand-alone basis.

  The foregoing summary does not purport to be a complete description of the analyses performed by BT Wolfensohn in connection with preparing its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying the opinion of BT Wolfensohn. In arriving at its fairness determination, BT Wolfensohn considered the result of all such analyses and did not assign relative weights to any of the analyses.

  The analyses were prepared solely for the purpose of enabling BT Wolfensohn to provide its opinion to the BTNY Board as to the fairness of the Exchange Ratio to BTNY and does not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty. Any estimates incorporated in the analyses performed by BT Wolfensohn are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than any such estimates. No company used in the analyses prepared by BT Wolfensohn is directly comparable to BTNY or Alex. Brown and none of the comparable acquisition transactions or other business combinations used as a comparison is identical to the transactions contemplated by the Merger Agreement. Accordingly, an analysis of publicly traded comparable companies and comparable business combinations resulting from the transactions is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies to which they are being compared. In connection with the analyses, BT Wolfensohn made, and was provided estimates and forecasts by BTNY and Alex. Brown management based upon numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of BTNY and Alex. Brown. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of BTNY and Alex. Brown or their respective advisors, none of BTNY, Alex. Brown or BT Wolfensohn or any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions. The opinion of BT Wolfensohn necessarily was based on the economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion.

  The terms of the Merger were determined through negotiations between BTNY and Alex. Brown and were approved by the BTNY Board. Although BT Wolfensohn provided advice to BTNY during the course of these negotiations, the decision to enter into the Merger Agreement and to accept the Exchange Ratio was solely that of the BTNY Board. As described above, the opinion and presentation of BT Wolfensohn to the BTNY Board were only one of a number of factors taken into consideration by the BTNY Board in making its determination to approve the Merger Agreement. See "--Reasons for Merger." BT Wolfensohn's opinion was provided to the BTNY Board to assist it in connection with its consideration of the Merger and does not constitute a recommendation to any holder of BTNY Common Stock as to how to vote at the BTNY Special Meeting.

  BT Wolfensohn is experienced in providing advice in connection with mergers and acquisitions and related transactions. BT Wolfensohn is a division of BT Securities, a wholly-owned subsidiary of BTNY. Certain members of management of BT Wolfensohn are also members of management of BTNY and also may have interests that are in addition to, and may be different from, the interests of BTNY Stockholders. The BTNY Board relied on BT Wolfensohn's experience in providing advice in connection with mergers and acquisitions and related transactions and did not believe there was a need to retain another advisor in connection with the Merger. Additionally, the BTNY Board was advised by its outside counsel, Wachtell, Lipton, Rosen & Katz, that the BTNY Board's fiduciary duties did not require it to retain a third party financial advisor. See "--Interests of Certain Persons in the Merger." BT Wolfensohn is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Merger. In the ordinary course of business of BT Securities and its affiliates (collectively, "BT Securities Affiliates"), BT Securities Affiliates may actively trade in the securities of Alex. Brown for their own accounts and for the accounts of their customers. Accordingly, BT Securities Affiliates may at any time hold a long or short position in such securities.

  Opinion of AB & Sons, Financial Advisor to Alex. Brown. Alex. Brown utilized the services of AB & Sons, a wholly-owned subsidiary of Alex. Brown, to act as Alex. Brown's financial advisor in connection with the Merger, including rendering its opinion to the Alex. Brown Board as to the fairness, from a financial point of view, of the Exchange Ratio to Alex. Brown's Stockholders.

  At the April 5, 1997 meeting of the Alex. Brown Board, representatives of AB & Sons made a presentation with respect to the Merger and rendered to the Alex. Brown Board its oral opinion, subsequently confirmed in writing as of the same date, that, as of such date, and subject to the assumptions made, matters considered and limitations set forth in such opinion and summarized below, the Exchange Ratio was fair, from a financial point of view, to Alex. Brown's Stockholders. No limitations were imposed by the Alex. Brown Board upon AB & Sons with respect to the investigations made or procedures followed by it in rendering its opinion.

  THE FULL TEXT OF AB & SONS' WRITTEN OPINION DATED APRIL 5, 1997 (THE "AB & SONS OPINION"), WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS APPENDIX C AND IS INCORPORATED HEREIN BY REFERENCE. ALEX. BROWN STOCKHOLDERS ARE URGED TO READ THE AB & SONS OPINION IN ITS ENTIRETY. THE AB & SONS OPINION IS DIRECTED TO THE ALEX. BROWN BOARD, ADDRESSES ONLY THE FAIRNESS OF THE EXCHANGE RATIO TO ALEX. BROWN'S STOCKHOLDERS FROM A FINANCIAL POINT OF VIEW AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY ALEX. BROWN STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE ALEX. BROWN SPECIAL MEETING. THE AB & SONS OPINION WAS RENDERED TO THE ALEX. BROWN BOARD FOR ITS CONSIDERATION IN DETERMINING WHETHER TO APPROVE THE MERGER AGREEMENT. THE DISCUSSION OF THE AB & SONS OPINION IN THIS JOINT PROXY-PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE AB & SONS OPINION.

  In connection with the AB & Sons Opinion, AB & Sons made certain material assumptions which are set forth in the following paragraphs. AB & Sons reviewed certain publicly available financial information and other information concerning Alex. Brown and BTNY and certain internal analyses and other information furnished to it by Alex. Brown and BTNY. AB & Sons also held discussions with the members of the senior managements of Alex. Brown and BTNY regarding the businesses and prospects of their respective companies and the joint prospects of a combined company. In addition, AB & Sons (i) reviewed the reported prices and trading activity for the common stock of both Alex. Brown and BTNY, (ii) compared certain financial and stock market information for Alex. Brown and BTNY with similar information for certain other companies whose securities are publicly traded, (iii) reviewed the financial terms of certain recent business combinations, (iv) reviewed the terms of the Merger Agreement and certain related documents, and (v) performed such other studies and analyses and considered such other factors as it deemed appropriate.

  In conducting its review and arriving at its opinion, AB & Sons assumed and relied upon, without independent verification, the accuracy, completeness and fairness of the information furnished to or otherwise reviewed by or discussed with it for purposes of rendering its opinion. With respect to the financial projections of Alex. Brown and BTNY and other information relating to the prospects of Alex. Brown and BTNY provided to AB & Sons by each company, AB & Sons assumed that such projections and other information were reasonably prepared and reflected the best currently available judgments and estimates of the respective managements of Alex. Brown and BTNY as to the likely future financial performances of their respective companies and of the combined entity. The financial projections of Alex. Brown and BTNY that were provided to AB & Sons were utilized and relied upon by AB & Sons in the Contribution Analysis, Discounted Dividend Analysis and Pro Forma Combined Earnings Analysis summarized below. AB & Sons assumed, with the consent of Alex. Brown, that the Merger will qualify for pooling of interests accounting treatment and as a tax-free

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

transaction for the Alex. Brown Stockholders. AB & Sons did not make and it was not provided with an independent evaluation or appraisal of the assets of Alex. Brown and BTNY, nor has AB & Sons been furnished with any such evaluations or appraisals. The AB & Sons Opinion is based on market, economic and other conditions as they existed and could be evaluated as of the date of the opinion letter. In arriving at its opinion, AB & Sons was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of Alex. Brown or any of its assets.

  The following is a summary of the analyses performed and factors considered by AB & Sons in connection with the rendering of the AB & Sons Opinion.

  Historical Financial Position. In rendering its opinion, AB & Sons reviewed and analyzed the historical and current financial condition of Alex. Brown and BTNY which included (i) an assessment of their respective recent financial statements; (ii) an analysis of their respective revenue, growth and operating performance trends; and (iii) an assessment of their respective capital structures and dividend policies. AB & Sons noted that Alex. Brown management's projection of fully-diluted earnings per share ("EPS") for the first quarter of 1997 of $1.10 was 25.7% lower than the reported fully-diluted EPS for the first quarter of 1996.

  Historical Stock Price Performance. AB & Sons reviewed and analyzed the daily closing per share market prices and trading volume for Alex. Brown and BTNY common stock from April 6, 1992 to April 4, 1997. AB & Sons also reviewed the daily closing per share market prices of the Alex. Brown Common Stock and BTNY Common Stock and compared the movement of such daily closing prices with the movement of the S&P 500 composite average over the period from April 6, 1992 through April 4, 1997. AB & Sons noted that, on a relative basis, Alex. Brown outperformed the S&P 500 composite average and BTNY underperformed the S&P 500 composite average. AB & Sons also reviewed the daily closing per share market prices of Alex. Brown Common Stock and compared the movement of such closing prices with the movement of a securities industry composite average (consisting of The Bear Stearns Companies Inc., A. G. Edwards, Inc., Interra Financial Incorporated, Legg Mason, Inc., Merrill Lynch & Co., Inc., Morgan Stanley Group Inc., Paine Webber Group Inc., Piper Jaffray Companies Inc., Raymond James Financial, Inc. and Salomon Inc) over the period from April 6, 1992 through April 4, 1997. On a relative basis, the price of the Alex. Brown Common Stock outperformed the securities industry composite average. AB & Sons also reviewed the daily closing per share market prices of BTNY Common Stock and compared the movement of such closing prices with the movement of two financial services industry composite averages (the first consisting of The Bank of New York Company, Inc., The Chase Manhattan Corporation, Citicorp, First Union Corporation, J.P. Morgan & Co. Incorporated and NationsBank Corporation (collectively, the "Bank Group"); and the second consisting of J.P. Morgan & Co. Incorporated, The Bank of New York Company, Inc., The Bear Stearns Companies Inc., Salomon Inc and Merrill Lynch & Co., Inc. (collectively, the "Proxy Group")) over the period from April 6, 1992 through April 4, 1997. On a relative basis the BTNY Common Stock price underperformed both the Bank Group and the Proxy Group composite averages. This information was presented to give the Alex. Brown Board background information regarding the respective stock price performances of Alex. Brown and BTNY over the periods indicated.

  Analysis of Certain Other Publicly Traded Companies--Alex. Brown. This analysis examines a company's valuation as compared to the valuation in the public market of other selected publicly traded companies. AB & Sons compared certain financial information (utilizing the valuation measurements described below) relating to Alex. Brown to certain corresponding information for a group of 13 publicly traded companies in the securities industry (consisting of The Bear Stearns Companies Inc., Donaldson, Lufkin & Jenrette, Inc., A. G. Edwards, Inc., Hambrecht & Quist Group, Interra Financial Incorporated, Legg Mason, Inc., Lehman Brothers Holdings, Inc., Merrill Lynch & Co., Inc., Morgan Stanley & Co. Incorporated, Dean Witter, Discover & Co. (analyzed as pro forma for the pending merger between Morgan Stanley Group Inc. and Dean Witter, Discover & Co.), Paine Webber Group Inc., Piper Jaffray Companies Inc., Raymond James Financial, Inc. and Salomon Inc (collectively, the "Selected Securities Firms")). Such financial information included, among other things,
(i) common equity market valuation; (ii) leverage ratios; (iii) operating performance; and (iv) ratios of common equity price per share ("Equity Value") to stated book value per share ("BVPS") and fully-diluted EPS. In the case of the Selected Securities Firms, Equity Value was based on closing market prices as of April 4, 1997, and in the case of Alex. Brown, Equity Value was based on the closing market price of Alex. Brown Common Stock on April 2, 1997 (the "Unaffected Price"). AB & Sons also computed ratios of the implied price per share paid in the Merger (the "Implied Merger Value"), calculated as the product of the Exchange Ratio and the closing market price of BTNY Common Stock on April 4, 1997, to BVPS and EPS. The financial information used in connection with the multiples provided below with respect to Alex. Brown and the Selected Securities Firms was based on the latest reported 12 month period as derived from publicly available information and on estimated EPS for calendar years 1997 and 1998 as reported by IBES. AB & Sons noted that, for Alex. Brown, the multiple of Equity Value to BVPS was 1.5x and the multiple of Implied Merger Value to BVPS was 2.5x, compared to a range of multiples of Equity Value to BVPS of 1.0x to 2.3x, with a mean of 1.7x, for the Selected Securities Firms. AB & Sons also noted that the multiple of Equity Value to trailing 12 month EPS was 7.5x for Alex. Brown and the multiple of Implied Merger Value to trailing 12 month EPS was 12.4x for Alex. Brown, compared to a range of multiples of Equity Value to trailing 12 month EPS of 6.4x to 15.5x, with a mean of 9.5x, for the Selected Securities Firms; the multiple of Equity Value to calendar year 1997 EPS was 9.5x for Alex. Brown and the multiple of Implied Merger Value to calendar year 1997 EPS was 15.7x for Alex. Brown, compared to a range of multiples of Equity Value to calendar year 1997 EPS of 7.7x to 20.4x, with a mean of 10.5x, for the Selected Securities Firms; and the multiple of Equity Value to calendar year 1998 EPS was 10.2x for Alex. Brown and the multiple of Implied Merger Value to calendar year 1998 EPS was 16.8x for Alex. Brown, compared to a range of multiples of Equity Value to calendar year 1998 EPS of 8.4x to 11.9x, with a mean of 10.0x, for the Selected Securities Firms. AB & Sons noted that the multiples for Alex. Brown using Equity Value were generally within the range of the multiples for the Selected Securities Firms and the multiples for Alex. Brown using the Implied Merger Value were generally within or above the range of the multiples for the Selected Securities Firms. The IBES fully-diluted EPS estimates, as of April 2, 1997, for the calendar years 1997 and 1998 for Alex. Brown were $4.34 and $4.07, respectively.

  Analysis of Certain Other Publicly Traded Companies--BTNY. AB & Sons compared certain financial information (utilizing the valuation measurements described below) relating to BTNY to certain corresponding information from two groups of publicly traded companies in the financial services industry, the Bank Group and the Proxy Group. Such financial information included, among other things, (i) common equity market valuation; (ii) capitalization ratios;
(iii) operating performance; and (iv) ratios of Equity Value (based on closing market prices as of April 4, 1997) to BVPS and EPS. The financial information used in connection with the multiples provided below with respect to BTNY, the Bank Group and the Proxy Group was based on the latest reported 12 month period as derived from publicly available information and on estimated EPS for calendar years 1997 and 1998 as reported by IBES. AB & Sons noted that, on the basis of the most recently reported financial results, the multiple of Equity Value to BVPS was 1.5x for BTNY, compared to a range of 1.8x to 2.8x, with a mean of 2.4x, for the Bank Group and a range of 1.3x to 2.8x, with a mean of 1.9x, for the Proxy Group. AB & Sons also noted that, on a trailing 12 month basis, the multiple of Equity Value to trailing 12 month EPS was 12.2x for BTNY, compared to a range of 12.6x to 15.2x, with a mean of 14.1x, for the Bank Group and a range of 6.7x to 14.9x, with a mean of 10.6x, for the Proxy Group; the multiple of Equity Value to calendar year 1997 EPS was 11.0x for BTNY, compared to a range of 11.1x to 13.3x, with a mean of 12.4x, for the Bank Group and a range of 8.3x to 13.1x, with a mean of 11.1x, for the Proxy Group; and the multiple of Equity Value to calendar year 1998 EPS was 9.6x for BTNY, compared to a range of 9.6x to 11.8x, with a mean of 11.0x, for the Bank Group and a range of 9.6x to 11.9x, with a mean of 11.2x, for the Proxy Group. AB & Sons noted that the multiples for BTNY were generally below the range of the multiples for the Bank Group and within the range of the multiples for the Proxy Group. The IBES fully diluted EPS estimates, as of April 4, 1997, for the calendar years 1997 and 1998 for BTNY were $7.50 and $8.57, respectively.

  Analysis of Selected Mergers and Acquisitions. AB & Sons reviewed the financial terms, to the extent publicly available, of 20 pending or completed mergers and acquisitions since 1987 involving domestic targets in the securities industry (the "Selected Domestic Transactions"), six selected completed mergers and acquisitions prior to 1987 involving domestic targets in the securities industry, and 11 pending or completed mergers and acquisitions since 1987 involving international targets in the securities industry (the "Selected International Transactions"). AB & Sons calculated various financial multiples and the premiums over market price paid in such transactions based on certain publicly available information for each of the groups of transactions and compared them to corresponding financial multiples and the premiums over market paid in the Merger, based on the Implied Merger Value. AB & Sons noted that the multiple of purchase price per share to BVPS was 2.5x for the Merger versus a range of 0.4x to 4.1x, with a mean of 1.8x, for the Selected Domestic Transactions and a range of 0.6x to 4.2x, with a mean of 2.1x for the Selected International Transactions. Alex. Brown further noted that the multiple of purchase price per share to trailing 12 month EPS was 12.4x for the Merger versus a range of 8.8x to 24.5x, with a mean of 15.9x, for the Selected Domestic Transactions and a range of 8.8x to 29.2x, with a mean of 17.2x, for the Selected International Transactions. Alex. Brown also noted that the Selected Domestic Transactions were effected at a range of premiums to the target's per share market price four weeks prior to announcement and to the target's per share market price one day prior to announcement of 6.9% to 65.2%, with a mean of 25.9%, and 7.1% to 52.4%, with a mean of 21.2%, respectively, versus premiums of 16.0% and 65.0%, respectively, for the Merger (based on the per share market price four weeks prior to the April 7, 1997 announcement of the Merger and the Unaffected Price). All multiples for the Selected Domestic Transactions and the Selected International Transactions were based on public information available at the time of announcement of such transaction, without taking into account differing market and other conditions over the period during which the transactions occurred.

  Premiums Paid Analysis. AB & Sons reviewed the premiums paid in 306 completed merger and acquisition transactions in the financial services industry from 1992 to 1996 (the "Financial Services Transactions") and 343 completed stock-for-stock merger and acquisition transactions from 1992 to 1996 (the "Stock Transactions"). AB & Sons compared the premium paid over market price in the Financial Services Transactions and the Stock Transactions to the premium paid over market price in the Merger. AB & Sons noted that the Financial Services Transactions were effected at a mean premium to the target's per share market price four weeks prior to announcement and to the target's per share market price one day prior to announcement of 38.4% and 30.0%, respectively, and that the Stock Transactions were effected at a mean premium to the target's per share market price four weeks prior to announcement and to the target's per share market price one day prior to announcement of 40.6% and 28.8%, respectively, versus premiums of 16.0% and 65.0%, respectively, for the Merger (based on the per share market price four weeks prior to the announcement of the Merger and the Unaffected Price, respectively).

  Contribution Analysis. AB & Sons analyzed the relative contributions of Alex. Brown and BTNY to the pro forma balance sheet of the combined company and the pro forma income statement of the combined company, based on historical data, managements' projections for their respective companies and the IBES mean EPS estimate for BTNY for 1998 and compared such percentage contributions to Alex. Brown's relative pro forma ownership of approximately 22.3% of the outstanding capital of the combined company. This analysis showed that on a pro forma basis, based on the two companies' financial positions at December 31, 1996, Alex. Brown and BTNY would account for approximately 2.1% and 97.9%, respectively, of the combined company's pro forma total assets; 11.0% and 89.0%, respectively, of the combined company's pro forma total equity; and 12.7% and 87.3%, respectively, of the combined company's pro forma common equity. This analysis also showed that on a pro forma combined basis (excluding (i) the effect of any synergies that may be realized as a result of the Merger and (ii) non-recurring expenses relating to the Merger), Alex. Brown and BTNY would account for approximately 10.0% and 90.0% respectively, of the combined company's pro forma revenue and 20.1% and 79.9%, respectively, of the combined company's pro forma net income for the twelve-month period ending December 31, 1996; 14.5% and 85.5%, respectively, of the combined company's pro forma net income for the projected calendar year 1997; and 14.5% and 85.5%, respectively, of the combined company's pro forma net income for the projected calendar year 1998.

  Discounted Dividend Analysis. AB & Sons calculated a range of present values per share for Alex. Brown Common Stock based on estimates of Alex. Brown's future dividend stream over a five-year period and estimates of terminal values per share of Alex. Brown Common Stock at the end of such period. Estimates of the future

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

dividend stream were based on the assumption that Alex. Brown would, in general, maintain its current dividend policy. Estimates of the terminal value per share were calculated using a range of multiples of projected BVPS (1.8x to 2.5x) selected based upon a review of the trading multiples of the Selected Securities Firms and the multiples paid in the Selected Domestic Transactions and the Selected International Transactions. Three cases of projections for the financial performance of Alex. Brown for the years 1997 through 2001 were used in estimating the future dividend stream and the future BVPS. The first case (the "Base Case") was based on Alex. Brown management's financial plan, the second case (the "17.7% ROE Case") was based on the assumption that Alex. Brown would achieve a 17.7% return on average equity ("ROE") over the projection period (Alex. Brown's average annual ROE from 1987 through 1996), and the third case (the "20% ROE Case") was based on the assumption that Alex. Brown would achieve a 20% ROE over the projection period. AB & Sons aggregated the dividend stream through 2001 and the range of terminal values and discounted the combined cash flow stream at a range of discount rates of 13.5% to 16.5%. AB & Sons arrived at such discount rates based on its judgment of the weighted average cost of capital of Alex. Brown. This analysis indicated a range of values of $45.10 to $69.71 per share based upon the Base Case, $51.56 to $79.71 per share based upon the 17.7% ROE Case, and $57.45 to $88.73 per share based upon the 20% ROE Case.

  Pro Forma Combined Earnings Analysis. AB & Sons analyzed certain pro forma effects of the Merger on the projected performance of BTNY. Based on such analysis, AB & Sons computed the resulting dilution/accretion to the combined company's fully-diluted EPS estimate for the fiscal years ending 1997, 1998 and 1999, pursuant to the Merger after taking into account potential cost savings and other synergies that Alex. Brown and BTNY might achieve if the Merger were consummated and before nonrecurring costs relating to the Merger. AB & Sons noted that after taking into account such cost savings and synergies, and before nonrecurring costs relating to the Merger, the Merger would be approximately 7.3% dilutive to the combined company's EPS for the fiscal year ending December 31, 1997, 3.5% dilutive to the combined company's EPS for the fiscal year ending December 31, 1998, and 0.3% accretive to the combined company's EPS for the fiscal year ending December 31, 1999. AB & Sons noted that there can be no assurance that the combined company will be able to realize savings and synergies in the amounts identified, or at all, following the Merger.

  Relevant Market and Economic Factors. In rendering its opinion, AB & Sons considered, among other factors, the condition of the U.S. stock markets, particularly in the securities industry sector, and the current level of economic activity.

  No company used in the analysis of other publicly traded companies nor any transaction used in the analyses of selected mergers and acquisitions summarized above is identical to Alex. Brown, BTNY or the Merger. Accordingly, such analyses must take into account differences in the financial and operating characteristics of the Selected Securities Firms, the Bank Group, the Proxy Group and the companies in the Selected Domestic Transactions, Selected International Transactions, Financial Services Transactions and Stock Transactions and other factors that would affect the public trading value and acquisition value of the Selected Securities Firms, the Bank Group, the Proxy Group, and the companies in the Selected Domestic Transactions, Selected International Transactions, Financial Services Transactions and Stock Transactions, respectively.

  While the foregoing summary describes the analyses and factors that AB & Sons deemed material in its presentation to the Alex. Brown Board, it is not a comprehensive description of all of the analyses and factors considered by AB & Sons. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the applications of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. AB & Sons believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, would create an incomplete view of the evaluation process underlying the AB & Sons Opinion. In performing its analyses, AB & Sons considered general economic, market and financial conditions and other matters, many of which are beyond the control of Alex. Brown and BTNY. The analyses performed by AB & Sons are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Additionally, analyses relating to the value of a business do not purport to be appraisals or to reflect the prices at which the business actually may be sold. Furthermore, no opinion is being expressed as to the prices at which shares of BTNY Common Stock may trade at any future time.

  Pursuant to a letter agreement dated April 5, 1997 between AB & Sons and Alex. Brown, Alex. Brown has agreed to indemnify AB & Sons and its directors, officers, agents, employees and controlling persons, for certain costs, expenses, losses, claims, damages and liabilities related to or arising out of its rendering of services under its engagement as financial advisor. AB & Sons is a wholly-owned subsidiary of Alex. Brown. Certain members of management of AB & Sons are also members of management of Alex. Brown and have interests in the Merger that are different from, or in addition to, the interests of stockholders of Alex. Brown. See "--Interests of Certain Persons in the Merger."

  The Alex. Brown Board retained AB & Sons to act as its advisor based upon AB & Sons' qualifications, reputation, experience and expertise. AB & Sons is an internationally recognized investment banking firm and, as customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes. Certain members of the management of AB & Sons are also members of the management of Alex. Brown and also have interests that are different from, or in addition to, the interests of Alex. Brown Stockholders. The Alex. Brown Board relied on AB & Sons' experience in providing advice in connection with mergers and acquisitions and related transactions and did not believe there was a need to retain another advisor in connection with the Merger. See "Interests of Certain Persons in the Merger." AB & Sons may actively trade the equity securities of Alex. Brown and BTNY for its own account and for the account of its customers. AB & Sons regularly publishes research reports regarding the financial services industry and the businesses and securities of publicly traded companies in the financial services industry.

STRUCTURE OF THE MERGER

  Subject to the terms and conditions of the Merger Agreement and in accordance with the MGCL and the Delaware General Corporation Law (the "DGCL"), at the Effective Time, Alex. Brown will merge with and into BTNY Sub. BTNY Sub will be the Surviving Corporation in the Merger and will continue its corporate existence under the laws of the State of Delaware. At the Effective Time, the separate corporate existence of Alex. Brown will terminate. BTNY Sub's articles of incorporation, as in effect immediately prior to the Effective Time, will be the articles of incorporation of the Surviving Corporation and BTNY Sub's by-laws, as in effect immediately prior to the Effective Time, will be the by-laws of the Surviving Corporation.

  BTNY and Alex. Brown currently intend to effectuate, or cause to be effectuated, immediately after the Effective Time the consummation of the merger (the "Subsidiary Merger") of AB & Sons with and into BT Securities. Prior to the Effective Time, BTNY currently intends to cause all of the issued and outstanding shares of capital stock of BT Securities to be contributed to BTNY Sub. The parties have agreed to cooperate and take all requisite actions, including, without limitation, executing all requisite documentation, prior to or following the Effective Time to consummate the Subsidiary Merger. The parties also have agreed to cooperate and take all requisite additional action prior to or following the Effective Time to merge or otherwise consolidate legal entities to the extent desirable for regulatory or other reasons, and further have agreed that BTNY may at any time change the method of effecting the Merger, including by merging Alex. Brown with and into BTNY, by merging Alex. Brown with and into a direct or indirect wholly-owned subsidiary of BTNY other than BTNY Sub or by merging any such subsidiary with and into Alex. Brown, and Alex. Brown shall cooperate in such efforts, including by entering into an appropriate amendment to the Merger Agreement, provided, however, that any such actions shall not (a) alter or change the amount or kind of the merger consideration, (b) adversely affect the proposed accounting treatment for the Merger or the tax treatment to the Alex. Brown Stockholders as a result of receiving the merger consideration or (c) materially delay receipt of any Requisite Regulatory Approval or the consummation of the transactions contemplated by the Merger Agreement.

CONVERSION OF ALEX. BROWN COMMON STOCK; TREATMENT OF ALEX. BROWN STOCK OPTIONS AND DEBENTURES

  At the Effective Time, each share of Alex. Brown Common Stock outstanding, other than shares held in Alex. Brown's treasury or held by BTNY or Alex. Brown or any subsidiary thereof (except, in both cases, for shares held, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary or custodial capacity that are beneficially owned by third parties ("Trust Account Shares") or in respect of a debt previously contracted ("DPC Shares")), will be converted into the right to receive a number of shares of BTNY Common Stock equal to the Exchange Ratio, 0.83, plus the associated BTNY Rights, subject to antidilution adjustments as provided in the Merger Agreement. Each BTNY Right entitles the registered holder to purchase from BTNY a one one-hundredth interest in a Junior Preferred Share, at a price of $140 per one one-hundredth interest in a Junior Preferred Share, subject to adjustment in the case of a stock split or stock dividend on the BTNY Common Stock. See "Description of BTNY Common Stock--BTNY Rights." Because the Exchange Ratio is fixed and because the market price of BTNY Common Stock is subject to fluctuation, the value of the shares of BTNY Common Stock that holders of Alex. Brown Common Stock will receive in the Merger may increase or decrease prior to and following the Merger.

  Each outstanding share of Alex. Brown Common Stock owned by BTNY or its subsidiaries or Alex. Brown or its subsidiaries (other than Trust Account Shares or DPC Shares) or by Alex. Brown as treasury stock will be cancelled at the Effective Time and will cease to exist, and no BTNY Common Stock or other consideration will be delivered in exchange therefor. All shares of BTNY Common Stock that are owned by Alex. Brown (except for Trust Account Shares or DPC Shares) will become treasury stock of BTNY. Except for the foregoing, shares of BTNY Common Stock and any shares of BTNY preferred stock issued and outstanding immediately prior to the Effective Time will remain issued and outstanding immediately after the Merger.

  Each stock option to acquire Alex. Brown Common Stock granted under the Alex. Brown Stock Plans which is outstanding and unexercised immediately prior to the Effective Time will be converted automatically at the Effective Time into, and will become, a stock option to purchase BTNY Common Stock and will continue to be governed by the terms of the Alex. Brown Stock Plans, which will be assumed by BTNY. In each case, (i) the number of shares of BTNY Common Stock subject to the BTNY option will be equal to the product of the number of shares of Alex. Brown Common Stock subject to the Alex. Brown option and the Exchange Ratio, rounded down to the nearest whole share, and (ii) the exercise price per share of BTNY Common Stock subject to the BTNY option will be equal to the exercise price per share of Alex. Brown Common Stock under the Alex. Brown option divided by the Exchange Ratio, rounded up to the nearest whole cent. The duration and other terms of each BTNY option will be substantially the same as the Alex. Brown option. Pursuant to the Alex. Brown Stock Plans, each Alex. Brown option, if not already exercisable in full, will become exercisable in full upon approval of the Merger by the Alex. Brown Stockholders at the Alex. Brown Special Meeting.

  The Public Debentures outstanding at the Effective Time will be assumed by BTNY and remain outstanding thereafter as an obligation of BTNY and the Surviving Corporation as co-obligors, and, from and after the Effective Time, the holders of the Public Debentures will have the right to convert such Public Debentures into the number of shares of BTNY Common Stock receivable in the Merger by a holder of the number of shares of Alex. Brown Common Stock into which such Public Debentures could have been converted immediately prior to the Merger.

  The Executive Debentures issued and outstanding at the Effective Time will be assumed by BTNY and remain outstanding thereafter as an obligation of BTNY and the Surviving Corporation as co-obligors, and, from and after the Effective Time, the holders of the Executive Debentures will have the right to convert such Executive Debentures into the number of shares of BTNY Common Stock receivable in the Merger by a holder of the number of shares of Alex. Brown Common Stock into which such Executive Debentures could have been converted immediately prior to the Merger (and otherwise will remain subject to the terms of the Alex. Brown Stock Plans under which they were issued and the agreements evidencing such instruments). The approval of the Merger at the Alex. Brown Special Meeting will be a change in control for purposes of the Executive Debentures and any accrued and unvested loan forgiveness amounts will vest as of the Effective Time.

EXCHANGE OF CERTIFICATES; FRACTIONAL SHARES

  At or prior to the Effective Time, BTNY will deposit, or cause to be deposited, with a bank or trust company selected by BTNY and reasonably acceptable to Alex. Brown (the "Exchange Agent"), for the benefit of the holders of certificates of Alex. Brown Common Stock, certificates representing the shares of BTNY Common Stock and cash in lieu of any fractional shares to be issued pursuant to the Merger Agreement in exchange for outstanding shares of Alex. Brown Common Stock.

  As soon as is practicable after the Effective Time, the Exchange Agent will mail a form of transmittal letter to the holders of Alex. Brown Common Stock. The form of transmittal letter will contain instructions with respect to the surrender of certificates representing Alex. Brown Common Stock.

  ALEX. BROWN STOCK CERTIFICATES SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY AND SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT UNLESS AND UNTIL THE ALEX. BROWN STOCKHOLDER RECEIVES A LETTER OF TRANSMITTAL FOLLOWING THE EFFECTIVE TIME.

  Until the certificates representing Alex. Brown Common Stock are surrendered for exchange after the Effective Time, holders of such certificates or receipts will accrue but will not be paid dividends or other distributions declared after the Effective Time with respect to the BTNY Common Stock into which their shares have been converted. When such certificates or receipts are surrendered, any unpaid dividends or other distributions will be paid, without interest. After the Effective Time, there will be no transfers on the stock transfer books of Alex. Brown of shares of Alex. Brown Common Stock issued and outstanding immediately prior to the Effective Time. If certificates representing shares of Alex. Brown Common Stock are presented after the Effective Time, they will be cancelled and exchanged for the relevant certificate representing the applicable shares of BTNY Common Stock.

  No fractional shares of BTNY Common Stock will be issued to any holder of Alex. Brown Common Stock upon consummation of the Merger. For each fractional share that would otherwise be issued, BTNY will pay cash in an amount equal to such fraction multiplied by the average of the closing sale prices of BTNY Common Stock on the NYSE as reported by The Wall Street Journal for the five trading days ending on the second to last trading day prior to the Effective Time. No interest will be paid or accrued on the cash in lieu of fractional shares payable to holders of such certificates.

  Neither BTNY nor Alex. Brown nor any other person will be liable to any former holder of Alex. Brown Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

  If a certificate for Alex. Brown Common Stock has been lost, stolen or destroyed, the Exchange Agent will issue the merger consideration upon receipt of appropriate evidence as to such loss, theft or destruction, appropriate evidence as to the ownership of such certificate by the claimant, and appropriate and customary indemnification.

  For a description of the differences between the rights of the holders of BTNY Common Stock and Alex. Brown Common Stock, see "Comparison of Rights of Holders of Alex. Brown Common Stock and BTNY Common Stock."

  Shares of BTNY Common Stock and BTNY preferred stock issued and outstanding immediately prior to the Effective Time will remain issued and outstanding and be unaffected by the Merger, and holders of such stock will not be required to exchange the certificates representing such stock or take any other action by reason of the consummation of the Merger.

EFFECTIVE TIME

  The Merger will become effective upon the acceptance for record of the articles of merger by the Department of Assessments and Taxation of the State of Maryland and by making all other filings required under the MGCL to be made prior to or concurrent with the effectiveness of the Merger, and as set forth in the certificate of merger which shall be filed with the Secretary of State of the State of Delaware. The closing date of the Merger (the "Closing Date") will occur on a date to be specified by the parties which shall be no later than three business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions precedent to the Merger unless extended by mutual agreement.

  See "--Conditions to the Consummation of the Merger" and "--Regulatory Approvals Required for the Merger."

REPRESENTATIONS AND WARRANTIES

  The Merger Agreement contains representations and warranties of BTNY, BTNY Sub and Alex. Brown as to, among other things, (i) the corporate organization and existence of each party and its subsidiaries; (ii) the capitalization of each of BTNY and Alex. Brown and its subsidiaries; (iii) the corporate power and authority of each party; (iv) the compliance of the Merger Agreement with
(a) the certificate and by-laws of each party, (b) applicable law, and (c) certain material agreements; (v) governmental and third-party approvals; (vi) the timely filing of required regulatory reports; (vii) BTNY's and Alex. Brown's financial statements and filings with the Commission; (viii) broker's fees; (ix) the absence of certain changes in BTNY's and Alex. Brown's businesses since December 31, 1996; (x) the absence of material legal proceedings; (xi) the filing and accuracy of tax returns; (xii) employee benefit plans and related matters; (xiii) filings with the Commission;
(xiv) compliance with applicable law; (xv) the absence of material defaults under certain contracts; (xvi) agreements with regulatory agencies; (xvii) the validity of investment securities; (xviii) interest rate risk management instruments; (xix) the absence of undisclosed liabilities; (xx) the absence of environmental liabilities; (xxi) the inapplicability to the Merger of the MGCL's takeover provisions or any other applicable state takeover law; (xxii) the existence for each party of reasonably adequate insurance coverage; and (xxiii) "pooling of interests" accounting treatment.

CONDUCT OF BUSINESS PENDING THE MERGER AND OTHER AGREEMENTS

  Pursuant to the Merger Agreement, prior to the Effective Time, BTNY and Alex. Brown each has agreed to, and to cause their respective subsidiaries to,
(i) conduct its business in the usual, regular and ordinary course consistent with past practice, (ii) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships, and, in the case of Alex. Brown, retain the services of its officers and key employees, and (iii) take no action which would adversely affect or delay in any material respect the ability of either BTNY or Alex. Brown to obtain the Requisite Regulatory Approvals or to perform its covenants and agreements under the Merger Agreement or the Option Agreements.

  BTNY and Alex. Brown also have agreed to use their reasonable best efforts to promptly prepare and file all necessary documentation to effect all applications, notices, petitions and filings, and to obtain and to cooperate in obtaining permits, consents, approvals and authorizations of all third parties and governmental entities necessary or advisable to consummate the transactions contemplated by the Merger Agreement and to comply fully with the terms and conditions of all such permits, consents, approvals and authorizations. BTNY and Alex. Brown have agreed to use their reasonable best efforts to obtain all necessary consents and approvals under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), and to obtain the approval of the boards of directors and stockholders of all their respective subsidiaries regulated under the 1940 Act and the Investment Advisers Act. BTNY and Alex. Brown have each agreed upon request to furnish to the other party all information concerning itself and its subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with the Merger. BTNY and Alex. Brown have also agreed, subject to the terms and conditions of the Merger Agreement, to use their reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries and to consummate the Merger. The parties also have agreed to use all reasonable best efforts to resolve any objections that may be asserted by any governmental entity with respect to the Merger, the Merger Agreement or the transactions contemplated thereby. BTNY also agreed to use its reasonable best efforts to cause the shares of BTNY Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time. The parties have agreed that the required notice to the Federal Reserve Board will be filed within 60 days of the date of the Merger Agreement.

  BTNY and Alex. Brown have further agreed to give the other party access to all of its properties, books, contracts, commitments and records and to furnish information concerning its businesses, properties and personnel, subject to the restrictions set forth in the Merger Agreement.

  Prior to the Effective Time, Alex. Brown will use its best efforts to obtain as promptly as practicable, the approval of the stockholders of each of the Flag Family of Funds (collectively, the "Funds"), pursuant to the provisions of Section 15 of the 1940 Act applicable thereto, of a new Investment Company Advisory Agreement for such Fund identical in all respects to that in effect immediately prior to the closing of the Merger (the "Closing"), except that such new Investment Advisory Agreement will be effective immediately after the Closing Date and will have an initial term of two years. In addition, Alex. Brown will use its best efforts to assure, prior to the Closing Date, the satisfaction of the conditions set forth in Section 15(f) of the 1940 Act with respect to each Fund.

  BTNY has agreed to use its best efforts to assure compliance with the conditions of Section 15(f) of the 1940 Act with respect to the Funds. Without limiting the foregoing, BTNY has agreed that (i) for a period of not less than three years after the Closing Date, BTNY will assure that no more than 25% of the members of the Board of Directors of any Fund will be "interested persons" (as defined in the 1940 Act) of BTNY (or such other entity which acts as adviser or subadviser to the Funds) or of the predecessor investment adviser of the Funds and (ii) neither BTNY nor any affiliate (including any parent company of BTNY) of BTNY (or any entity which will act as adviser or subadviser to the Funds), for a period of not less than two years after the Closing Date, will have any express or implied understanding, arrangement or intention to impose an unfair burden on any of the Funds as a result of the transactions contemplated by the Merger Agreement.

  In addition, except as expressly contemplated by the Merger Agreement or specified in a schedule thereto or by the Alex. Brown Stock Option Agreement, Alex. Brown has agreed that, without the consent of BTNY, it will not, among other things:

    (i) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance existing short-term indebtedness and indebtedness of Alex. Brown or any of its subsidiaries to Alex. Brown or any of its subsidiaries and indebtedness under existing lines of credit), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance;

    (ii) adjust, split, combine or reclassify any capital stock; make, declare or pay any dividend (except for regular quarterly cash dividends not to exceed $.17 per share on Alex. Brown Common Stock and dividends paid in the ordinary course of business by any subsidiaries of Alex. Brown) or make any other distribution on, or, directly or indirectly, redeem (except as provided in the Merger Agreement) purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or grant any stock appreciation rights; grant any individual, corporation or other entity any right to acquire any shares of its capital stock; issue any additional shares of capital stock except pursuant to the conversion of the Public Debentures or the Executive Debentures or the exercise of stock options granted pursuant to Alex. Brown Stock Plans; or enter into any agreement or understanding with respect to the sale or voting of its capital stock;

    (iii) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets, including, without limitation, capital stock in any subsidiaries of Alex. Brown to any individual, corporation or other entity other than a direct or indirect wholly-owned subsidiary, or cancel, release or assign any indebtedness to any such entity or any claims held by any such entity, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of the Merger Agreement;

    (iv) except for transactions in the ordinary course of business consistent with past practice, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a wholly-owned subsidiary of Alex. Brown;

    (v) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material lease, contract or agreement, or make any change in any of its material leases, contracts, or agreements other than renewals of leases, contracts or agreements without material adverse changes of terms;

    (vi) other than in the ordinary course of business consistent with past practice and, in all events, subject to BTNY's prior written consent (or prior consultation in the case of new hires who are principals or managing directors), except as contemplated by the Employment Agreements and the Retention Program, increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or, except as contemplated by the Merger Agreement, become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or accelerate the vesting of any stock options or other stock-based compensation;

    (vii) solicit, encourage or authorize any individual, corporation or other entity to solicit from any third party any inquiries or proposals relating to the disposition of its business or assets, or the acquisition of its voting securities, or the merger of it or any of its subsidiaries with any corporation or other entity other than as provided by the Merger Agreement (and Alex. Brown will promptly notify BTNY of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters) or, unless the failure to provide access to such information would upon advice of counsel reasonably acceptable to BTNY cause the Alex. Brown Board to breach their fiduciary duties under applicable law, provide any information to any such third party;

    (viii) settle any material claim, action or proceeding involving money damages or waive or release any material rights or claims, except in the ordinary course of business consistent with past practice;

    (ix) change its methods of accounting in effect at December 31, 1996, except as required by changes in GAAP as concurred with by KPMG Peat Marwick LLP, its independent auditors, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns of Alex. Brown for the taxable years ending December 31, 1996 and 1995, except as required by changes in law or regulation or as disclosed by Alex. Brown to BTNY;

    (x) take any action that would prevent or impede the Merger from qualifying (a) for "pooling of interests" accounting treatment or (b) as a reorganization within the meaning of Section 368 of the Code;

    (xi) adopt or implement any amendment to the Alex. Brown Articles of Incorporation or any plan of consolidation, merger or reorganization or any changes to the Alex. Brown By-laws;

    (xii) other than in prior consultation with the BTNY, materially restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported or materially alter the credit or risk concentrations associated with its underwriting and other investment banking businesses;

    (xiii) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in the Merger Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger not being satisfied or in a violation of any provision of the Merger Agreement, except, in every case, as may be required by applicable law;

    (xiv) amend, modify, revoke or terminate the stockholders' agreement, dated as of June 23, 1989, as amended, by and among Alex. Brown and the persons listed on Exhibit A thereto; or

    (xv) agree to, or make any commitment to, take any of the actions listed above.

  In addition, during the period from the date of the Merger Agreement to the Effective Time, except as expressly contemplated by the Merger Agreement, BTNY has agreed that it shall not, and shall not permit any of its subsidiaries to, without the prior written consent of Alex. Brown, among other things:

    (i) take any action that would prevent or impede the Merger from qualifying (a) for "pooling of interests" accounting treatment or (b) as a reorganization within the meaning of Section 368 of the Code; provided, however, that nothing contained herein shall limit the ability of BTNY to exercise its rights under the Alex. Brown Stock Option Agreement;

    (ii) (a) adjust, split, combine or reclassify any capital stock; or (b) make, declare or pay any dividend (except for (1) regular quarterly cash dividends at a rate not in excess of $1.00 per share of BTNY Common Stock, and (2) except for dividends paid in the ordinary course of business by any subsidiary (whether or not wholly-owned) of BTNY) or make any extraordinary distribution on any shares of its capital stock;

    (iii) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in the Merger Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in the Merger Agreement not being satisfied or in a violation of any provision of the Merger Agreement, except, in every case, as may be required by applicable law;

    (iv) change its methods of accounting in effect at December 31, 1996, except as required by changes in GAAP as concurred with by KPMG Peat Marwick LLP, its independent auditors; or

    (v) agree to, or make any commitment to, take any of the actions listed above.

CONDITIONS TO THE CONSUMMATION OF THE MERGER

  Each party's obligation to effect the Merger is subject to the satisfaction or waiver, where permissible, of the following conditions at or prior to the Effective Time:

    (i) (a) The Merger Agreement and the transactions contemplated thereby will have been approved and adopted by the requisite affirmative vote of the holders of Alex. Brown Common Stock and (b) the issuance of BTNY Common Stock contemplated by the Merger Agreement will have been approved by requisite affirmative vote of the BTNY Stockholders required pursuant to the rules of the NYSE;

    (ii) The shares of BTNY Common Stock which are to be issued to the Alex. Brown Stockholders upon consummation of the Merger will have been authorized for listing on the NYSE, subject to official notice of issuance;

    (iii) All regulatory approvals required to consummate the transactions contemplated by the Merger Agreement (the "Requisite Regulatory Approvals") will have been obtained and will remain in full force and effect and all statutory waiting periods with respect to such approvals will have expired and no such approvals will contain any conditions or restrictions which would reasonably be expected to result in a material adverse effect on BTNY, BTNY Sub or Alex. Brown;

    (iv) The Registration Statement of which this Joint Proxy Statement-Prospectus forms a part will have become effective and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose will have been initiated or threatened by the Commission;

    (v) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other material transactions contemplated by the Merger Agreement will be in effect and no statute, rule, regulation, order, injunction or decree will have been enacted, entered, promulgated or enforced by any court, administrative agency or commission or other governmental authority or instrumentality which prohibits, materially restricts or makes illegal consummation of the Merger;

    (vi) BTNY shall have received an opinion of Wachtell, Lipton, Rosen & Katz, special counsel to BTNY, and Alex. Brown shall have received an opinion of Shearman & Sterling, special counsel to Alex. Brown, in form and substance reasonably satisfactory to BTNY and Alex. Brown, respectively, dated as of the Effective Time, in each case, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time: (a) the Merger will constitute a tax-free reorganization under Section 368(a) of the Code and BTNY, BTNY Sub and Alex. Brown will each be a party to the reorganization; (b) no gain or loss will be recognized by BTNY or by Alex. Brown as a result of the Merger (except with respect to items as to which Alex. Brown is required to recognize gain or loss at the end of each taxable year under a mark-to-market method); (c) no gain or loss will be recognized by the Alex. Brown Stockholders who exchange their Alex. Brown Common Stock solely for BTNY Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in BTNY Common Stock); (d) no gain or loss will be recognized by the holders of the Public Debentures or the Executive Debentures solely as a result of the assumption by BTNY at the Effective Time of the Public Debentures and the Executive Debentures as a co-obligor with the Surviving Corporation or the change in conversion rights at the Effective Time as contemplated by the Merger Agreement; (e) the aggregate tax basis of the BTNY Common Stock received by Alex. Brown Stockholders who exchange Alex. Brown Common Stock solely for BTNY Common Stock in the Merger will generally be the same as the aggregate tax basis of the Alex. Brown Common Stock surrendered in exchange therefor; and (f) the holding period of the BTNY Common Stock received by Alex. Brown Stockholders in the Merger will include the period during which the shares of Alex. Brown Common Stock surrendered in exchange therefor were held, provided that such Alex. Brown Common Stock was held as a capital asset by the holder of such Alex. Brown Common Stock at the Effective Time;

    (vii) BTNY and Alex. Brown shall have received a letter from KPMG Peat Marwick LLP, independent accountants, confirming their concurrence with BTNY's and Alex. Brown's intent to account for the Merger as a "pooling of interests";

    (viii) The representations and warranties of the other party made in the Merger Agreement will be true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties will be true as of such earlier date) as though made on and as of the Closing Date;

    (ix) The other party will have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date; and

    (x) The Employment Agreements with 20 named Alex. Brown employees are to be in effect and the Retention Program is to be in place. The Employment Agreements are in effect as of the date of this Joint Proxy Statement-Prospectus and the parties fully expect the Retention Program to be in place immediately prior to the Effective Time.

  No assurance can be provided as to if or when the Requisite Regulatory Approvals necessary to consummate the Merger will be obtained or whether all of the other conditions precedent to the Merger will be satisfied or waived by the party permitted to do so. If the Merger is not effected on or before March 31, 1998, the Merger Agreement may be terminated by either BTNY or Alex. Brown, unless the failure to effect the Merger by such date is due to the failure of the party seeking to terminate the Merger Agreement to perform or observe covenants and agreements of such party set forth therein. As of the date of this Joint Proxy Statement-Prospectus, the requisite notice has been filed with the Federal Reserve Board, the Employment Agreements are in effect and the Retention Program is in place.

REGULATORY APPROVALS REQUIRED FOR THE MERGER

  BTNY and Alex. Brown have agreed to use their reasonable best efforts to obtain the Requisite Regulatory Approvals, which include approval from the Federal Reserve Board and various State Authorities. The Merger cannot proceed in the absence of the Requisite Regulatory Approvals. BTNY and Alex. Brown believe that all Requisite Regulatory Approvals will be granted; however, there can be no assurance that such Requisite Regulatory Approvals will be obtained, and, if obtained, there can be no assurance as to the date of any such approvals or the absence of any litigation challenging such approvals.

  BTNY and Alex. Brown are not aware of any other governmental approvals or actions that are required prior to the parties' consummation of the Merger other than those described below. It is presently contemplated that if any such additional governmental approvals or actions are required, such approvals or actions will be sought. There can be no assurance, however, that any such additional approvals or actions will be obtained.

  Federal Reserve Board. The Merger is subject to prior approval by the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended (the "BHCA"). With respect to the Merger, BTNY, as an acquiring bank holding company, is required to file a notice with the Federal Reserve Board which describes the Merger proposal and the proposed activities of the combined entity, the effect of the proposal on competition among entities that engage in such activities, the identity of the parties involved in the transaction, including subsidiaries of the parties, a description of the public benefits which may be expected from the proposal, a description of the terms of the transaction, the sources of funds for the transaction and other financial and managerial information. The information included in the notice and other requests for information will allow the Federal Reserve Board, when considering approval of the Merger, to take into consideration the financial and managerial resources and prospects of the existing and proposed institutions and the benefits which may be expected from the Merger. The Federal Reserve Board will, among other things, evaluate the adequacy of the capital levels of the acquiring bank holding company both before and following the proposed transaction.

  The Federal Reserve Board may deny a request for approval of an acquisition by a bank holding company if it determines that the transaction would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize a given business activity in any part of the United States, or if its effect in any section of the country would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner result in a restraint of trade, unless the Federal Reserve Board finds that the anticompetitive effects of a transaction are clearly outweighed by the probable effects of the transaction in providing benefits to the public.

  Applicable federal law provides for the publication of notice and public comment on notice applications filed with the Federal Reserve Board. The Merger may not be consummated until after Federal Reserve Board approval is obtained.

  BTNY's and Alex. Brown's rights to exercise their respective options under the Option Agreements are also subject to the prior approval of the Federal Reserve Board, to the extent that the exercise of their respective options under the Option Agreements would result in BTNY owning more than 5% of the outstanding shares of Alex. Brown Common Stock or Alex. Brown owning 10% or more of the outstanding BTNY Common Stock. In considering whether to approve BTNY's or Alex. Brown's respective right to exercise its option, including BTNY's right to purchase more than 5% of the outstanding shares of Alex. Brown Common Stock or Alex. Brown's right to purchase 10% or more of BTNY Common Stock, the Federal Reserve Board would generally apply the same statutory criteria it would apply to its consideration of approval of the Merger in the case of the Alex. Brown Option, and the comprehensive criteria applicable to the acquisition of control of BTNY under the Change in Bank Control Act in the case of the BTNY Option.

  State Banking Regulators. It is expected that many of the requirements associated with the applications of the State banking regulators will be satisfied by providing to such State banking regulators copies of the applications and notices filed by BTNY with the Federal Reserve Board which such State banking regulators have indicated they will accept in satisfaction of many state filing requirements.

  Other Requisite Approvals and Consents. Approvals also will be required from certain regulatory agencies in connection with changes, as a result of the Merger, in the ownership of certain businesses that are controlled by Alex. Brown. These agencies include certain state insurance authorities and the Maryland State Commission of Financial Regulation (the "Maryland Commission").

  Approval also is required from the NASD and from the SFA and may be required from certain other foreign regulatory agencies.

  Alex. Brown is a party to a number of credit facilities, indentures and other similar agreements. Consummation of the Merger may require the consent of, or waiver from, the other parties to certain of such agreements and may constitute a default resulting in termination, cancellation or acceleration thereunder if such consents of waivers are not obtained. Pursuant to the Merger Agreement, the parties agreed to use their reasonable best efforts to promptly prepare and file all necessary documentation to obtain all consents, approvals and authorizations of all third parties and government entities which are necessary for the consummation of the Merger.

  Status of Regulatory Approvals and Other Information. The Merger is conditioned upon the receipt of all Requisite Regulatory Approvals, including the approvals of the Federal Reserve Board and the State Authorities. There can be no assurance that any governmental agency will approve or take any other required action with respect to the Merger, and, if approvals are received or action is taken, there can be no assurance as to the date of such approvals or action, that such approvals or action will not be conditioned upon matters that would cause the parties to abandon the Merger or that no action will be brought challenging such approvals or action or, if such a challenge is made, the result thereof. To date, applications or notifications have been filed with the Federal Reserve Board, the NASD, the SFA and the Maryland Commission. Copies of the notice application filed with the Federal Reserve Board have been filed with the United States Department of Justice. All of the foregoing applications are pending at this time.

  BTNY and Alex. Brown are not aware of any governmental approvals or actions that may be required for consummation of the Merger other than as described above. Should any other approval or action be required, BTNY and Alex. Brown currently contemplate that such approval or action would be sought.

  THE MERGER CANNOT PROCEED IN THE ABSENCE OF THE REQUISITE REGULATORY APPROVALS. THERE CAN BE NO ASSURANCE THAT SUCH REGULATORY APPROVALS WILL BE OBTAINED OR AS TO THE DATES OF ANY SUCH REQUISITE REGULATORY APPROVALS. THERE ALSO CAN BE NO ASSURANCE THAT SUCH APPROVALS WILL NOT CONTAIN A CONDITION OR REQUIREMENT WHICH CAUSES SUCH APPROVALS TO FAIL TO SATISFY THE CONDITIONS SET FORTH IN THE MERGER AGREEMENT OR THAT WOULD CAUSE THE PARTIES TO TERMINATE THE MERGER AGREEMENT. SEE "--CONDITIONS TO THE CONSUMMATION OF THE MERGER."

  See "--The Effective Time," "--Conditions to the Consummation of the Merger" and "--Termination of the Merger Agreement."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  General. The following is a summary of the material federal income tax consequences of the Merger to holders of Alex. Brown Common Stock who hold such stock as a capital asset. This summary is not a complete description of all of the consequences of the Merger and, in particular, may not address federal income tax considerations that may affect the treatment of a stockholder which, at the Effective Time, already owns some BTNY Common Stock, is not a U.S. person, is a tax-exempt entity or an individual who acquired Alex. Brown Common Stock pursuant to an employee stock option or otherwise as compensation, or exercises some form of control over Alex. Brown. Accordingly, Alex. Brown Stockholders are urged to consult with their tax advisors regarding the federal income tax consequences of the Merger under their particular circumstances. In addition, no information is provided herein with respect to the tax consequences of the Merger under applicable foreign, state or local laws, and Alex. Brown Stockholders are therefore urged to consult their tax advisors regarding the tax consequences of the Merger under such laws. The following discussion is based on the Code, Treasury Regulations thereunder, and administrative rulings and court decisions, as in effect on the date of this Joint Proxy Statement-Prospectus, without consideration of the particular facts or circumstances of any holder of Alex. Brown Common Stock.

  The Merger. Each party's obligation to effect the Merger is conditioned on delivery of an opinion to BTNY from Wachtell, Lipton, Rosen & Katz, its special counsel, and an opinion to Alex. Brown from Shearman

& Sterling, its special counsel, based upon certain facts, representations and assumptions set forth therein which are consistent with the state of facts existing at the Effective Time, substantially to the effect that for federal income tax purposes: (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and BTNY, BTNY Sub and Alex. Brown will each be a party to the reorganization; (ii) no gain or loss will be recognized by BTNY or by Alex. Brown as a result of the Merger (except with respect to items as to which Alex. Brown is required to recognize gain or loss at the close of each taxable year under a mark-to-market method); (iii) no gain or loss will be recognized by the Alex. Brown Stockholders who exchange their Alex. Brown Common Stock solely for BTNY Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in BTNY Common Stock); (iv) no gain or loss will be recognized by the holders of the Public Debentures or the Executive Debentures solely as a result of the assumption by BTNY at the Effective Time of the Public Debentures and the Executive Debentures as a co-obligor with BTNY Sub or the change in conversion rights at the Effective Time as contemplated by the Merger Agreement; (v) the aggregate tax basis of the BTNY Common Stock received by Alex. Brown Stockholders who exchange Alex. Brown Common Stock solely for BTNY Common Stock in the Merger will be the same as the aggregate tax basis of the Alex. Brown Common Stock surrendered in exchange therefor; and (vi) the holding period of the BTNY Common Stock received by Alex. Brown Stockholders in the Merger will include the period during which the shares of Alex. Brown Common Stock surrendered in exchange therefor were held, provided that such Alex. Brown Common Stock was held as a capital asset by the holder of such Alex. Brown Common Stock at the Effective Time. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers and certain stockholders of BTNY, Alex. Brown and others. In addition, Wachtell, Lipton, Rosen & Katz and Shearman & Sterling have delivered opinions to BTNY and Alex. Brown, respectively, dated the date of this Joint Proxy Statement-Prospectus, to the effect that, except as otherwise indicated, the discussion set forth under the caption "The Merger-- Certain Federal Income Tax Consequences" represents such firms' opinions as to the material federal income tax consequences of the Merger under currently applicable law. Copies of such opinions are included as exhibits to the Registration Statement.

  In the opinion of Wachtell, Lipton, Rosen & Katz and Shearman & Sterling, the material federal income tax consequences of the Merger to Alex. Brown Stockholders under currently applicable law will be:

    (i) No gain or loss will be recognized by BTNY or Alex. Brown as a result of the Merger (except with respect to items as to which Alex. Brown is required to recognize gain or loss at the close of each taxable year under a mark-to-market method);

    (ii) No gain or loss will be recognized by the Alex. Brown Stockholders who exchange their Alex. Brown Common Stock solely for BTNY Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in BTNY Common Stock);

    (iii) The aggregate tax basis of the BTNY Common Stock received by each Alex. Brown Stockholder who exchanges Alex. Brown Common Stock solely for BTNY Common Stock in the Merger will be the same as the aggregate tax basis of the Alex. Brown Common Stock surrendered in exchange therefor; and

    (iv) The holding period of the BTNY Common Stock received by each Alex. Brown Stockholder in the Merger will include the period during which the shares of Alex. Brown Common Stock surrendered in exchange therefor were held; provided, such Alex. Brown Common Stock was held as a capital asset by the holder of such Alex. Brown Common Stock at the Effective Time.

  Information Reporting and Backup Withholding. Payments in respect of Alex. Brown Common Stock may be subject to information reporting to the Internal Revenue Service and to a 31% backup withholding tax. Backup withholding generally will not apply, however, to a payment to an Alex. Brown Stockholder or other payee if such Alex. Brown Stockholder or payee completes and signs the substitute Form W-9 that will be included as part of the transmittal letter or otherwise proves to BTNY and the Exchange Agent that it is exempt from backup withholding.

ACCOUNTING TREATMENT

  It is anticipated that the Merger will be accounted for as a "pooling of interests" transaction under GAAP. Under such method of accounting, holders of Alex. Brown Common Stock will be deemed to have combined their existing voting common stock interest with that of holders of BTNY Common Stock by exchanging their shares for shares of BTNY Common Stock. Accordingly, the book value of the assets, liabilities and stockholders' equity of Alex. Brown, as reported on its consolidated balance sheet, will be carried over to the consolidated balance sheet of BTNY and no goodwill will be created. BTNY will be able to include in its consolidated income the consolidated income of Alex. Brown for the entire fiscal year in which the Merger occurs; however, certain expenses incurred to effect the Merger must be treated by BTNY as current charges against income rather than adjustments to its balance sheet. In order for the Merger to qualify for "pooling of interests" accounting treatment, among other criteria, substantially all (90% or more) of the outstanding Alex. Brown Common Stock must be exchanged for BTNY Common Stock.

  BTNY and Alex. Brown's respective obligations to consummate the Merger are conditioned upon the receipt by BTNY and Alex. Brown of a letter from KPMG Peat Marwick LLP, independent accountants, confirming their concurrence with BTNY's and Alex. Brown's intent to account for the Merger as a "pooling of interests."

  The unaudited pro forma financial information contained in this Joint Proxy Statement-Prospectus has been prepared using the "pooling of interests" accounting method to account for the Merger. See "Selected Pro Forma Financial Data" and "Unaudited Pro Forma Combined Financial Information."

TERMINATION OF THE MERGER AGREEMENT

  The Merger Agreement provides that the Merger may be terminated at any time prior to the Effective Time, whether before or after BTNY Stockholder approval of the Share Issuance or Alex. Brown Stockholder approval and adoption of the Merger Agreement and the transactions contemplated thereby:

    (i) by mutual consent of BTNY and Alex. Brown in a written instrument if the BTNY Board and the Alex. Brown Board each so determines by a vote of a majority of the members of its entire Board;

    (ii) by either the BTNY Board or the Alex. Brown Board if any governmental entity which must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and non-appealable or any governmental entity of competent jurisdiction shall have issued a final non-appealable injunction permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Merger Agreement;

    (iii) by either the BTNY Board or the Alex. Brown Board if the Merger shall not have been consummated on or before March 31, 1998, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate the Merger Agreement to perform or observe the covenants and agreements of such party set forth therein;

    (iv) by either the BTNY Board or the Alex. Brown Board (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained therein) if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in the Merger Agreement on the part of the other party, which breach is not cured within 45 days following written notice to the party committing such breach, or which breach, by its nature or timing, cannot be cured prior to the Closing;

    (v) by either BTNY or Alex. Brown if the requisite BTNY Stockholder or Alex. Brown Stockholder approval has not been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or any adjournment or postponement thereof; or

    (vi) by BTNY if the Employment Agreements with 20 named Alex. Brown employees are not in effect and by Alex. Brown if the Retention Program has not been established immediately prior to the Effective Time. The Employment Agreements are in effect as of the date of this Joint Proxy Statement-Prospectus and the parties fully anticipate that the Retention Program will be in place immediately prior to the Effective Time.

  If the Merger Agreement is terminated at a time when Alex. Brown is not otherwise in material breach of any of its representations, warranties or other agreements under the Merger Agreement (determined as of the date of such termination) and no Initial Triggering Event (as defined in the BTNY Stock Option Agreement) has occurred, and subject to the BTNY Option Agreement Maximum (as defined herein), as a result of (i) a denial of a Requisite Regulatory Approval of BTNY and other than as a result of an adverse condition primarily attributable to Alex. Brown, or (ii) the failure of the BTNY Stockholders to provide the requisite approval, then BTNY shall pay to Alex. Brown a termination fee in an amount equal to $25 million. If the Merger Agreement is terminated as a result of a material breach of any representation, warranty or other agreement contained in the Merger Agreement by BTNY, then BTNY shall pay Alex. Brown a termination fee of $75 million. Any amount payable to Alex. Brown pursuant to this paragraph is referred to as the "Alex. Brown Termination Fee." See "BTNY and Alex. Brown Stock Option Agreements."

  If the Merger Agreement is terminated at a time when BTNY is not otherwise in material breach of any of its representations, warranties or other agreements under the Merger Agreement (determined as of the date of such termination) and no Initial Triggering Event (as defined in the Alex. Brown Stock Option Agreement) has occurred, and subject to the Alex. Brown Option Agreement Maximum (as defined herein), as a result of the failure of the Alex. Brown Stockholders to provide the requisite approval, then Alex. Brown shall pay to BTNY a termination fee in an amount equal to $25 million. If the Merger Agreement is terminated as a result of a material breach of any representation, warranty or other agreement contained in the Merger Agreement by Alex. Brown, then Alex. Brown shall pay BTNY a termination fee of $75 million. Any amount payable to BTNY pursuant to this paragraph is referred to as the "BTNY Termination Fee." See "BTNY and Alex. Brown Stock Option Agreements."

  Notwithstanding the preceding two paragraphs, if the Merger Agreement is terminated and such termination does not result in (1) an Exercise Termination Event (as defined in the Alex. Brown Stock Option Agreement), then, in the event of a Subsequent Triggering Event (as defined in the Alex. Brown Stock Option Agreement), Alex. Brown shall pay BTNY $75 million less any amount payable in respect of the BTNY Termination Fee described above and (2) an Exercise Termination Event (as defined in the BTNY Stock Option Agreement), then, in the event of a Subsequent Triggering Event (as defined in the BTNY Stock Option Agreement), BTNY shall pay Alex. Brown $75 million less any amount payable in respect of the Alex. Brown Termination Fee described above. See "--BTNY and Alex. Brown Stock Option Agreements."

WAIVER AND AMENDMENT OF THE MERGER AGREEMENT

  Waiver. At any time prior to the Effective Time, BTNY, BTNY Sub and Alex. Brown, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party; (ii) waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; and (iii) waive compliance by the other party of any of its agreements or conditions contained in the Merger Agreement, except that, after Alex. Brown Stockholder approval, no extension or waiver may reduce the amount or change the form of consideration to be delivered to each Alex. Brown Stockholder under the Merger Agreement without further approval of Alex. Brown Stockholders.

  Under the terms of the Merger Agreement, the conditions to the Merger, including receipt of the tax opinions described under the caption "The Merger--Conditions to the Consummation of the Merger," may be waived by any party to the Merger Agreement, except that, after Alex. Brown Stockholder approval, no waiver may reduce the amount or change the form of consideration to be delivered to the Alex. Brown Stockholders under the Merger Agreement without the further approval of the Alex. Brown Stockholders. As of the date of this Joint Proxy Statement-Prospectus, neither BTNY nor Alex. Brown intends to waive the condition as to the receipt of opinions of counsel. In the event of a failure to obtain the tax opinions described under the caption "The Merger--Conditions to the Consummation of the Merger," and a determination by the parties to waive such condition to the consummation of the Merger, both BTNY and Alex. Brown will resolicit the votes of its respective stockholders to approve the Share Issuance and the Merger, respectively.

  Amendment. Subject to compliance with applicable law, the Merger Agreement may be amended by BTNY, BTNY Sub and Alex. Brown by action taken or authorized by their respective Boards of Directors, at any time, except that after Alex. Brown Stockholder approval, no amendment may change the amount or the form of the consideration to be delivered to Alex. Brown Stockholders under the Merger Agreement without further approval of Alex. Brown Stockholders, other than as contemplated by the Merger Agreement. In addition, the DGCL prohibits any change in any of the terms and conditions of the Merger Agreement subsequent to stockholder approval if such change or alteration would, among other things, adversely affect any stockholder of a constituent corporation.

EMPLOYEE BENEFITS AND PLANS

  Prior to the Effective Time, BTNY will take all corporate action necessary for the assumption of the Executive Debentures and of all options to purchase shares of Alex. Brown Common Stock outstanding under the Alex. Brown Stock Plans immediately prior to the Effective Time. In addition, BTNY and Alex. Brown will take all necessary action so that, at the Effective Time, each account balance under the Alex. Brown Equity Compensation Plan and the Private Client Deferred Compensation Plan that is deemed invested in Alex. Brown Common Stock is adjusted and converted into an account balance which will be denominated in BTNY Common Stock and which will entitle the holder thereof to receive, and will represent an obligation of BTNY to deliver to such holder, upon the same terms and conditions as those applicable to such accounts immediately prior to the Effective Time, a number of shares of BTNY Common Stock equal to the product of (x) the number of shares of Alex. Brown Common Stock attributable to such account immediately prior to the Effective Time and
(y) the Exchange Ratio. The obligations of BTNY include the reservation, issuance and listing on the NYSE of BTNY Common Stock in a number at least equal to the number of shares of BTNY Common Stock subject to such Executive Debentures, options under the Alex. Brown Stock Plans, and account balances under the Alex. Brown Equity Compensation Plan and the Private Client Deferred Compensation Plan, in each case as adjusted as contemplated by the Merger Agreement.

  BTNY and Alex. Brown have agreed that the approval and adoption of the Merger Agreement by the Alex. Brown Stockholders will constitute a "change in control" of Alex. Brown for purposes of each Alex. Brown benefit plan with respect to which such concept is applicable. BTNY and Alex. Brown also have agreed that, effective as of the date of such stockholder approval, (i) each option to purchase Alex. Brown Common Stock outstanding under any Alex. Brown Stock Plan will become fully vested and exercisable in accordance with its terms, (ii) each Executive Debenture will become fully convertible in accordance with its terms and (iii) all loan forgiveness relating to the purchase of Executive Debentures earned prior to the date of such stockholder approval but not vested shall, in accordance with the terms of the applicable purchase and loan agreement, be considered vested to the extent consistent with qualification of the Merger as a "pooling of interests" for accounting purposes, in each case, in accordance with the terms of the respective instruments relating to such options or debentures.

  BTNY and Alex. Brown also have agreed that account balances under the Alex. Brown Equity Compensation Plan and the Private Client Deferred Compensation Plan that are deemed invested in investment vehicles other than Alex. Brown Common Stock shall not be affected by the transactions contemplated by the Merger Agreement. Following the Effective Time, with respect to account balances accrued as of the Effective Time, such plans shall be operated in a manner that is no less favorable to participants than as in effect immediately preceding the Effective Time (including with respect to the rights of participants to change investment elections).

  For purposes of their participation in the BTNY benefit plans, BTNY will credit each Alex. Brown employee with full credit for all service credited under the Alex. Brown benefit plans (including service with Alex. Brown prior to the Effective Time and, where applicable, service with prior or predecessor employers to the extent credit is given for such service under the Alex. Brown benefit plans) for purposes of eligibility to participate and receive benefits and for purposes of vesting, but not for purposes of benefit accruals. With respect to BTNY's welfare benefit plans, BTNY will cause any such plan to waive any pre-existing condition exclusions and actively-at-work requirements thereunder with respect to the Alex. Brown employees and their eligible dependents and will ensure that any covered expenses incurred on or before the Effective Time shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Effective Time to the extent that such expenses are taken into account for the benefit of similarly situated employees of BTNY. Following the Effective Time, executives of Alex. Brown will be eligible to participate in and receive benefits under all change in control protection plans and arrangements of BTNY to the extent applicable to other peer executives of BTNY and its affiliates.

  Except as otherwise provided in the Merger Agreement, the Surviving Corporation may amend, modify or terminate any BTNY benefit plans, Alex. Brown benefit plans, or other employee benefit plans, contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law; provided, however, that for at least two years following the Effective Time, Alex. Brown employees will be provided with a level of benefits that is no less favorable in the aggregate than that provided under the Alex. Brown benefit plans as in effect immediately prior to the Effective Time.

  Alex. Brown and BTNY have further agreed that following the Effective Time, the Surviving Corporation will honor all of Alex. Brown obligations with respect to current participants in the Alex. Brown Directors' Charitable Award Program and will continue to pay all premiums on any life insurance policies used to fund such obligations.

STOCK EXCHANGE LISTING

  BTNY has agreed to use its reasonable best efforts to cause the shares of BTNY Common Stock to be issued in the Merger to be approved for listing on the NYSE. It is a condition to the consummation of the Merger that such shares of BTNY Common Stock be authorized for listing on the NYSE, subject to official notice of issuance.

EXPENSES

  The Merger Agreement provides that BTNY and Alex. Brown will each pay its own expenses in connection with the Merger and the transactions contemplated thereby, provided that BTNY and Alex. Brown will divide equally all printing and mailing costs, filing and other fees paid to the Commission in connection with the Merger, the Registration Statement and this Joint Proxy Statement-Prospectus.

DIVIDENDS

  The parties have agreed that after the date of the Merger Agreement, they will coordinate with each other in the declaration of any dividends in respect of BTNY Common Stock and Alex. Brown Common Stock and the record dates and payment dates relating thereto. The intention of the parties is that holders of BTNY Common Stock or Alex. Brown Common Stock will not receive two dividends, or fail to receive one dividend, for any quarter with respect to their shares of BTNY Common Stock and/or Alex. Brown Common Stock and any shares of BTNY Common Stock any such holder receives in exchange therefor in the Merger.

BTNY AND ALEX. BROWN STOCK OPTION AGREEMENTS

  Immediately after the execution of the Merger Agreement, BTNY executed and delivered the BTNY Stock Option Agreement, pursuant to which BTNY granted to Alex. Brown the BTNY Option. At the same time, Alex. Brown executed and delivered the Alex. Brown Stock Option Agreement, pursuant to which Alex. Brown granted to BTNY the Alex. Brown Option. BTNY and Alex. Brown approved and entered into the Option Agreements to induce each other to enter into the Merger Agreement.

  Except as otherwise noted below, the terms and conditions of the BTNY Stock Option Agreement and the Alex. Brown Stock Option Agreement are identical in all material respects. For purposes of this section, except as otherwise noted, (i) the BTNY Stock Option Agreement or the Alex. Brown Stock Option Agreement, as the case may be, is sometimes referred to as the "Issuer Option Agreement," (ii) BTNY, as issuer of the BTNY Common Stock, and Alex. Brown, as issuer of the Alex. Brown Common Stock, upon the exercise of the BTNY

Stock Option and the Alex. Brown Stock Option, respectively, are sometimes individually referred to as the "Issuer," (iii) BTNY and Alex. Brown, as the holder of the Alex. Brown Stock Option and the BTNY Stock Option, respectively, are sometimes individually referred to as the "Optionee," (iv) the BTNY Option or the Alex. Brown Option, as the case may be, is sometimes referred to as the "Issuer Option" and (v) the BTNY Common Stock and the Alex. Brown Common Stock is referred to as "Issuer Common Stock."

  The Option Agreements are intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement. Consequently, certain aspects of the Option Agreements may have the effect of discouraging persons who might now or at any other time prior to the Effective Time be interested in acquiring all of or a significant interest in BTNY or Alex. Brown from considering or proposing such an acquisition, even if, in the case of Alex. Brown, such persons were prepared to offer to pay consideration to the Alex. Brown Stockholders which had a higher current market price than the shares of BTNY Common Stock to be received per share of Alex. Brown Common Stock pursuant to the Merger Agreement. The acquisition of BTNY or Alex. Brown could cause the BTNY Option or the Alex. Brown Option, as the case may be, to become exercisable. The existence of the Issuer Options could significantly increase the cost to a potential acquiror of acquiring either Issuer compared to its cost had the Option Agreements and the Merger Agreement not been entered into. Such increased cost might discourage a potential acquiror from considering or proposing an acquisition or might result in a potential acquiror proposing to pay a lower per share price to acquire such Issuer than it might otherwise have proposed to pay. Moreover, following consultation with their respective independent accountants, BTNY and Alex. Brown believe that the exercise of either of the Issuer Options is likely to prohibit any acquiror of an Issuer from accounting for any acquisition of such Issuer using the pooling of interests accounting method for a period of two years.

  The BTNY Stock Option Agreement provides for the purchase by Alex. Brown of 7,811,208 shares, subject to adjustment as described below (the "BTNY Option Shares" or the "Issuer Option Shares") of BTNY Common Stock at an exercise price of $82.25 per share, which represents the trading price on the last trading day prior to public announcement of the Merger. The BTNY Option Shares, if issued pursuant to the BTNY Stock Option Agreement, will in no event exceed 10.0% of the BTNY Common Stock issued and outstanding without giving effect to the issuance of any BTNY Common Stock subject to the BTNY Option.

  The number of shares of BTNY Common Stock subject to the BTNY Option will be increased or decreased, as appropriate, to the extent that additional shares of BTNY Common Stock are either (i) issued or otherwise become outstanding (other than pursuant to an exercise of a BTNY Option or as permitted under the Merger Agreement) or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after April 6, 1997, such that, after such issuance, the number of BTNY Option Shares will continue to equal 10.0% of the BTNY Common Stock then issued and outstanding without giving effect to the issuance of any BTNY Common Stock subject to such BTNY Option. In the event of any change in, or distributions in respect of, the shares of BTNY Common Stock by reason of a stock dividend, split-up, merger, recapitalization, combination, subdivision, conversion, exchange of shares, distribution on or in respect of such BTNY Common Stock, or similar transaction, the type and number of BTNY Option Shares purchasable upon exercise of the BTNY Option, and the applicable option price, will also be adjusted in such a manner as will fully preserve the economic benefits of the Option.

  The Alex. Brown Stock Option Agreement provides for the purchase by BTNY of 4,959,101 shares, subject to adjustment as described below (the "Alex. Brown Option Shares" or the "Issuer Option Shares") of Alex. Brown Common Stock at an exercise price of $68.27 per share, which represents the trading price on the last trading day prior to public announcement of the Merger. The Alex. Brown Option Shares, if issued pursuant to the Alex. Brown Stock Option Agreement, will in no event exceed 19.9% of the Alex. Brown Common Stock issued and outstanding without giving effect to the issuance of any Alex. Brown Common Stock subject to the Alex. Brown Option.

  The number of shares of Alex. Brown Common Stock subject to the Alex. Brown Option will be increased or decreased, as appropriate, to the extent that additional shares of Alex. Brown Common Stock are either (i) issued or otherwise become outstanding (other than pursuant to an exercise of an Alex. Brown Option or as permitted under the Merger Agreement) or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after April 6, 1997, such that, after such issuance, the number of Alex. Brown Option Shares will continue to equal 19.9% of the Alex. Brown Common Stock then issued and outstanding without giving effect to the issuance of any Alex. Brown Common Stock subject to such Alex. Brown Option. In the event of any change in, or distributions in respect of, the shares of Alex. Brown Common Stock by reason of a stock dividend, split-up, merger, recapitalization, combination, subdivision, conversion, exchange of shares, distribution on or in respect of such Alex. Brown Common Stock, or similar transaction, the type and number of Alex. Brown Option Shares purchasable upon exercise of the Alex. Brown Option, and the applicable option price, will also be adjusted in such a manner as will fully preserve the economic benefits of the Option.

  Each Option Agreement provides that the Optionee or any other holder or holders of the Issuer Option (as used in this section, collectively, the "Holder") may exercise the Issuer Option, in whole or in part, subject to regulatory approval, if both an Initial Triggering Event and a Subsequent Triggering Event has occurred prior to the occurrence of an Exercise Termination Event; provided that the Holder has sent to the Issuer written notice of such exercise within 90 days following such Subsequent Triggering Event (subject to extension as provided in each Issuer Option Agreement). The terms Initial Triggering Event and Subsequent Triggering Event generally relate to attempts by one or more third parties to acquire a significant interest in the Issuer. Any exercise of the Issuer Option will be deemed to occur on the date such notice is sent.

  For purposes of each Issuer Option Agreement:

    (i) The term "Initial Triggering Event" means the occurrence of any of the following events or transactions after April 6, 1997: (a) the Issuer or any subsidiary of the Issuer, without the Optionee's prior written consent, enters into an agreement to engage in, or Issuer's Board of Directors accepts, or recommends stockholder approval of, an Acquisition Transaction (as defined below) with any person or group (other than as contemplated by the Merger Agreement); (b) the Issuer's Board of Directors publicly withdraws or modifies, or publicly announces its intention to withdraw or modify, in any manner adverse to the Optionee, its recommendation that its stockholders approve the Merger Agreement, in the case of Alex. Brown, or the Share Issuance, in the case of BTNY, in anticipation of engaging in an Acquisition Transaction; (c) any person, other than the Optionee or any subsidiary of the Optionee acting in a fiduciary capacity in the ordinary course of business acquires beneficial ownership, or the right to acquire beneficial ownership, of 10% or more of the outstanding shares of the Issuer's Common Stock; (d) any person other than the Optionee or any subsidiary of the Optionee makes a bona fide proposal to the Issuer or its stockholders by public announcement or written communication that becomes the subject of public disclosure to engage in an Acquisition Transaction;
  (e) the Issuer breaches any covenant or obligation in the Merger Agreement after any person, other than the Optionee or any subsidiaries of the Optionee, has proposed an Acquisition Transaction, and such breach (1) would entitle the Optionee to terminate the Merger Agreement and (2) is not remedied prior to the date of the Optionee's notice to the Issuer of the exercise of the Option; or (f) any person other than the Optionee or any subsidiary of the Optionee, other than in connection with a transaction to which the Optionee has given its prior written consent, files an application or notice with the Federal Reserve Board, or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

    (ii) For purposes of each Issuer Option Agreement, the term "Acquisition Transaction" means (a) a merger or consolidation, or any similar transaction with the Issuer or any of its Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the Commission); (b) a purchase, lease or other acquisition or assumption of all or substantially all of the assets or deposits of the Issuer or any of its Significant Subsidiaries;
  (c) a purchase or other acquisition of securities representing 10% or more of the voting power of the Issuer; or (d) any substantially similar transaction, provided, however, that in no event will (i) any merger, consolidation or similar transaction involving BTNY or any Significant Subsidiary of BTNY in which the voting securities of BTNY outstanding immediately prior thereto continue to represent (by either remaining outstanding or being converted into the voting securities of the surviving entity of any such transaction) at least 65% of the combined voting power of the voting securities of BTNY or the surviving entity outstanding immediately after the consummation of such merger, consolidation, or similar transaction, so long as, in the case of a merger, consolidation or similar transaction involving BTNY, there is not a change in the majority of the BTNY Board as a result of such transaction or (ii) any merger, consolidation, purchase or similar transaction involving only the Issuer and one or more of its subsidiaries or involving only any two or more of such subsidiaries, be deemed to be an Acquisition Transaction, provided that any such transaction is not entered into in violation of the terms of the Merger Agreement.

    (iii) The term "Subsequent Triggering Event" means the occurrence of either of the following events or transactions after April 6, 1997: (a) the acquisition by any person of beneficial ownership of 20% or more of the then outstanding shares of Issuer Common Stock; or (b) the occurrence of the Initial Triggering Event described above in clause (i)(a), except that the percentage referred to in clause (ii)(c) of the definition of "Acquisition Transaction" set forth above will be 20%.

  Each Issuer Option will expire upon the occurrence of an "Exercise Termination Event," which includes: (i) the Effective Time of the Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event, except in the case of the termination of the Merger Agreement by the Optionee as a result of an uncured material breach by the Issuer of any of its representations, warranties, covenants or agreements unless the breach by the Issuer is non-volitional; or (iii) the date that is 12 months after the termination of the Merger Agreement if such termination occurs after the occurrence of an Initial Triggering Event or is a termination by the Optionee due to a material, volitional breach by the Issuer of the Merger Agreement (provided that, if an Initial Triggering Event continues or occurs beyond such termination of the Merger Agreement and prior to the passage of such 12-month period, the Issuer Option will terminate 12 months from the expiration of the last Initial Triggering Event to expire, but in no event more than 18 months after such termination of the Merger Agreement).

  As of the date of this Joint Proxy Statement-Prospectus, to the best knowledge of BTNY and Alex. Brown, no Initial Triggering Event or Subsequent Triggering Event has occurred.

  Immediately prior to the occurrence of a Repurchase Event (as defined below), (i) following a request of a Holder, delivered prior to an Exercise Termination Event, the Issuer (or any successor thereto) will repurchase the Issuer Option from the Holder at a price (the "Issuer Option Repurchase Price") equal to the amount by which (a) the market/offer price (as defined below) exceeds (b) the option price, multiplied by the number of shares for which the Issuer Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 90 days of such occurrence (or such later period as provided in Section 10 of each of the Option Agreements), the Issuer will repurchase such number of the Option Shares from the Owner as the Owner will designate at a price (the "Issuer Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. In no event shall the aggregate of the Issuer Option Repurchase Price, the Issuer Option Share Repurchase Price, the Substitute Option Repurchase Price (as defined in each of the Option Agreements), the Substitute Share Repurchase Price (as defined in each of the Option Agreements), and any amount payable by the applicable Issuer under the termination provisions of the Merger Agreement (see "The Merger--Termination of the Merger Agreement") exceed $100 million (provided that this limitation will not restrict the value that the Optionee may obtain through the sale of the Issuer Option or Option Shares to any third party other than the Issuer) (the "BTNY Stock Option Agreement Maximum" or the "Alex. Brown Stock Option Agreement Maximum", as the case may be).

  The term "market/offer price" means the highest of (i) the price per share of Issuer Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Issuer Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Issuer Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of the Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or a substantial portion of the Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of the Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, divided by the number of shares of Issuer Common Stock outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash will be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be. However, if the Issuer at any time after delivery of a notice of repurchase as described in this paragraph is prohibited under applicable law or regulation from delivering to the Holder and/or the Owner, as appropriate, the Issuer Option Repurchase Price and the Issuer Option Share Repurchase Price, respectively, in full, the Holder or Owner may revoke its notice of repurchase of the Issuer Option or the Issuer Option Shares, either in whole or to the extent of the prohibition, whereupon, in the latter case, the Issuer will promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Issuer Option Repurchase Price or the Issuer Option Share Repurchase Price that the Issuer is not prohibited from delivering and (ii) deliver, as appropriate, (a) to the Holder, a new Issuer Option Agreement evidencing the right of the Holder to purchase that number of shares of the Issuer Common Stock obtained by multiplying the number of shares of the Issuer Common Stock for which the surrendered Issuer Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Issuer Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Issuer Option Repurchase Price, and (b) to the Owner, a certificate for the Issuer Option Shares it is then so prohibited from repurchasing. A "Repurchase Event" is deemed to have occurred (i) upon the consummation of an Acquisition Transaction or (ii) upon the acquisition by any person of the beneficial ownership of 50% or more of the then outstanding Issuer Common Stock, provided that a Subsequent Triggering Event has occurred prior to an Exercise Termination Event.

  In the event that, prior to an Exercise Termination Event, the Issuer enters into any agreement (i) to consolidate with or merge into any person, other than the Optionee or one of its subsidiaries, such that Issuer is not the continuing or surviving corporation of such consolidation or merger; (ii) to permit any person, other than the Optionee or one of its subsidiaries, to merge into the Issuer and the Issuer is the continuing or surviving corporation, but, in connection with such consolidation or merger, the outstanding shares of the Issuer Common Stock are changed into or exchanged for stock or other securities of any other person or cash or any other property, or the then outstanding shares of Issuer Common Stock after such merger will represent less than 50% of the outstanding voting shares and voting share equivalents of the merged corporation; or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than the Optionee or any of its subsidiaries, then, and in each such case, the agreement governing such transaction must provide that, upon consummation of such transaction and upon terms and conditions set forth in the Issuer Option Agreement, the Option will be converted into, or exchanged for, an option having substantially the same terms as the Option (the "Substitute Option") to purchase securities, at the election of the Holder, of either the acquiring person or any person that controls the acquiring person. At the request of the Holder of the Substitute Option, the issuer of the Substitute Option will repurchase it at a price, and subject to such other terms and conditions, as set forth in the Issuer Option Agreement.

  Within 90 days after the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Date (subject to extension as provided in the Issuer Option Agreement), the Optionee may request the Issuer to prepare, file and keep current with respect to the Option Shares, a registration statement with the Commission. The Issuer is required to use its reasonable best efforts to cause such registration statement to become effective and then to remain effective for 180 days or such shorter time as may be reasonably necessary to effect such sales or other disposition of Option Shares. The Optionee has the right to demand two such registrations.

  Neither the Issuer nor the Optionee may assign any of its rights and obligations under the Issuer Option Agreements or the Issuer Option to any other person without the express written consent of the other party, except that, if a Subsequent Triggering Event occurs prior to an Exercise Termination Event, the Optionee, subject to the terms of the Issuer Option Agreement, may assign, in whole or in part, its rights and obligations thereunder, within 90 days (subject to extension as provided in the Issuer Option Agreement) of such Subsequent

Triggering Event; provided that, until 15 days after the date on which the Federal Reserve Board approves an application by the Optionee to acquire the Issuer Option Shares, the Optionee may not assign its rights under the Issuer Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of the Issuer, (iii) an assignment to a single party for the purpose of conducting a widely dispersed public distribution on the Optionee's behalf or (iv) any other manner approved by the Federal Reserve Board.

  Certain rights and obligations of the Optionee and the Issuer under the Option Agreement are subject to receipt of required regulatory approvals. The approval of the Federal Reserve Board is required for the acquisition by BTNY of more than 5% of the outstanding shares of Alex. Brown Common Stock and for the acquisition by Alex. Brown of 10% or more of the outstanding shares of BTNY Common Stock. Accordingly, BTNY and Alex. Brown have included or will include in the application to the Federal Reserve Board a request for approval of their respective rights as Optionee under the Option Agreements. See "-- Regulatory Approvals Required for the Merger."

SUPPORT AGREEMENTS

  Concurrently with the execution of the Merger Agreement, the Supporting Stockholders, who, as of the Alex. Brown Record Date, beneficially owned in the aggregate approximately 6.6% of the outstanding shares of Alex. Brown Common Stock, executed separate Support Agreements with BTNY pursuant to which each Supporting Stockholder agreed, among other things, that all of the shares of Alex. Brown Common Stock beneficially owned by such Supporting Stockholder will be voted by the Supporting Stockholder to approve the Merger Agreement. Each Support Agreement terminates upon termination of the Merger Agreement in accordance with its terms.

  Each Supporting Stockholder and the approximate number of shares of Alex. Brown Common Stock beneficially owned by such Supporting Stockholder over which he or she has voting power or control as of the Alex. Brown Record Date are as follows: Bruce H. Brandaleone (230,608 shares); Denis J. Callahan (161,801 shares); J. Michael Connelly (154,241 shares); Benjamin H. Griswold IV (652,820 shares); Donald R. Heacock (111,110 shares); David L. Hopkins, Jr. (90,272 shares); A.B. Krongard (864,727 shares); Robert F. Price (135,823 shares); W. Gar Richlin (204,048 shares); Thomas Schweitzer, Jr. (324,465 shares); Mayo A. Shattuck III (470,218 shares); and Beverly L. Wright (266,354 shares).

RESTRICTIONS ON RESALES BY AFFILIATES

  The shares of BTNY Common Stock to be issued to Alex. Brown Stockholders in the Merger will have been registered under the Securities Act. Such shares will be tradeable freely and without restriction by those stockholders not deemed to be "affiliates" of Alex. Brown as that term is defined under the Securities Act. An affiliate of Alex. Brown, as defined by the rules promulgated pursuant to the Securities Act, is a person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Alex. Brown. Any subsequent transfer of such shares, however, by any person who is an affiliate of Alex. Brown at the time the Merger is submitted for vote of the Alex. Brown Stockholders will, under existing law, require either (i) the further registration under the Securities Act of the shares of BTNY Common Stock to be transferred, (ii) compliance with Rule 145 promulgated under the Securities Act (permitting limited sales under certain circumstances) or (iii) the availability of another exemption from registration. The foregoing restrictions are expected to apply to the directors, executive officers and the holders of 10% or more of the Alex. Brown Common Stock (and to certain relatives or the spouse of any such person and any trusts, estates, corporations, or other entities in which any such person has a 10% or greater beneficial or equity interest). Stop transfer instructions will be given by BTNY to the transfer agent with respect to the BTNY Common Stock to be received by persons subject to the restrictions described above, and the certificates for such stock will be appropriately legended.

  Commission guidelines regarding qualifying for the "pooling of interests" method of accounting also limit sales of shares of the acquiring and acquired company by affiliates of either company in a business combination. Commission guidelines indicate further that the "pooling of interests" method of accounting will generally not be challenged on the basis of sales by affiliates of the acquiring or acquired company if such affiliates do not dispose of any of the shares of the corporation they own or shares of a corporation they receive in connection with a merger during the period beginning 30 days before the merger and ending when financial results covering at least 30 days of post-merger operations of the combined entity have been published.

  Each of BTNY and Alex. Brown has agreed in the Merger Agreement to use its reasonable best efforts to cause each person who is an affiliate (for purposes of Rule 145 and for purposes of qualifying the Merger for "pooling of interests" accounting treatment) of such party to deliver to the other party a written agreement intended to ensure compliance with the Securities Act and preserve the ability to treat the Merger as a "pooling of interests."

  BTNY has agreed in the Merger Agreement to use its reasonable best efforts to publish, not later than 90 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations, combined sales and net income figures as contemplated by and in accordance with the terms of the Commission's Accounting Series Release No. 135.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Certain members of Alex. Brown's management have interests in the Merger in addition to their interests solely as Alex. Brown Stockholders, as described below.

  BTNY Board of Directors. The Merger Agreement provides that BTNY is to take all necessary actions so that, at the Effective Time, Mr. Krongard and up to two other current non-management directors of Alex. Brown, to be mutually agreed upon by BTNY and Alex. Brown, are to be appointed to the BTNY Board.

  Equity Incentive Plans. The Merger Agreement provides that all options to acquire Alex. Brown Common Stock outstanding at the Effective Time under the Alex. Brown Stock Plans, including those held by directors and management, will be assumed by BTNY. Each stock option will thereafter constitute an option to acquire shares of BTNY Common Stock. See "--Conversion of Alex. Brown Common Stock; Treatment of Alex. Brown Stock Options and Debentures." Pursuant to the Alex. Brown Stock Plans, "a change of control" will occur upon stockholder approval of the Merger at the Alex. Brown Special Meeting and all outstanding Alex. Brown stock options will vest and become exercisable as of such date.

  The aggregate value of accelerated vesting of employee stock options (determined in accordance with the proposed regulations under Section 280G of the Code) held by the executive officers of Alex. Brown, assuming that the Merger is approved by the Alex. Brown Stockholders at the Alex. Brown Special Meeting on August 13, 1997 is approximately $14,375.

  Executive Debentures. Certain of Alex. Brown's employees, including management, have as part of Alex. Brown's compensation programs been given the opportunity to purchase Executive Debentures issued by Alex. Brown and to borrow the funds necessary to purchase such Executive Debentures from Alex. Brown. The terms of certain of such loans provide that if certain performance goals are achieved a specified portion of such loan is to be forgiven; provided that during the first three years that any such loan is outstanding such right of forgiveness will accrue but not vest until the end of such third year unless certain events, including a change of control, occur in which event such accrued amount will thereupon be forgiven. Stockholder approval of the Merger at the Alex. Brown Special Meeting will be a "change of control" for such purpose and any accrued and unvested loan forgiveness amounts will vest as of such date. In addition, each Executive Debenture will become fully convertible in accordance with its terms as of such date. See "Conversion of Alex. Brown Stock; Treatment of Alex. Brown Stock Options and Debentures." The aggregate value of the loan forgiveness and accelerated convertibility of the Executive Debentures (determined in accordance with the proposed regulations under Section 280G of the Code) for the executive officers is $15.4 million.

  Warrant Pools. Employees involved in private capital transactions, including Messrs. Krongard and Shattuck and Ms. Wright, participate in an annual warrant pool pursuant to which an interest in certain warrants received by Alex. Brown during the year are allocated to participating employees. In the event of a termination of employment (other than for cause) following a change in control, a participant's right to receive distributions from the pool will not be forfeited as it would upon a termination of employment prior to a change in control. The aggregate value of this nonforfeitability of the executive of the executive officers' participation in the warrant pool (determined in accordance with the proposed regulations under Section 280G of the Code), assuming that the Merger is approved by the shareholders at the Alex. Brown Special Meeting is approximately $30,000.

  Merchant Banking Units. Certain employees of Alex. Brown, including Messrs. Krongard and Shattuck, purchased profit interests in an Alex. Brown-sponsored merchant banking fund, which interests vest over a three year period. In the event of a termination of employment (other than for cause) following a change in control, all of the purchased interests will become 100% vested. The aggregate value of the accelerated vesting of these interests (determined in accordance with the proposed regulations under Section 280G of the Code) to the executive officers of Alex. Brown, assuming that the Merger is approved by the shareholders at the Alex. Brown Special Meeting is approximately $10,500.

  Indemnification and Insurance. The Merger Agreement provides that all rights of indemnification as provided in Alex. Brown's Articles of Incorporation and the Alex. Brown By-laws will be assumed by the Surviving Corporation and that for a period of six years following the Effective Time such provisions will not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of the persons who at any time prior to the Effective Time were identified as prospective indemnities thereunder. The Merger Agreement provides that BTNY will, and will cause the Surviving Corporation to, indemnify, defend and hold harmless, to the fullest extent permitted by law, the present and former officers, directors, employees and agents of Alex. Brown or any of its subsidiaries in their capacities as such, after the Effective Time against all losses, expenses, claims, damages of liabilities arising out of actions or omissions occurring on or prior to the Effective Time. The Merger Agreement also provides that BTNY will use its reasonable best efforts for six years after the Effective Time, to cause the persons serving as officers and directors of Alex. Brown immediately prior to the Effective Time to be covered by the directors' and officers' liability insurance policy maintained by Alex. Brown, or a substitute therefor with at least the same coverage, with respect to acts or omissions occurring prior to the Effective Time; provided that in no event is BTNY required to expend more than 200% of the current amount expended by Alex. Brown to maintain such insurance and that if BTNY is unable to maintain or obtain such insurance it will use its reasonable best efforts to obtain as much comparable insurance as available for such 200% amount.

  Employment Agreements. BTNY has entered into employment agreements (the "Employment Agreements") with approximately 20 of Alex. Brown's employees in connection with the Merger Agreement, including three of its executive officers (each, an "Executive"), which Employment Agreements are to become effective at the Effective Time. The Employment Agreements with the Executives are substantially similar and are described collectively herein, except to the extent that their terms materially differ. The term of the Employment Agreements with each Executive runs from the Effective Time through December 31, 1999 (the "Employment Period"). The Employment Agreements are in effect as of the date of this Joint Proxy Statement-Prospectus.

  Pursuant to their Employment Agreements, Mr. Krongard and Mr. Shattuck will serve as a Vice Chairman of the Board of BTNY and a Vice Chairman of BTNY and its co-head of investment banking, respectively. Each of Mr. Shattuck and Mr. Krongard will receive an annual base salary of $350,000 during the Employment Period and a cash bonus in respect of the 1997 year on a basis consistent with Alex. Brown's past practices. In addition, each of Mr. Krongard and Mr. Shattuck will be awarded in respect of calendar years 1998 and 1999 an annual bonus of no less than $3.5 million, payable in the same ratio of cash and equity as other BTNY peer executives. On commencement of the Employment Period, Mr. Krongard will receive a grant of 60,000 options to purchase

BTNY Common Stock, and Mr. Shattuck will receive a grant of 80,000 options to purchase BTNY Common Stock, each such grant vesting as to one-third of the number of options granted on each of the first three anniversaries of the grant date. In addition, Messrs. Krongard and Shattuck will receive additional grants of 60,000 stock options in calendar years 1998 and 1999, which will vest and become exercisable on the first anniversary of the date of grant. The exercise price of all of the options granted under the employment agreements will be equal to the average closing price of BTNY Common Stock for the five trading days prior to the date of grant. Messrs. Krongard and Shattuck will also be granted 75,000 units in the Bankers Trust Partnership Equity Plan in each of calendar years 1998 and 1999.

  Pursuant to her Employment Agreement, Ms. Wright will serve as a Managing Director of BTNY. She will receive an annual base salary of $200,000 and a cash bonus in respect of the 1997 year on a basis consistent with Alex. Brown's past practices. Until such time as the long-term incentives awarded to Ms. Wright (as described below) are fully vested, she will receive an annual cash bonus which is consistent with BTNY's practice and policy with respect to the investment banking division; however, in no event will her bonus in respect of years 1998 and 1999 be less than $1,080,000. At the commencement of the Employment Period, she will receive a grant of 21,884 options to purchase BTNY Common Stock, and a number of restricted shares of BTNY Common Stock having a fair market value of $1,050,000, which options and restricted shares will vest and become exercisable as to one-third on the second, third and fourth anniversaries of the grant date.

  During the Employment Period, each of the Executives will be eligible to participate in all savings, retirement, welfare and fringe benefit plans of BTNY on the same basis as similarly situated executives of BTNY, and each of the Executives will receive full credit for service with Alex. Brown for purposes for eligibility to participate and receive benefits and vesting (but not for purposes of benefit accruals).

  In the event that an Executive's employment is terminated during the Employment Period by BTNY other than for "Cause" (including on account of his or her death or disability), or if the Executive terminates his or her employment for "Good Reason," BTNY will make a lump sum payment to the Executive in cash within 30 days of the date of termination in an amount equal to the aggregate of the Executive's accrued but unpaid salary, pro rata bonus and accrued deferred compensation. In addition, the Executive will receive an amount equal to the product of (1) the number of years (including fractions thereof) remaining from the date of termination until December 31, 1999 and
(2) the sum of (x) the Executive's annual base salary and (y) the Executive's guaranteed minimum bonus, which product will be discounted to its present value at the applicable federal rate. In addition, the Executive's stock options and restricted stock will become immediately vested.

  In the event that the Executive's employment is terminated by BTNY for Cause or by the Executive without Good Reason during the Employment Period, the Employment Agreement will be terminated without further obligation to the Executive, other than to pay any accrued and unpaid salary, accrued deferred compensation and any other benefits provided under BTNY's employee plans.

  Each Executive agrees in his or her Employment Agreement to respect all confidential information of BTNY and further agrees that, through December 31, 1999, he or she will not compete with the investment banking, corporate finance, corporate advisory or mergers and acquisitions business of Alex. Brown or BTNY or any of their affiliates. In addition, each Executive agrees not to solicit any employees of BTNY or its affiliates during the Executives' employment and for one year after such employment is terminated.

  The Employment Agreements provide for a gross-up payment to be made to the Executives, if necessary, to eliminate the effects of the imposition of the excise tax under Section 4999 of the Code on the payments made thereunder.

  If each of the executive officers were to be terminated as of August 1, 1997 under circumstances giving rise to an entitlement to severance benefits under their employment agreements, the aggregate value of the lump sum cash severance benefits so payable would be approximately $21.7 million.

  Retention Program. Alex. Brown and BTNY have agreed in the Merger Agreement to establish a key employee Retention Program involving up to $100 million in cash and $134 million in restricted shares of BTNY Common Stock and options to acquire BT Common Stock may be awarded to employees of Alex. Brown. These maximum amounts are to be reduced by any guaranteed minimum bonuses and equity incentives that are provided to Alex. Brown employees pursuant to the terms of their Employment Agreements, other than the agreements with Messrs. Krongard and Shattuck. The executive officers of Alex. Brown will be eligible to receive awards under this program; however, no such awards have been made to date. The Retention Program is in place as of the date of this Joint Proxy Statement-Prospectus.

  The Alex. Brown Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

  The Merger Agreement provides that BTNY is to take all necessary actions so that, at the Effective Time, Mr. Krongard and up to two other current non-management directors of Alex. Brown, to be mutually agreed upon by BTNY and Alex. Brown, are to be appointed to the BTNY Board. Mr. Krongard's Employment Agreement provides that Mr. Krongard will serve as a Vice Chairman of the Board of BTNY. See "--Interests of Certain Persons in the Merger."

  Following the Merger, BTNY intends to combine the operations of and, subject to required regulatory approvals, to merge AB & Sons and BT Securities and to consolidate the operations of other subsidiaries of BTNY and Alex. Brown that provide similar services. Receipt of such regulatory approvals is not a condition to the Merger. As of the date of this Joint Proxy Statement-Prospectus, no final determination with respect to such matters has been made.

  While no assurance can be given, BTNY and Alex. Brown have estimated, based on information available at this time, annualized pre-tax expense savings at the level of $80 million will be achieved by the end of the first 12 months following completion of the Merger. Cost savings are expected to be realized primarily through the consolidation of certain redundant front and back office functions as well as in administrative areas. The extent to which such expense savings will be achieved is dependent upon various factors, a number of which are beyond the control of BTNY and Alex. Brown, including the regulatory environment, economic conditions, unanticipated changes in business conditions, and inflation, and no assurances can be given with respect to the ultimate level and composition of expense savings to be realized, or that such savings will be realized in the time frame currently anticipated. These amounts have not been included in any of the unaudited pro forma financial information included in this Joint Proxy Statement-Prospectus.

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

MARKET PRICES

  BTNY Common Stock is, and the shares offered hereby will be, listed on the NYSE and traded under the symbol "BT." The following table sets forth, for the periods indicated, the high and low reported closing sale prices per share of BTNY Common Stock on the NYSE Composite Transactions List.

  Alex. Brown Common Stock is listed on the NYSE and traded under the symbol "AB." The following tables set forth, for the periods indicated, the high and low reported closing sale prices per share of Alex. Brown Common Stock on the NYSE Composite Transactions List. The stock price information has been adjusted to reflect the 3-for-2 stock split, paid on January 15, 1997.

                                                                       BTNY
                                                                   SALES PRICES
                                                                   -------------
                                                                    HIGH   LOW
                                                                   ------ ------
YEAR ENDED DECEMBER 31, 1995:
  First Quarter................................................... 64 7/8 49 3/4
  Second Quarter.................................................. 64 3/4 52
  Third Quarter................................................... 72     60 3/4
  Fourth Quarter.................................................. 71     60 1/4
YEAR ENDED DECEMBER 31, 1996:
  First Quarter................................................... 72 3/8 61
  Second Quarter.................................................. 77 7/8 65 1/2
  Third Quarter................................................... 83 1/2 68 1/4
  Fourth Quarter.................................................. 90 7/8 78
YEAR ENDED DECEMBER 31, 1997:
  First Quarter................................................... 96 3/8 81 1/4
  Second Quarter.................................................. 91 1/4 75
  Third Quarter (through July 8, 1997)............................ 92 1/2 87 7/8

                                                                  ALEX. BROWN
                                                                 SALES PRICES
                                                               -----------------
                                                                 HIGH     LOW
                                                               -------- --------
YEAR ENDED DECEMBER 31, 1995:
  First Quarter............................................... 26       19 3/4
  Second Quarter.............................................. 31 3/4   25 27/64
  Third Quarter............................................... 40 27/64 28 5/64
  Fourth Quarter.............................................. 38 53/64 26 43/64
YEAR ENDED DECEMBER 31, 1996:
  First Quarter............................................... 35 3/4   26 21/64
  Second Quarter.............................................. 39 59/64 31 1/4
  Third Quarter............................................... 39 27/64 28 21/64
  Fourth Quarter.............................................. 48 27/64 37 37/64
YEAR ENDED DECEMBER 31, 1997:
  First Quarter............................................... 64       42 1/2
  Second Quarter.............................................. 73 3/8   41 3/8
  Third Quarter (through July 8, 1997)........................ 75 9/16  71 13/16

DIVIDENDS

  The following tables set forth dividends declared per share of BTNY Common Stock and Alex. Brown Common Stock, respectively, for the periods indicated. The dividend information has been adjusted to reflect the 3-for-2 stock split, paid on January 15, 1997. The ability of either BTNY or Alex. Brown to pay dividends to its stockholders is subject to certain restrictions. See "Certain Regulatory Matters."

                                                                         BTNY
                                                                       DIVIDENDS
                                                                       ---------
YEAR ENDED DECEMBER 31, 1995:
  First Quarter.......................................................   $1.00
  Second Quarter......................................................    1.00
  Third Quarter.......................................................    1.00
  Fourth Quarter......................................................    1.00
YEAR ENDED DECEMBER 31, 1996:
  First Quarter.......................................................    1.00
  Second Quarter......................................................    1.00
  Third Quarter.......................................................    1.00
  Fourth Quarter......................................................    1.00
YEAR ENDED DECEMBER 31, 1997:
  First Quarter.......................................................    1.00
  Second Quarter......................................................    1.00

                                                                     ALEX. BROWN
                                                                      DIVIDENDS
                                                                     -----------
YEAR ENDED DECEMBER 31, 1995:
  First Quarter.....................................................   $0.117
  Second Quarter....................................................    0.133
  Third Quarter.....................................................    0.133
  Fourth Quarter....................................................    0.133
YEAR ENDED DECEMBER 31, 1996:
  First Quarter.....................................................    0.133
  Second Quarter....................................................    0.167
  Third Quarter.....................................................    0.167
  Fourth Quarter....................................................    0.170
YEAR ENDED DECEMBER 31, 1997:
  First Quarter.....................................................    0.170

                          CERTAIN REGULATORY MATTERS

  The following discussion sets forth certain of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and provides certain specific information relevant to BTNY. For further discussion of this regulatory framework, see pages 109-111 of BTNY's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 which is incorporated herein by reference. See "Incorporation of Certain Documents by Reference." This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to those provisions. A change in the statutes, regulations or regulatory policies applicable to BTNY or its subsidiaries may have a material effect on the business of BTNY.

  General. As a bank holding company, BTNY is subject to regulation under the BHCA, and to inspection, examination and supervision by the Federal Reserve Board. Under the BHCA, bank holding companies generally may not acquire the ownership or control of more than 5% of the voting shares or substantially all the assets of any company, including a bank, without the Federal Reserve Board's prior approval. In addition, bank holding companies generally may engage, directly or indirectly, only in banking and such other activities as are determined by the Federal Reserve Board to be closely related to banking.

  Capital Requirements. BTNY is subject to capital ratios, requirements and guidelines imposed by the Federal Reserve Board, which are substantially similar to the ratios, requirements and guidelines imposed by the Federal Reserve Board, the OCC and the FDIC on the banks within their respective jurisdictions. These capital requirements establish higher capital standards for banks and bank holding companies that assume greater risks. For this purpose, a bank's or holding company's assets and certain specified off-balance sheet items are assigned to four risk categories, each weighted differently based on the level of credit risk that is ascribed to such items. A bank's or holding company's capital, in turn, is divided into two tiers: core ("Tier 1") capital, which includes common equity, qualifying perpetual preferred stock and related surplus (excluding auction rate issues), and minority interests in equity accounts of consolidated subsidiaries, less goodwill, certain identifiable intangible assets and certain other assets; and supplementary ("Tier 2") capital, which includes, among other items, perpetual preferred stock not meeting the Tier 1 definition, mandatory convertible securities, subordinated debt and allowances for credit losses, subject to certain limitations, less certain required deductions.

  In 1996, the Federal Reserve Board and the other U.S. federal bank regulatory agencies jointly issued an amendment to the risk-based capital guidelines, incorporating a measure for market risk ("the market risk amendment"). Essentially, the market risk amendment changes the calculation of risk-weighted assets for trading accounts, and incorporates a new category for capital called "Tier 3 Capital". This capital category, which is eligible as support for trading activity only, includes subordinated debt that has an original maturity of at least two years, has a "lock in" clause precluding payment of either interest or principal (even at maturity) if payment would cause the issuing organization to fall or remain below the minimum risk-based capital ratio requirements, and meets certain other criteria. In addition, the market risk amendment requires that the capital and risk-adjusted assets of any securities subsidiaries be included when calculating the capital and leverage ratios for the bank holding company. Prior to the market risk amendment, the assets and capital of the securities subsidiaries were excluded.

  Compliance with the market risk amendment is mandatory by January 1, 1998 for those banking organizations that meet certain thresholds with regard to their trading activity. Banking organizations may choose to adopt early during 1997, with prior approval from their primary federal regulator. BTNY and BTCo adopted the new market risk amendment as of March 31, 1997.

  BTNY, like other bank holding companies, currently is required to maintain Tier 1 and Total Capital (the sum of Tier 1, Tier 2 and Tier 3 capital) equal to at least 4% and 8% of its total risk-weighted assets, respectively. At March 31, 1997 BTNY met both requirements, with Tier 1 and total capital equal to 8.2% and 14.8% of its total risk-weighted assets, respectively.

  The Federal Reserve Board also requires bank holding companies to maintain a minimum "leverage ratio" (Tier 1 capital to adjusted quarterly average total assets) of 3%, if the holding company has the highest regulatory rating and meets certain other requirements, or of 3% plus an additional cushion of at least 100 to 200 basis points if the holding company does not meet these requirements. At March 31, 1997 BTNY's leverage ratio was 4.5%.

  The Federal Reserve Board may set capital requirements higher than the minimums noted above for holding companies whose circumstances warrant it. For example, holding companies experiencing or anticipating significant growth may be expected to maintain capital ratios well above the minimum levels. The Federal Reserve Board has not, however, imposed any such special capital requirement on BTNY.

  Dividend Restrictions and Transfers of Funds. Limitations exist on the availability of BTCo's undistributed earnings for payment of dividends to BTNY without prior approval of the bank regulatory authorities. In this regard, BTCo can declare dividends in 1997 without approval of the regulatory authority of $361 million of its retained earnings at March 31, 1997, plus an additional amount equal to net profits, as defined, for 1997 up to the date of any such dividend declaration. The Federal Reserve Board may prohibit the payment of dividends if it determines that circumstances relating to the financial condition of a bank are such that the payment of dividends would be an unsafe and unsound practice.

  Certain other subsidiaries are subject to various regulatory and other restrictions which may limit cash dividends and advances to BTNY.

                       DESCRIPTION OF BTNY COMMON STOCK

  As of the BTNY Record Date, BTNY was authorized to issue 300,000,000 shares of BTNY Common Stock and there were 77,649,619 such shares outstanding.

  The following summary of certain provisions of the BTNY Certificate of Incorporation, the BTNY By-laws and the NYBCL, does not purport to be complete and is qualified by reference to the BTNY Certificate of Incorporation and the BTNY By-laws, copies of which are on file with the Commission, and to the provisions of the NYBCL. For further information on the rights of holders of BTNY Common Stock, see "Comparison of Rights of Holders of Alex. Brown Common Stock and BTNY Common Stock."

VOTING RIGHTS

  The holders of BTNY Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election of directors.

DIVIDENDS

  The holders of shares of BTNY Common Stock have rights to receive dividends when, as and if declared by the BTNY Board out of funds legally available therefor.

LIQUIDATION AND MERGER

  In the event of a liquidation, dissolution or winding up of BTNY, holders of BTNY Common Stock are entitled to share with each other on a ratable basis as a single class in the assets, if any, available for distribution after payment of all creditors and payments due in respect of any other outstanding senior securities of BTNY, which could include shares of BTNY preferred stock. Upon the merger or consolidation of BTNY, holders of each share of BTNY Common Stock are required to receive equal per share payments or distributions.

OTHER PROVISIONS

  Holders of BTNY Common Stock have no preemptive rights in general to subscribe for any additional securities that BTNY may issue. There are no redemption or sinking fund provisions applicable to BTNY Common Stock, nor is it subject to calls or assessments by BTNY. All outstanding shares of BTNY Common Stock are legally issued, fully paid and nonassessable. Holders of BTNY Common Stock do not have preference, conversion or exchange rights.

BTNY RIGHTS

  Each BTNY Right entitles the record holder to purchase from BTNY a one-hundredth interest in a share of a Junior Participating Share at an exercise price of $140, subject to certain adjustments. The BTNY Rights will not be exercisable or transferable apart from the BTNY Common Stock until the 10th day after either a public announcement that a person or group (an "Acquiring Person") has acquired beneficial ownership of 20 percent or more of the BTNY Common Stock, or the announcement or commencement of a tender offer for 20 percent or more of the BTNY Common Stock. If BTNY is acquired or 50 percent or more of its consolidated assets or earning power are sold, each holder of a BTNY Right will have the right to receive, upon the exercise at the then current exercise price of the BTNY Right, that number of shares of BTNY Common Stock of the acquiring company which have a market value of two times the exercise price of the BTNY Right. If any person becomes an Acquiring Person (unless such person first acquires 20 percent or more of the outstanding shares of BTNY Common Stock by a purchase pursuant to a tender offer for all of the shares of BTNY Common Stock for cash, which purchase increases such person's beneficial ownership to 80 percent or more of the outstanding shares of BTNY Common Stock), each holder of a BTNY Right other than BTNY Rights beneficially owned by the Acquiring Person (which will be void), will have the right to receive upon exercise that number of shares of BTNY Common Stock having a market value of two times the exercise price of the BTNY Right.

                      COMPARISON OF RIGHTS OF HOLDERS OF
                ALEX. BROWN COMMON STOCK AND BTNY COMMON STOCK

  Upon the consummation of the Merger, stockholders of Alex. Brown, a Maryland corporation, will become stockholders of BTNY, a New York corporation. Differences between the laws of Maryland and those of New York, and between the BTNY Certificate of Incorporation and the BTNY By-laws and the Alex. Brown Articles of Incorporation, and the Alex. Brown By-laws, and the existence of certain other documents setting forth additional stockholders' rights, will result in several changes in the rights of stockholders of Alex. Brown's when the Merger is effected. A summary of the more significant changes is set forth below. While the summary is a complete statement in all material respects of the comparative rights of the holders of BTNY Common Stock and Alex. Brown Common Stock, it does not purport to be a complete description of the specific provisions referred to herein. The identification of specific differences is not meant to indicate that other differences do not exist. This summary is qualified in its entirety by reference to the BTNY Certificate of Incorporation and the BTNY By-laws, the Alex. Brown Articles of Incorporation and the Alex. Brown By-laws, Maryland law and New York law, to which Alex. Brown Stockholders are referred.

BUSINESS COMBINATIONS

  Generally, under the MGCL, the approval by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter is required for mergers, consolidations, share exchanges, and (with certain exceptions) any transfers of all or substantially all of the assets of a corporation.

  However, the Alex. Brown Articles of Incorporation (as permitted by the
MGCL) provides that, notwithstanding any provision of law permitting or requiring any action to be taken or authorized by the vote of holders entitled to cast a greater number of votes, such action shall be valid if taken or authorized by the affirmative vote of holders entitled to cast a majority of all the votes entitled to be cast on the matter.

  Under the NYBCL, the vote of the holders of two-thirds of all outstanding shares of stock of a New York corporation entitled to vote thereon is required for mergers and consolidations, and for sales, leases, exchanges or other dispositions of all or substantially all the assets of a corporation, if not made in the usual or regular course of the business actually conducted by such corporation. If a plan of merger or consolidation contains any provision which, if contained in an amendment to the certificate of incorporation, would entitle the holders of shares of a class to vote as a class thereon, the merger or consolidation will also require authorization by a vote of the holders of a majority of all outstanding shares of each such class.

  The BTNY Certificate of Incorporation does not contain any provisions relating to business combinations.


APPRAISAL RIGHTS

  Under the MGCL, except as otherwise provided by the MGCL, stockholders have the right to demand and receive payment of the fair value of their stock in the event of (i) a merger or consolidation, (ii) a share exchange, (iii) a transfer of all or substantially all assets requiring a stockholder vote, (iv) an amendment to the articles of incorporation which alters the contract rights, as expressly set forth in the articles of incorporation, of any outstanding stock and substantially adversely affects the stockholder's rights, unless the right to do so is reserved by the articles of incorporation or (v) certain business combinations. However, except as otherwise provided by the MGCL, stockholders do not have appraisal rights if, among other things,
(a) the stock is listed on a national securities exchange (i) with respect to a merger of a 90% or more owned subsidiary into its parent, on the date notice of such merger is given or waived or (ii) with respect to any other transaction, on the record date for determining stockholders entitled to vote on the transaction or (b) the stock is that of the successor in a merger, unless (i) the merger alters the contract rights of the stock as expressly set forth in the certificate and the certificate does not reserve the right to do so or (ii) the stock is to be changed or converted into something other than stock in the successor or cash or other interests arising out of the treatment of fractional shares of stock in the successor.

  Alex. Brown Stockholders do not have the appraisal rights described in the immediately preceding paragraph in connection with the Merger Agreement and consummation of the transactions contemplated thereby.

  Stockholders of a New York corporation have the right to dissent and receive payment of the fair value of their shares, except as otherwise provided by the NYBCL, in the event of certain mergers or consolidations, certain sales, leases, exchanges or other dispositions of all or substantially all of the corporation's assets and certain share exchanges.

  BTNY Stockholders do not have the appraisal rights described in the immediately preceding paragraph in connection with the Share Issuance.

STATE TAKEOVER LEGISLATION

  Maryland Business Combination Law. Subtitle 6 of Title 3 of the MGCL (the "Maryland Business Combination Law") prohibits any business combination (defined to include a variety of transactions, including merger, consolidations, share exchanges, certain sales or disposition of assets, certain issuances of stock, liquidations, certain reclassifications and the receipt of certain benefits from the corporation, including certain losses or guarantees) between a Maryland corporation and any "interested stockholder" (defined generally as any person who, directly or indirectly, beneficially owns 10% or more of the outstanding voting stock of the corporation or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation) or any affiliate of an interested stockholder for a period of five years after the date on which the interested stockholder became an interested stockholder. After such five-year period, a business combination between a Maryland corporation and such interested stockholder or any affiliate of an interested stockholder is prohibited unless either certain "fair price" provisions are complied with or the business combination is recommended by the corporation's board of directors and approved by certain supermajority stockholder votes. The supermajority vote requirements of the Maryland Business Combination Law do not apply to a business combination with an interested stockholder if such business combination is approved or exempted from the Maryland Business Combination Law by a resolution of the board of directors of the corporation adopted prior to the date on which the interested stockholder became such.

  Maryland Control Share Act. Subtitle 7 of Title 3 of the MGCL (the "Maryland Control Share Act") generally provides that control shares (as defined herein) of a Maryland corporation acquired in a control share acquisition (as defined herein) have no voting rights, unless voting rights for such shares shall have been approved at a meeting of the stockholders of the corporation by the affirmative vote of two-thirds of all votes entitled to be cast on the matter (other than interested shares, as defined herein) or, among other exceptions, such acquisition of shares is made pursuant to a merger agreement with the corporation or, prior to the acquiring person's acquisition thereof, the corporation's certificate or bylaws permit the acquisition of such shares. If the acquiring person so requests, the corporation is required to hold a stockholders' meeting to consider the authorization of voting rights to control shares within 50 days after a demand is made by the acquiring person, provided that, among other things, such acquiring person has delivered to the corporation an acquiring person statement setting forth, among other things, the terms of proposed control share acquisition and representations regarding financing of the control share acquisition that is not provided by the acquiring person and has agreed to pay the corporation's expenses of the meeting.

  "Control shares" generally means voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiring person or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise or direct the exercise of voting power in electing directors within one of the following ranges of voting power; (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. "Control share acquisition" generally means the acquisition of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, but does not include the acquisition of shares in a merger, consolidation or share exchange to which the corporation is a party. "Interested shares" generally means shares of a corporation in respect of which an acquiring person, an officer of the corporation or an employee of the corporation who is also a director of the corporation is entitled to exercise voting power in the election of directors.

  If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement within the time period required by Maryland law, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiring person or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiring person becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiring person in the control share acquisition.

  New York Business Combination Law. Section 912 of the NYBCL prohibits any business combination (defined to include a variety of transactions, including mergers, sales or disposition of assets, issuances of stock, liquidation, reclassifications and benefits from the corporation, including loans or guarantees) with, involving or proposed by any "interested stockholder" (defined generally as any person who, directly or indirectly, beneficially owns 20% or more of the outstanding voting stock of a resident domestic New York corporation) for a period of five years after the date on which the interested stockholder became an interested stockholder. After such five-year period a business combination between a resident domestic New York corporation and such interested stockholder is prohibited unless either certain "fair price" provision are complied with or the business combination is approved by a majority of the outstanding voting stock not beneficially owned by such interested stockholder or its affiliates. The New York Business Combination Law exempts from its prohibitions any business combination with an interested stockholder if such business combination, or the purchase of stock by the interested stockholder that caused such stockholder to become such, is approved by the board of directors of the resident domestic New York corporation prior to the date on which the interested stockholder becomes such.

  A resident domestic New York corporation may adopt an amendment to its by-laws, approved by the affirmative vote of the holders, other than interested stockholders and their affiliates and associates, of a majority of the outstanding voting stock, excluding the voting stock of interested stockholders and their affiliates and associates, expressly electing not to be governed by the New York Business Combination Law. However, such amendment will not be effective until 18 months after such stockholder vote and will not apply to any business combination with an interested stockholder who was such on or prior to the effective date of such amendment. BTNY has not amended the BTNY By-laws to elect not to be governed by the New York Business Combination Law.

STOCKHOLDER RIGHTS PLANS

  BTNY has entered into a Rights Agreement (the "Rights Agreement"), dated as of February 22, 1988, with Morgan Stockholder Services Trust Company, as rights agent (the "Rights Agent"). The Rights Agreement evidences a rights plan adopted by the BTNY Board in February 1988.

  Entitlement/Exercise. Under the Rights Agreement, the BTNY Rights have been distributed to BTNY stockholders (and will be distributed until the earliest of the Distribution Date (as defined herein), February 26, 1998 and the time at which the BTNY Rights are released) as a dividend at the rate of one right for each outstanding share of BTNY Common Stock. Until the Distribution Date, the BTNY Rights are evidenced by the certificates for shares of BTNY Common Stock registered in the names of the holders thereof. After the Distribution Date, separate certificates evidencing the BTNY Rights will be sent to holders of BTNY Common Stock.

  The BTNY Rights become exercisable on the earlier of (i) ten days following the public announcement by BTNY or an Acquiring Person (as defined herein) that an Acquiring Person has become such and (ii) the tenth day after any person commences, or publicly announces its intention to commence, a tender or exchange offer that would result in it acquiring 20% or more of the outstanding BTNY Common Stock (such earlier date, the "Distribution Date").

  "Acquiring Person" generally means any person who is the beneficial owner of 20% or more of the outstanding BTNY Common Stock.

  When exercised, each BTNY Right entitles the holder, subject to certain adjustments, to purchase at a price of $140.00 (i) one one-hundredth of a share of BTNY Series C Junior Participating Preferred Stock ("BTNY C Preferred Stock") or (ii) shares of BTNY Common Stock having a market price equal to twice the exercise price.

  Invalidation. Once a person becomes an Acquiring Person, any Rights beneficially owned by any Acquiring Person (and any affiliate or associate of any Acquiring Person and certain transferees of such persons) are void.

  Merger. If BTNY is acquired in a merger or consolidation or BTNY sells or transfers assets for earning power aggregating 50% or more of the assets or earning power of BTNY and its subsidiaries, taken as a whole, BTNY Rights holders will be entitled to purchase, subject to certain adjustments, shares of common stock of the other entity party to such transaction (the "principal party") having a market value equal to twice the exercise price of the BTNY Rights. BTNY is prohibited from consummating such a transaction unless the principal party has agreed that the provisions of the Rights Agreement will apply to shares of its stock deliverable upon exercise of the BTNY Rights.

  In the event that any person becomes an Acquiring Person (unless such person first acquires 20% or more of the outstanding BTNY Common Stock by a purchase pursuant to a tender offer for all of the BTNY Common Stock for cash, which purchase increases such person's beneficial ownership to 80% or more of the outstanding BTNY Common Stock), proper provision shall be made so that each holder of a BTNY Right, other than BTNY Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of BTNY Common Stock having a market value of two times the exercise price of the BTNY Right.

  Redemption/Exchange. BTNY may redeem the BTNY Rights at a redemption price of $.01 per BTNY Right at any time before a person or group first becomes an Acquiring Person. At any time after a person first becomes an Acquiring Person (but before such person becomes the beneficial owner of 50% or more of the BTNY Common Stock), the BTNY Board may exchange each BTNY Right for a share of BTNY Common Stock or one one-hundredth of a share of BTNY C Preferred Stock.

  Amendment. BTNY may amend the Rights Agreement at any time the BTNY Rights are redeemable, without the approval of BTNY Rights holders, including reducing the threshold at which one becomes an Acquiring Person from 20% to not less than the greater of (i) the largest percentage of the outstanding BTNY Common Stock then known by BTNY to be beneficially owned by any person and (ii) 10%. However, after one becomes an Acquiring Person, the Rights Agreement may not be amended in a manner which would adversely affect the interests of the BTNY Rights holders.

  Alex. Brown does not have a stockholder rights plan.

AMENDMENTS TO CERTIFICATES OF INCORPORATION

  Under the MGCL, unless otherwise provided in the certificate, a proposed certificate amendment requires the affirmative vote of two-thirds of all the votes entitled to be cast on the matter. The Alex. Brown Articles of Incorporation requires the affirmative vote of holders of a majority of the total number of shares entitled to vote thereon to amend the Alex. Brown Articles of Incorporation.

  Under the NYBCL, amendments to the certificate of incorporation may be authorized by vote of the board of directors followed by vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of stockholders. If any such amendment would adversely affect the rights of any holders of shares of a class or series of stock, the vote of the holders of a majority of all outstanding shares of the class or series, voting as a class, is also necessary to authorize such amendment. The BTNY Certificate of Incorporation generally provides that the voted holders of two-thirds of all outstanding shares of its classes and series of preferred stock are required to approve an amendment adversely affecting the rights of such class or series.

AMENDMENTS TO BY-LAWS

  Under the MGCL, the power to adopt, alter, and repeal the by-laws is vested in the stockholders, except to the extent that the certificate or the by-laws vest it in the board of directors.

  The Alex. Brown By-laws provide that with certain exceptions, the Alex. Brown By-laws may by amended by the majority vote of the Board of Directors or the affirmative vote of the holders of a majority of the outstanding shares of Alex. Brown entitled to vote.

  Under the NYBCL, except as otherwise provided in the certificate of incorporation, by-laws may be amended, repealed or adopted by vote of the holders of the shares at the time entitled to vote in the election of any directors. When so provided in the certificate of incorporation or a by-law adopted by the stockholders, by-laws may be amended, repealed or adopted by the board by such vote as may be therein specified, which may be greater than the vote otherwise prescribed by law, but any by-law adopted by the board may be amended or repealed by the stockholders entitled to vote thereon as provided by the NYBCL.

  The BTNY By-laws may be amended by the majority vote of the BTNY Board or by the affirmative vote of the holders of a majority of the outstanding shares of BTNY entitled to vote.

DIVIDEND SOURCES

  Under the MGCL, a board of directors may authorize a corporation to make distributions to its stockholders, subject to any restrictions in its articles of incorporation and as provided under the MGCL. Under the MGCL, no distribution is permitted, however, if, after giving effect to the distribution, the corporation would not be able to pay its indebtedness as the indebtedness becomes due in the usual course of business or the corporation's total assets would be less than the sum of its total liabilities plus, unless the articles of incorporation permits otherwise, the amount needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving a distribution.

  Under the NYBCL, except as otherwise provided in the NYBCL, dividends may be declared or paid and other distributions may be made out of surplus only, so that the net assets of the corporation remaining after such declaration, payment or distribution must at least equal the amount of its stated capital. A corporation may not declare or pay dividends or make other distributions when the corporation is insolvent or would thereby be made insolvent, or when the declaration, payment or distribution would be contrary to any restrictions contained in the corporation's certificate of incorporation. The BTNY Certificate of Incorporation does not contain any such restrictions.

STOCKHOLDER ACTION

  Under the MGCL, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if the following are filed with the records of stockholders' meetings: (i) unanimous written consent setting forth the actions and signed by each stockholder entitled to vote on the matter and (ii) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

  Under the NYBCL, any action required or permitted to be taken by vote may be taken without a meeting by written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon, provided that the certificate of incorporation may contain a provision requiring the written consent of the holders of less than all outstanding shares. The BTNY Certificate of Incorporation does not contain such a provision.

SPECIAL STOCKHOLDER MEETINGS

  The MGCL provides that a special meeting of stockholders may be called by the president, the board of directors or any person specified in the certificate of incorporation or by-laws. In addition, under the MGCL, a special meeting of stockholders generally must be called on the written request of stockholders entitled to cast at least 25% of all the votes entitled to be cast at the meeting. The Alex. Brown By-laws provide that special meetings of stockholders may be called by the Chairman of the Board, the President or the Alex. Brown Board.

  The BTNY By-laws provide that special meetings of the stockholders may be called, except as otherwise regulated by statute only by the BTNY Board and any other person or committee expressly so authorized by the BTNY Board. In addition, the NYBCL provides that if, for a period of one month after the date fixed by or under the by-laws for the annual meeting of stockholders, or if no date has been so fixed, for a period of 13 months after the last annual meeting, there is a failure to elect a sufficient number of directors to conduct the business of the corporation, the board shall call a special meeting for the election of directors. If such special meeting is not called by the board within two weeks after the expiration of such period or if it is called but there is a failure to elect such directors for a period of two months after the expiration of such period, holders of 10% of the shares entitled to vote in an election of directors may, in writing, demand the call of a special meeting for the election of directors.

CUMULATIVE VOTING

  The MGCL permits the articles of incorporation of a Maryland corporation to provide for cumulative voting for the election of directors. The Alex. Brown Articles of Incorporation does not contain such a provision.

  The NYBCL permits the certificate of incorporation of a New York corporation to provide that in all elections of directors each stockholder is entitled to cumulate such stockholder's votes. The BTNY Certificate of Incorporation does not contain such a provision.

NUMBER AND ELECTION OF DIRECTORS

  The MGCL permits the articles of incorporation or by-laws to contain provisions dividing the directors into classes and specifying the term of office of each class, except that the term of office may not be longer than five years and the term of office of at least one class must expire each year.

  Alex. Brown does not have a classified board. The Alex. Brown Articles of Incorporation provides that the number of directors will be 12, which number may be increased or decreased by the Alex. Brown By-laws.

  The NYBCL permits the certificate of incorporation or the specific provisions of a by-law adopted by the stockholders to provide that directors be divided into either two, three or four classes. All classes must be as nearly equal in number as possible, and no class may include less than three directors. The terms of office of one class of directors shall expire each year with the terms of office of no two classes expiring in the same year.

  BTNY does not have a classified board of directors. The BTNY By-laws provide that the number of directors shall be not less than five nor more than 25, with the exact number of directors within such minimum and maximum limits to be fixed and determined by the vote of a majority of the entire BTNY Board.

REMOVAL OF DIRECTORS

  Under the MGCL, except as otherwise provided in the articles of incorporation, the stockholders may remove any director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of the directors.

  The Alex. Brown Articles of Incorporation provides that the stockholders may remove any director with or without cause by the affirmative vote of a majority of all votes entitled to be cast for the election of directors.

  The NYBCL provides that any or all of the directors may be removed for cause by vote of the stockholders and, if the certificate of incorporation or the specific provisions of a by-law adopted by the stockholders provide, directors may be removed by action of the board of directors. If the certificate of incorporation or the by-laws so provide, any or all of the directors may be removed without cause by vote of the stockholders. An action to procure a judgment removing a director for cause may be brought by the attorney-general or by the holders of 10% of the outstanding shares, whether or not entitled to vote.

  Neither the BTNY Certificate of Incorporation nor the BTNY By-laws provide that directors may be removed without cause by action of the stockholders.

VACANCIES

  Under the MGCL and the Alex. Brown By-laws, the stockholders may elect a successor to fill a vacancy on the board of directors which results from the removal of a director. In addition, unless the articles of incorporation or by-laws provide otherwise, (i) a majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the board of directors which results from any cause except an increase in the number of directors and (ii) a majority of the entire board of directors may fill a vacancy which results from an increase in the number of directors. Under the MGCL and the Alex. Brown By-laws, a director elected by the board of directors to fill a vacancy serves until the next annual meeting of stockholders and until his or her successor is elected and qualifies, while a director elected by the stockholders to fill a vacancy which results from the removal of a director serves for the balance of the term of the removed director.

  Under the NYBCL, newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by vote of the board. However, the certificate of incorporation or bylaws may provide that such newly created directorships or vacancies are to be filled by vote of stockholders. Unless the certificate of incorporation or the specific provisions of a by-law adopted by the stockholders provide that the board may fill vacancies occurring in the board by reason of the removal of directors without cause, such vacancies may be filled only by vote of the stockholders. A director elected to fill a vacancy, unless elected by the stockholders, will hold office until the next meeting of stockholders at which the election of directors is in the regular order of business and until his or her successor has been elected and qualified.

  The BTNY Certificate of Incorporation does not provide for the removal of directors without cause. The BTNY By-laws provide that any vacancy in the BTNY Board may be filled by a majority vote of the remaining directors.

INDEMNIFICATION OF DIRECTORS

  The MGCL requires a corporation (unless its articles of incorporation provide otherwise, which the Alex. Brown Articles of Incorporation does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made party by reason of his or her own service in that capacity. Under MGCL, a corporation may indemnify any present or former director or officer made a party to any proceeding for judgments, penalties, fines, settlements and reasonable expenses actually incurred unless it is established that (i) the director's or officer's act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or resulted from active and deliberate dishonesty, (ii) the director or officer actually received an improper benefit in money, property or services, or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe the act or omission was unlawful.

  The MGCL states that a determination must be made that a director or officer has met the required standard of conduct before the director or officer may be indemnified. The determination may be made by a majority vote of disinterested directors, by special legal counsel (selected by the disinterested directors) or by the stockholders.

  Under the MGCL, in a stockholder derivative suit, a corporation may not indemnify a director or officer if he or she is adjudged liable to the corporation. Moreover, a corporation may not indemnify a director or officer who is adjudged to be liable, in any proceeding, for a personal benefit that was improperly received. A director or officer who is successful, on the merits or otherwise, in any proceeding must be indemnified by the corporation for reasonable expenses (including attorneys' fees).

  The MGCL provides for an advance of reasonable expenses to directors or officers upon the director's or officer's written affirmation of his or her good faith belief that he or she has met the required standard of conduct and after undertaking to repay the corporation if it is determined that the standard has not been met.

  The Alex. Brown Articles of Incorporation provide that Alex. Brown shall indemnify (a) its directors to the full extent provided by Maryland law in effect from time to time, including the advance of expenses, (b) its officers to the same extent it indemnifies its directors and (c) its officers who are not directors to such further extent as is authorized by the Alex. Brown Board and consistent with law. Moreover, the Alex. Brown Articles of Incorporation provide that the foregoing does not limit Alex. Brown's ability to indemnify other employees and agents consistent with law.

  Under the NYBCL, a corporation may indemnify its directors and officers made, or threatened to be made, a party to any action or proceeding, except for stockholder derivative suits, if such director or officer acted in good faith, for a purpose which he or she reasonably believed to be in the best interests of the corporation, and, in criminal proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. In the case of stockholder derivative suits, the corporation may indemnify a director or officer if he or she acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation, except that no indemnification may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

  The indemnification described above under the NYBCL is not exclusive of other indemnification rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or by-laws, or, when authorized by such certificate of incorporation or by-laws, in (i) a resolution of stockholders, (ii) a resolution of directors or (iii) an agreement providing for such indemnification; provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

  Any person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding will be entitled to indemnification. Except as provided in the preceding sentence, unless ordered by a court pursuant to the NYBCL, any indemnification under the NYBCL pursuant to the above paragraphs may be made only if authorized in the specific case and after a finding that the director or officer met the requisite standard of conduct (i) by the disinterested directors if a quorum is available, (ii) by the board upon the written opinion of independent legal counsel, or (iii) by the stockholders.

  The BTNY By-laws provide that BTNY shall indemnify any person made, or threatened to be made, a party to an action or proceeding (including a stockholder derivative suit), whether civil or criminal, by reason of the fact that he or she is a director of officer of BTNY, against judgments, fines, settlement amounts and costs, charges and expenses incurred as a result of such action or proceeding, unless (i) his or her acts were committed in bad faith or were the result of his or her active and deliberate dishonesty and were material to such action or proceeding or (ii) he or she personally gained a financial profit or other advantage to which he or she was not legally entitled.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling BTNY or Alex. Brown pursuant to the foregoing provisions, BTNY and Alex. Brown have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS

  The MGCL provides that a corporation's articles of incorporation may include a provision expanding or limiting the personal liability of a director or officer to the corporation or its stockholders for money damages except (i) to the extent that it is proved that the person actually received an improper benefit or profit in money, property, or services, for the amount of the benefit or profit in money, property, or services actually received or (ii) to the extent that a court finds that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Alex. Brown Articles of Incorporation provide that, to the fullest extent Maryland law permits limitation of liability of directors and officers, no director or officer of the corporation shall be liable to the corporation or its stockholders for money damages.

  The NYBCL provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for damages for any breach of duty in such capacity. However, no such provision can eliminate or limit (i) the liability of any director if a judgment or other final adjudication adverse to such director establishes that such director's acts or omissions were in bad faith, or involved intentional misconduct or a knowing violation of law, or that the director personally gained in fact a financial profit or other advantage to which such director was not legally entitled or that the director's acts violated certain provisions of the NYBCL or (ii) the liability of any director for any act or omission prior to the adoption of such a provision in the certificate of incorporation.

  The BTNY Certificate of Incorporation provides that no director shall be personally liable to BTNY or any of its stockholders for damages for any breach of duty as a director, provided, however, that the foregoing provision shall not eliminate or limit (i) the liability of a director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact financial profit or other advantage to which he or she was not legally entitled or that his or her acts violated Section 719 of the NYBCL (which includes declaration of dividends, purchase of capital stock, distribution of assets to stockholders after dissolution of the corporation and loans to directors to the extent contrary to New York law) or (ii) the liability of a director for any act or omission prior to the adoption of this provision by the BTNY Stockholders.

                                 LEGAL MATTERS

  The validity of the BTNY Common Stock to be issued in connection with the Merger will be passed upon by Melvin A. Yellin, Executive Vice President and General Counsel of BTNY. As of the date of this Joint Proxy Statement-Prospectus, Mr. Yellin beneficially owns shares of BTNY Common Stock and options to purchase additional shares of BTNY Common Stock, which in the aggregate constitute less than 0.2% of the BTNY Common Stock outstanding.

                                    EXPERTS

  The consolidated financial statements of BTNY and subsidiaries included in BTNY's Annual Report on Form 10-K for the year ended December 31, 1996, and incorporated by reference into this Joint Proxy Statement-Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in auditing and accounting. For the year beginning January 1, 1997, KPMG Peat Marwick LLP will serve as independent accountants to BTNY.

  The consolidated financial statements of Alex. Brown included in Alex. Brown's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by KPMG Peat Marwick LLP, independent accountants, as set forth in its report thereon and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

  Any financial statements and schedules hereinafter incorporated by reference in the Registration Statement of which this Joint Proxy Statement-Prospectus forms a part that have been audited and are the subject of a report by independent accountants will be so incorporated by reference to extent covered by consents in reliance upon such reports and upon the authority of such firms as experts in accounting and auditing.

                             STOCKHOLDER PROPOSALS

  Stockholders of BTNY may submit proposals to be considered for stockholder action at the 1998 Annual Meeting of stockholders of BTNY if they do so in accordance with applicable regulations of the Commission. Any such proposals must be submitted to the Secretary of BTNY no later than November 11, 1997 in order to be considered for inclusion in BTNY's 1998 proxy materials.

  Alex. Brown will hold a 1998 Annual Meeting of stockholders only if the Merger is not consummated before the time of such meeting. In the event that such a meeting is held, any proposals of stockholders intended to be presented at the 1998 Annual Meeting must have been received by the Secretary of Alex. Brown no later than November 20, 1997 in order to be considered for inclusion in the Alex. Brown 1998 proxy materials.

                                 OTHER MATTERS

  As of the date of this Joint Proxy Statement-Prospectus, the BTNY Board and the Alex. Brown Board know of no matters that will be presented for consideration at the Stockholders Meetings other than as described in this Joint Proxy Statement-Prospectus. If any other matters shall properly come before either Stockholders Meeting or any adjournments or postponements thereof and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the respective managements of BTNY and Alex. Brown.

                             BTNY AND ALEX. BROWN

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                     (IN MILLIONS, EXCEPT PER SHARE DATA)

  The following Unaudited Pro Forma Combined Statements of Income for the three months ended March 31, 1997 and 1996, and for each of the three years ended December 31, 1996 and the Unaudited Pro Forma Combined Balance Sheet as of March 31, 1997 give effect to the Merger accounted for as a pooling of interests as if the Merger had occurred on the dates indicated. The pro forma information is based on the historical consolidated financial statements of BTNY and Alex. Brown and their subsidiaries after giving effect to the pro forma adjustments described in the Notes to the Pro Forma Combined Financial Statements.

  This information should be read in conjunction with the historical consolidated financial statements of Alex. Brown and the historical consolidated financial statements of BTNY. The effect of up to $80 million (pre-tax) of merger and related restructuring charges and other associated costs expected to be taken in connection with the Merger has not been reflected in the pro forma combined financial statements as efforts by BTNY and Alex. Brown to refine the actual amount of such charges are ongoing (see Notes to Unaudited Pro Forma Combined Financial Statements). The pro forma financial data do not give effect to the anticipated cost savings and revenue enhancement opportunities that could result from the Merger. The pro forma financial data are not necessarily indicative of the results that actually would have occurred had the Merger been consummated on the dates indicated or that may be obtained in the future.

                              BTNY AND ALEX. BROWN
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                               FOR THE THREE MONTHS ENDED MARCH 31, 1997
                          ----------------------------------------------------
                             BTNY         AB           PRO FORMA     PRO FORMA
                          HISTORICAL HISTORICAL(A) ADJUSTMENTS(A, D) COMBINED
                          ---------- ------------- ----------------- ---------
NET INTEREST REVENUE
  Interest revenue......    $1,645      $   36           $--           $1,681
  Interest expense......     1,337          12            --            1,349
                            ------      ------           ----         -------
NET INTEREST REVENUE....       308          24            --              332
  Provision for credit
   losses...............       --          --             --              --
                            ------      ------           ----         -------
NET INTEREST REVENUE AF-
 TER
 PROVISION FOR CREDIT
 LOSSES.................       308          24            --              332
                            ------      ------           ----         -------
NONINTEREST REVENUE
  Trading...............       279          32            --              311
  Fiduciary and funds
   management...........       208          23            --              231
  Corporate finance
   fees.................       140          75            --              215
  Other fees and commis-
   sions................        79          60            --              139
  Net revenue from eq-
   uity investment
   transactions.........        44           3            --               47
  Securities available
   for sale gains.......        14         --             --               14
  Insurance premiums....        63         --             --               63
  Other.................        41           5            --               46
                            ------      ------           ----         -------
    Total noninterest
     revenue............       868         198            --            1,066
                            ------      ------           ----         -------
NONINTEREST EXPENSES
  Salaries and commis-
   sions................       237          68            --              305
  Incentive compensation
   and employee bene-
   fits.................       322          54            --              376
  Agency and other pro-
   fessional service
   fees.................        87           3            --               90
  Communication and data
   services.............        45           6            --               51
  Occupancy, net........        37           6            --               43
  Furniture and equip-
   ment.................        50           4            --               54
  Travel and entertain-
   ment.................        25           5            --               30
  Provision for policy-
   holder benefits......        68         --             --               68
  Other.................        64          25            --               89
                            ------      ------           ----         -------
    Total noninterest
     expenses...........       935         171            --            1,106
                            ------      ------           ----         -------
Income before income
 taxes..................       241          51            --              292
Income taxes............        72          20            --               92
                            ------      ------           ----         -------
NET INCOME..............    $  169      $   31           $--           $  200
                            ======      ======           ====         =======
NET INCOME APPLICABLE TO
 COMMON STOCK...........    $  156      $   31           $--           $  187
                            ======      ======           ====         =======
EARNINGS PER COMMON
 SHARE:
  PRIMARY...............    $ 1.89      $ 1.23            --            $1.81(c)
  FULLY DILUTED.........    $ 1.89      $ 1.10            --            $1.76(c)
Cash dividends declared
 per common share.......    $ 1.00      $ .170            --            $1.00(c)
Average common and com-
 mon equivalent shares
 outstanding--primary...    82.784      25.294            --          103.778(c)
Average common and com-
 mon equivalent shares
 outstanding assuming
  full dilution.........    82.898      29.079            --          107.034(c)

        See Notes to Unaudited Pro Forma Combined Financial Statements.

                              BTNY AND ALEX. BROWN
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                 FOR THE THREE MONTHS ENDED MARCH 31, 1996
                          -------------------------------------------------------
                             BTNY          AB            PRO FORMA      PRO FORMA
                          HISTORICAL HISTORICAL (A) ADJUSTMENTS (A,  D) COMBINED
                          ---------- -------------- ------------------- ---------
NET INTEREST REVENUE
  Interest revenue......    $1,590       $   33            $--           $ 1,623
  Interest expense......     1,377           12             --             1,389
                            ------       ------            ----          -------
NET INTEREST REVENUE....       213           21             --               234
Provision for credit
 losses.................         5          --              --                 5
                            ------       ------            ----          -------
NET INTEREST REVENUE
 AFTER
 PROVISION FOR CREDIT
 LOSSES.................       208           21             --               229
                            ------       ------            ----          -------
NONINTEREST REVENUE
  Trading...............       247           53             --               300
  Fiduciary and funds
   management...........       183           17             --               200
  Corporate finance
   fees.................        86          102             --               188
  Other fees and commis-
   sions................        87           53             --               140
  Net revenue from eq-
   uity investment
   transactions.........        21            6             --                27
  Securities available
   for sale gains.......        15          --              --                15
  Insurance premiums....        62          --              --                62
  Other.................        49            7             --                56
                            ------       ------            ----          -------
    Total noninterest
     revenue............       750          238             --               988
                            ------       ------            ----          -------
NONINTEREST EXPENSES
  Salaries and commis-
   sions................       201           66             --               267
  Incentive compensation
   and employee bene-
   fits.................       227           80             --               307
  Agency and other pro-
   fessional service
   fees.................        60            3             --                63
  Communication and data
   services.............        46            5             --                51
  Occupancy, net........        37            5             --                42
  Furniture and equip-
   ment.................        41            4             --                45
  Travel and entertain-
   ment.................        18            4             --                22
  Provision for policy-
   holder benefits......        72          --              --                72
  Other.................        59           25             --                84
                            ------       ------            ----          -------
    Total noninterest
     expenses...........       761          192             --               953
                            ------       ------            ----          -------
Income before income
 taxes..................       197           67             --               264
Income taxes............        59           26             --                85
                            ------       ------            ----          -------
NET INCOME..............    $  138       $   41            $--           $   179
                            ======       ======            ====          =======
NET INCOME APPLICABLE TO
 COMMON STOCK...........    $  123       $   41             --           $   164
                            ======       ======            ====          =======
EARNINGS PER COMMON
 SHARE:
  PRIMARY...............    $ 1.52       $ 1.67             --           $  1.62(c)
  FULLY DILUTED.........    $ 1.51       $ 1.48             --           $  1.57(c)
Cash dividends declared
 per common share.......    $ 1.00       $ .133             --           $  1.00(c)
Average common and
 common equivalent
 shares outstanding--
 primary................    80.896       24.316             --           101.078(c)
Average common and
 common equivalent
 shares outstanding
 assuming full
 dilution...............    81.560       28.009             --           104.808(c)

        See Notes to Unaudited Pro Forma Combined Financial Statements.

                              BTNY AND ALEX. BROWN
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                  FOR THE YEAR ENDED DECEMBER 31, 1996
                          ----------------------------------------------------
                             BTNY         AB           PRO FORMA     PRO FORMA
                          HISTORICAL HISTORICAL(A) ADJUSTMENTS(A, D) COMBINED
                          ---------- ------------- ----------------- ---------
NET INTEREST REVENUE
  Interest revenue......    $6,366      $  142           $--          $ 6,508
  Interest expense......     5,400          51            --            5,451
                            ------      ------           ----         -------
NET INTEREST REVENUE....       966          91            --            1,057
                            ------      ------           ----         -------
Provision for credit
 losses.................         5         --             --                5
                            ------      ------           ----         -------
NET INTEREST REVENUE AF-
 TER
 PROVISION FOR CREDIT
  LOSSES................       961          91            --            1,052
                            ------      ------           ----         -------
NONINTEREST REVENUE
  Trading...............       846         168            --            1,014
  Fiduciary and funds
   management...........       783          78            --              861
  Corporate finance
   fees.................       507         415            --              922
  Other fees and commis-
   sions................       343         206            --              549
  Net revenue from eq-
   uity investment
   transactions.........       211          19            --              230
  Securities available
   for sale gains.......        75         --             --               75
  Insurance premiums....       230         --             --              230
  Other.................       204          32            --              236
                            ------      ------           ----         -------
    Total noninterest
     revenue............     3,199         918            --            4,117
                            ------      ------           ----         -------
NONINTEREST EXPENSES
  Salaries and commis-
   sions................       867         288            --            1,155
  Incentive compensation
   and employee bene-
   fits.................       951         264            --            1,215
  Agency and other pro-
   fessional service
   fees.................       311          19            --              330
  Communication and data
   services.............       193          21            --              214
  Occupancy, net........       150          22            --              172
  Furniture and equip-
   ment.................       171          16            --              187
  Travel and entertain-
   ment.................        97          19            --              116
  Provision for policy-
   holder benefits......       280         --             --              280
  Other.................       268         101            --              369
                            ------      ------           ----         -------
    Total noninterest
     expenses...........     3,288         750            --            4,038
                            ------      ------           ----         -------
Income before income
 taxes..................       872         259            --            1,131
Income taxes............       260         105            --              365
                            ------      ------           ----         -------
NET INCOME..............    $  612      $  154           $--          $   766
                            ======      ======           ====         =======
NET INCOME APPLICABLE TO
 COMMON STOCK...........    $  561      $  154           $--          $   715
                            ======      ======           ====         =======
EARNINGS PER COMMON
 SHARE:
 PRIMARY................    $ 6.78      $ 6.28            --          $  6.93(c)
 FULLY DILUTED..........    $ 6.74      $ 5.51            --          $  6.71(c)
Cash dividends declared
 per common share.......    $ 4.00      $ .637            --          $  4.00(c)
Average common and
 common equivalent
 shares outstanding--
 primary................    82.766      24.563            --          103.153(c)
Average common and
 common equivalent
 shares outstanding
 assuming full
 dilution...............    83.259      28.470            --          106.889(c)

        See Notes to Unaudited Pro Forma Combined Financial Statements.

                              BTNY AND ALEX. BROWN
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                  FOR THE YEAR ENDED DECEMBER 31, 1995
                          ----------------------------------------------------
                             BTNY         AB           PRO FORMA     PRO FORMA
                          HISTORICAL HISTORICAL(A) ADJUSTMENTS(A, D) COMBINED
                          ---------- ------------- ----------------- ---------
NET INTEREST REVENUE
  Interest revenue......    $5,886      $  103           $--          $ 5,989
  Interest expense......     5,069          36            --            5,105
                            ------      ------           ----         -------
NET INTEREST REVENUE....       817          67            --              884
  Provision for credit
   losses...............        31         --             --               31
                            ------      ------           ----         -------
NET INTEREST REVENUE AF-
 TER
 PROVISION FOR CREDIT
 LOSSES.................       786          67            --              853
                            ------      ------           ----         -------
NONINTEREST REVENUE
  Trading...............       341         140            --              481
  Fiduciary and funds
   management...........       697          55            --              752
  Corporate finance
   fees.................       398         293            --              691
  Other fees and commis-
   sions................       314         177            --              491
  Net revenue from eq-
   uity investment
   transactions.........       146           7            --              153
  Securities available
   for sale gains.......       180         --             --              180
  Insurance premiums....       234         --             --              234
  Other.................       113          34            --              147
                            ------      ------           ----         -------
    Total noninterest
     revenue............     2,423         706            --            3,129
                            ------      ------           ----         -------
NONINTEREST EXPENSES
  Salaries and commis-
   sions................       804         241            --            1,045
  Incentive compensation
   and employee bene-
   fits.................       640         192            --              832
  Agency and other pro-
   fessional service
   fees.................       318          17            --              335
  Communication and data
   services.............       184          20            --              204
  Occupancy, net........       152          25            --              177
  Furniture and equip-
   ment.................       162          15            --              177
  Travel and entertain-
   ment.................        88          16            --              104
  Provision for policy-
   holder benefits......       271         --             --              271
  Other.................       229          89            --              318
  Provision for sever-
   ance-related costs...        50         --             --               50
                            ------      ------           ----         -------
    Total noninterest
     expenses...........     2,898         615            --            3,513
                            ------      ------           ----         -------
Income before income
 taxes..................       311         158            --              469
Income taxes............        96          62            --              158
                            ------      ------           ----         -------
NET INCOME..............    $  215      $   96           $--          $   311
                            ======      ======           ====         =======
NET INCOME APPLICABLE TO
 COMMON STOCK...........    $  164      $   96           $--          $   260
                            ======      ======           ====         =======
EARNINGS PER COMMON
 SHARE:
  PRIMARY...............    $ 2.03      $ 4.11            --          $  2.59(c)
  FULLY DILUTED.........    $ 2.02      $ 3.60            --          $  2.53(c)
Cash dividends declared
 per common share.......    $ 4.00      $ .516            --          $  4.00(c)
Average common and
 common equivalent
 shares outstanding--
 primary................    80.923      23.267            --          100.135(c)
Average common and
 common equivalent
 shares outstanding
 assuming full
 dilution...............    81.095      27.192            --          103.664(c)

        See Notes to Unaudited Pro Forma Combined Financial Statements.

                              BTNY AND ALEX. BROWN
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                  FOR THE YEAR ENDED DECEMBER 31, 1994
                          ----------------------------------------------------
                             BTNY         AB           PRO FORMA     PRO FORMA
                          HISTORICAL HISTORICAL(A) ADJUSTMENTS(A, D) COMBINED
                          ---------- ------------- ----------------- ---------
NET INTEREST REVENUE
  Interest revenue......    $5,030       $  66           $--           $5,096
  Interest expense......     3,858          22            --            3,880
                            ------      ------           ----         -------
NET INTEREST REVENUE....     1,172          44            --            1,216
 Provision for credit
  losses................        25         --             --               25
                            ------      ------           ----         -------
NET INTEREST REVENUE
 AFTER
 PROVISION FOR CREDIT
 LOSSES.................     1,147          44            --            1,191
                            ------      ------           ----         -------
NONINTEREST REVENUE
  Trading...............       465         121            --              586
  Fiduciary and funds
   management...........       740          43            --              783
  Corporate finance
   fees.................       431         197            --              628
  Other fees and commis-
   sions................       325         143            --              468
  Net revenue from eq-
   uity investment
   transactions.........       109          19            --              128
  Securities available
   for sale gains.......        72         --             --               72
  Insurance premiums....       183         --             --              183
  Other.................       148          17            --              165
                            ------      ------           ----         -------
    Total noninterest
     revenue............     2,473         540            --            3,013
                            ------      ------           ----         -------
NONINTEREST EXPENSES
  Salaries and commis-
   sions................       774         196            --              970
  Incentive compensation
   and employee bene-
   fits.................       724         132            --              856
  Agency and other pro-
   fessional service
   fees.................       268           8            --              276
  Communication and data
   services.............       176          18            --              194
  Occupancy, net........       146          20            --              166
  Furniture and equip-
   ment.................       163          12            --              175
  Travel and entertain-
   ment.................       109          14            --              123
  Provision for policy-
   holder benefits......       205         --             --              205
  Other.................       186          66            --              252
                            ------      ------           ----         -------
    Total noninterest
     expenses...........     2,751         466            --            3,217
                            ------      ------           ----         -------
Income before income
 taxes..................       869         118            --              987
Income taxes............       254          47            --              301
                            ------      ------           ----         -------
NET INCOME..............    $  615       $  71           $--           $  686
                            ======      ======           ====         =======
NET INCOME APPLICABLE TO
 COMMON STOCK...........    $  587       $  71           $--           $  658
                            ======      ======           ====         =======    ===
EARNINGS PER COMMON
 SHARE:
  PRIMARY...............    $ 7.17       $3.06            --           $ 6.51(c)
  FULLY DILUTED.........    $ 7.17       $2.70            --           $ 6.33(c)
Cash dividends declared
 per common share.......    $ 3.70       $.450            --           $ 3.70(c)
Average common and
 common equivalent
 shares outstanding--
 primary................    81.825      23.124            --          101.018(c)
Average common and
 common equivalent
 shares outstanding
 assuming full
 dilution...............    81.865      26.982            --          104.260(c)

        See Notes to Unaudited Pro Forma Combined Financial Statements.

                              BTNY AND ALEX. BROWN
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 (IN MILLIONS)

                                            AT MARCH 31, 1997
                           ----------------------------------------------------
                              BTNY         AB           PRO FORMA     PRO FORMA
                           HISTORICAL HISTORICAL(A) ADJUSTMENTS(A)(D) COMBINED
                           ---------- ------------- ----------------- ---------
ASSETS
Cash and due from banks..   $  1,607     $   72           $ --        $  1,679
Interest-bearing deposits
 in banks................      2,581        --              --           2,581
Federal funds sold.......      1,195        --              --           1,195
Securities purchased un-
 der resale agreements...     22,273         43             --          22,316
Securities borrowed......     13,963        282             --          14,245
Trading assets:
 Government securities...     11,686        135             --          11,821
 Corporate debt securi-
  ties...................      8,460         48             --           8,508
 Equity securities.......      7,021         40             --           7,061
 Swaps, options & other
  derivatives............     11,222        --              --          11,222
 Other trading assets....      9,072          8             --           9,080
                            --------     ------           -----       --------
   Total trading assets..     47,461        231             --          47,692
Securities available for
 sale....................      7,986        --              --           7,986
Loans, net of allowance
 for credit losses of
 $758....................     17,221         61             --          17,282
Customer receivables.....         80      1,502             --           1,582
Accounts receivable & ac-
 crued interest..........      3,147        115             --           3,262
Other assets.............      5,464        247             --           5,711
                            --------     ------           -----       --------
   Total.................   $122,978     $2,553           $ --        $125,531
                            ========     ======           =====       ========
LIABILITIES
Noninterest-bearing de-
 posits
 Domestic offices........   $  2,803     $  --            $ --        $  2,803
 Foreign offices.........      1,052        --              --           1,052
Interest-bearing deposits
 Domestic offices........     12,365        --              --          12,365
 Foreign offices.........     19,369        --              --          19,369
                            --------     ------           -----       --------
Total deposits...........     35,589        --              --          35,589
Trading liabilities:
 Securities sold, not yet
  purchased
 Government securities...      3,943         43             --           3,986
 Equity securities.......      4,935         15             --           4,950
 Other trading liabili-
  ties...................        431         12             --             443
 Swaps, options & other
  derivatives............     11,177        --              --          11,177
                            --------     ------           -----       --------
   Total trading liabili-
    ties.................     20,486         70             --          20,556
Securities loaned and se-
 curities sold under re-
 purchase agreements.....     21,995        581             --          22,576
Other short-term
 borrowings..............     20,224         96             --          20,320
Accounts payable and ac-
 crued expenses..........      3,836        259             --           4,095
Other liabilities, in-
 cluding allowance for
 credit losses of $200...      3,179        636             --           3,815
Long-term debt not in-
 cluded in risk-based
 capital.................      7,955        209             --           8,164
Long-term debt included
 in risk-based capital...      3,164        --              --           3,164
Mandatorily redeemable
 capital securities of
 subsidiary trusts hold-
 ing solely junior subor-
 dinated deferrable in-
 terest debentures in-
 cluded in risk-based
 capital.................      1,469        --              --           1,469
                            --------     ------           -----       --------
   Total liabilities.....    117,897      1,851             --         119,748
                            --------     ------           -----       --------
STOCKHOLDERS' EQUITY
Preferred stock..........        704        --              --             704
Common stock.............         84          2              19 (c)        105
Capital surplus..........      1,349        147             (19)(c)      1,477
Retained earnings........      3,512        553             --           4,065
Common stock in treasury,
 at cost.................       (527)       --              --            (527)
Other stockholders' equi-
 ty......................        (41)       --              --             (41)
                            --------     ------           -----       --------
   Total stockholders'
    equity...............      5,081        702             --           5,783
                            --------     ------           -----       --------
   Total.................   $122,978     $2,553           $ --        $125,531
                            ========     ======           =====       ========

        See Notes to Unaudited Pro Forma Combined Financial Statements.

                             BTNY AND ALEX. BROWN
          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(a) Alex. Brown's and BTNY's historical financial statements have been reclassified to conform to the current presentation.

(b) In connection with the Merger, it is estimated that nonrecurring merger and restructuring charges will be recognized upon consummation of the Merger. These charges are expected to result from severance expenses to be incurred in connection with anticipated staff reductions, other merger-related expenses, such as costs to eliminate redundant back office and other operations of BTNY and Alex. Brown, and direct costs of the Merger.

  The effect of these proposed nonrecurring charges, as well as other associated costs expected to be taken in connection with the Merger, has not been reflected in the pro forma combined financial statements, as efforts by BTNY and Alex. Brown to refine the actual amount of such charges are ongoing. The effect of these nonrecurring charges and other associated costs is not expected to be material in relation to the combined stockholders' equity of BTNY and Alex. Brown.

  The pro forma combined financial statements do not reflect expected cost savings, nor do they reflect any estimates of revenue enhancements that could be realized as a result of the Merger.

(c) It is assumed that the Merger will be accounted for on a pooling of interests accounting basis and the related pro forma adjustments to the common stock and capital surplus accounts at March 31, 1997 reflect an exchange of approximately 21 million shares of BTNY Common Stock (using the Exchange Ratio of .83) for approximately 25 million outstanding shares of Alex. Brown Common Stock at March 31, 1997.

  Pro forma combined cash dividends declared per common share represents BTNY's historical amounts.

  For the earnings per common share calculations, the pro forma combined average common and common equivalent shares outstanding (primary and assuming full dilution) reflects the exchange of BTNY Common Stock (using the Exchange Ratio of .83) for the outstanding shares of Alex. Brown Common Stock.

(d) Transactions between BTNY and Alex. Brown are not material in relation to the pro forma combined financial statements and, therefore, intercompany balances have not been eliminated from the pro forma combined amounts.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                      BANKERS TRUST NEW YORK CORPORATION,

                           VOYAGER MERGER CORPORATION

                                      AND

                            ALEX. BROWN INCORPORATED

                           DATED AS OF APRIL 6, 1997

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                          AGREEMENT AND PLAN OF MERGER

                                   ARTICLE I

                                   THE MERGER

 1.1  The Merger..........................................................   A-1
 1.2  Effective Time......................................................   A-1
 1.3  Effects of the Merger...............................................   A-1
 1.4  Conversion of AB Common Stock.......................................   A-2
 1.5  BT Common Stock.....................................................   A-3
 1.6  Options; Other Stock Based Plans....................................   A-3
 1.7  Certificate of Incorporation........................................   A-3
 1.8  Bylaws..............................................................   A-3
 1.9  Directors and Officers of Surviving Corporation.....................   A-3
 1.10 Tax Consequences....................................................   A-4
 1.11 Integration of Legal Entities.......................................   A-4
 1.12 Representation on the BT Board of Directors.........................   A-4

                                   ARTICLE II

                               EXCHANGE OF SHARES

 2.1  BT to Make Shares Available.........................................   A-4
 2.2  Exchange of Shares..................................................   A-4

                                  ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF AB

 3.1  Corporate Organization..............................................   A-6
 3.2  Capitalization......................................................   A-7
 3.3  Authority; No Violation.............................................   A-8
 3.4  Consents and Approvals..............................................   A-8
 3.5  Reports.............................................................   A-9
 3.6  Financial Statements................................................   A-9
 3.7  Broker's Fees.......................................................  A-10
 3.8  Absence of Certain Changes or Events................................  A-10
 3.9  Legal Proceedings...................................................  A-10
 3.10 Taxes and Tax Returns...............................................  A-10
 3.11 Employees...........................................................  A-11
 3.12 SEC Reports.........................................................  A-12
 3.13 Licenses; Compliance with Applicable Law............................  A-12
 3.14 Certain Contracts...................................................  A-13
 3.15 Agreements with Regulatory Agencies.................................  A-13
 3.16 Investment Securities...............................................  A-13
 3.17 Interest Rate Risk Management Instruments...........................  A-13
 3.18 Undisclosed Liabilities.............................................  A-14
 3.19 Environmental Liability.............................................  A-14
 3.20 State Takeover Laws.................................................  A-14
 3.21 Insurance...........................................................  A-14
 3.22 Pooling of Interests................................................  A-14

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF BT AND BT SUB

 4.1  Corporate Organization..............................................  A-14
 4.2  Capitalization......................................................  A-15
 4.3  Authority; No Violation.............................................  A-16
 4.4  Consents and Approvals..............................................  A-17
 4.5  Reports.............................................................  A-17
 4.6  Financial Statements................................................  A-17
 4.7  Broker's Fees.......................................................  A-18
 4.8  Absence of Certain Changes or Events................................  A-18
 4.9  Legal Proceedings...................................................  A-18
 4.10 Taxes and Tax Returns...............................................  A-18
 4.11 SEC Reports.........................................................  A-19
 4.12 Licenses; Compliance with Applicable Law............................  A-19
 4.13 Agreements with Regulatory Agencies.................................  A-19
 4.14 Interest Rate Risk Management Instruments...........................  A-20
 4.15 Undisclosed Liabilities.............................................  A-20
 4.16 Environmental Liability.............................................  A-20
 4.17 Insurance...........................................................  A-20
 4.18 Pooling of Interests................................................  A-20
 4.19 Employees...........................................................  A-20
 4.20 State Takeover Laws.................................................  A-21

                                   ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

 5.1  Conduct of Businesses Prior to the Effective Time...................  A-21
 5.2  Forbearances of AB..................................................  A-22
 5.3  Forbearances of BT..................................................  A-23

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

 6.1  Regulatory Matters..................................................  A-24
 6.2  Access to Information...............................................  A-24
 6.3  Stockholders' Approvals.............................................  A-25
 6.4  Legal Conditions to Merger..........................................  A-25
 6.5  Affiliates; Publication of Combined Financial Results...............  A-25
 6.6  Stock Exchange Listing..............................................  A-26
 6.7  Employee Benefits...................................................  A-26
 6.8  Indemnification; Directors' and Officers' Insurance.................  A-27
 6.9  Additional Agreements...............................................  A-28
 6.10 Advice of Changes...................................................  A-28
 6.11 Dividends...........................................................  A-28
 6.12 Employment Matters..................................................  A-28
 6.13 Employee Retention Plan.............................................  A-28
 6.14 State Takeover Statutes.............................................  A-28
 6.15 Section 15 of the Investment Company Act............................  A-28
 6.16 AB Name.............................................................  A-29

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

 7.1  Conditions to Each Party's Obligation To Effect the Merger..........  A-29
 7.2  Conditions to Obligations of BT.....................................  A-30
 7.3  Conditions to Obligations of AB.....................................  A-30

                                  ARTICLE VIII

                           TERMINATION AND AMENDMENT

 8.1  Termination.........................................................  A-31
 8.2  Effect of Termination...............................................  A-31
 8.3  Amendment...........................................................  A-32
 8.4  Extension; Waiver...................................................  A-32

                                   ARTICLE IX

                               GENERAL PROVISIONS

 9.1  Closing.............................................................  A-32
 9.2  Nonsurvival of Representations, Warranties and Agreements...........  A-32
 9.3  Expenses............................................................  A-33
 9.4  Notices.............................................................  A-33
 9.5  Interpretation......................................................  A-33
 9.6  Counterparts........................................................  A-33
 9.7  Entire Agreement....................................................  A-34
 9.8  Governing Law.......................................................  A-34
 9.9  Severability........................................................  A-34
 9.10 Publicity...........................................................  A-34
 9.11 Assignment; Third Party Beneficiaries...............................  A-34

Exhibit 6.5(a)(1)--Form of Affiliate Letter Addressed to AB
Exhibit 6.5(a)(2)--Form of Affiliate Letter Addressed to BT
Exhibit A AB Stock Option Agreement*
Exhibit B BT Stock Option Agreement*
Exhibit C Support Agreement
--------
* Not included in this Appendix A.

                         AGREEMENT AND PLAN OF MERGER

  AGREEMENT AND PLAN OF MERGER, dated as of April 6, 1997, by and among BANKERS TRUST NEW YORK CORPORATION, a New York corporation ("BT"), VOYAGER MERGER CORPORATION, a Delaware corporation and a wholly owned subsidiary of BT ("BT Sub"), and ALEX. BROWN INCORPORATED, a Maryland corporation ("AB").

  WHEREAS, the Boards of Directors of BT and AB have determined that it is in the best interests of their respective companies and stockholders to consummate the business combination transaction provided for herein in which AB will, subject to the terms and conditions set forth herein, merge (the "Merger") with and into BT Sub so that BT Sub is the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger;

  WHEREAS, as a condition to, and immediately after the execution of this Agreement, BT and AB will enter into a stock option agreement (the "AB Option Agreement") attached hereto as Exhibit A and a Stock Option Agreement (the "BT Option Agreement") attached hereto as Exhibit B;

  WHEREAS, as a condition to, and immediately prior to the execution of this Agreement, certain directors and the members of the operating committee of AB executed and delivered to BT the Support Agreement (the "Support Agreement") attached hereto as Exhibit C;

  WHEREAS, certain employees of AB and its subsidiaries entered into the employment agreements as described in Section 6.12 and AB has agreed to establish the Retention Program as described in Section 6.13; and

  WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

  NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

  1.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Maryland General Corporation Law (the "MGCL") and the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in Section 1.2), AB shall merge with and into BT Sub. BT Sub shall be the Surviving Corporation in the Merger, and shall continue its corporate existence under the laws of the State of Delaware. Upon consummation of the Merger, the separate corporate existence of AB shall terminate.

  1.2 Effective Time. The Merger shall become effective upon the acceptance for record of the articles of merger (the "Maryland Articles of Merger") by the Department of Assessments and Taxation of the State of Maryland (the "Maryland Department") and by making all other filings required under the General Corporation Law of Maryland to be made prior to or concurrent with the effectiveness of the Merger, and as set forth in the certificate of merger (the "Delaware Certificate of Merger") which shall be filed with the Secretary of State of the State of Delaware (the "Delaware Secretary") on the Closing Date (as defined in Section 9.1). The term "Effective Time" shall be the date and time when the Merger becomes effective, in each case as set forth in the Maryland Articles of Merger and the Delaware Certificate of Merger.

  1.3 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in Sections 259, 260 and 261 of the DGCL and
Section 3-114 of the MGCL.

  1.4 Conversion of AB Common Stock. At the Effective Time, in each case, subject to Section 2.2(e), by virtue of the Merger and without any action on the part of BT, AB or the holder of any of the following securities:

  (a) Each share of the common stock, par value $.10 per share, of AB (the "AB Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of AB Common Stock held (i) in AB's treasury or (ii) directly or indirectly by BT or AB or any of their respective wholly owned Subsidiaries (as defined in Section 3.1) (except for Trust Account Shares and DPC Shares, as such terms are defined in Section 1.4(c) and as set forth in the AB Disclosure Schedule as defined in Section 3.1(b)) shall be converted into the right to receive 0.83 shares (the "Exchange Ratio") of the common stock, par value $1.00 per share, of BT (the "BT Common Stock"), including associated rights to purchase Series C Junior Participating Preferred Stock (the "Series C Preferred Stock") pursuant to the rights agreement (the "Rights Agreement") dated as of February 22, 1988, by and between BT and First Chicago Trust Company of New York, as successor to Morgan Shareholder Services Trust Company, as Rights Agent.

  (b) All of the shares of AB Common Stock converted into BT Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each a "Common Certificate") previously representing any such shares of AB Common Stock shall thereafter represent the right to receive
(i) a certificate representing the number of whole shares of BT Common Stock and (ii) cash in lieu of fractional shares into which the shares of AB Common Stock represented by such Common Certificate have been converted pursuant to this Section 1.4 and Section 2.2(e). Common Certificates previously representing shares of AB Common Stock shall be exchanged for certificates representing whole shares of BT Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Common Certificates in accordance with Section 2.2, without any interest thereon. If, prior to the Effective Time, the outstanding shares of BT Common Stock or AB Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the Exchange Ratio.

  (c) At the Effective Time, all shares of AB Common Stock that are owned by AB as treasury stock and all shares of AB Common Stock that are owned, directly or indirectly, by BT or AB or any of their respective wholly owned Subsidiaries (other than shares of AB Common Stock held, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary or custodial capacity that are beneficially owned by third parties (any such shares, and shares of BT Common Stock which are similarly held, whether held directly or indirectly by BT or AB, as the case may be, being referred to herein as "Trust Account Shares") and other than any shares of AB Common Stock held by BT or AB or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of AB Common Stock, and shares of BT Common Stock which are similarly held, whether held directly or indirectly by BT or AB or any of their respective Subsidiaries, being referred to herein as "DPC Shares") and in each case, with respect to AB or any of its Subsidiaries, as set forth in the AB Disclosure Schedule) shall be cancelled and shall cease to exist and no stock of BT or other consideration shall be delivered in exchange therefor. All shares of BT Common Stock that are owned by AB or any of its wholly owned Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of BT.

  (d) AB's 5 3/4% convertible subordinated debentures due 2001 (the "Public Debentures") outstanding at the Effective Time shall be assumed by BT and remain outstanding thereafter as an obligation of BT and the Surviving Corporation as co-obligors, and, from and after the Effective Time, the holders of the Public Debentures shall have the right to convert such Public Debentures into the number of shares of BT Common Stock receivable in the Merger by a holder of the number of shares of AB Common Stock into which such Public Debentures could have been converted immediately prior to the Merger. BT shall enter into a supplemental indenture with respect to such obligations in accordance with the terms of the indenture pursuant to which the Public Debentures were issued.

  (e) The convertible debentures (the "Executive Debentures") issued to certain key employees of AB and its affiliates pursuant to the AB 1991 Equity Incentive Plan and outstanding at the Effective Time shall be assumed by BT and remain outstanding thereafter as an obligation of BT and the Surviving Corporation as co-obligors, and, from and after the Effective Time, the holders of the Executive Debentures shall have the right to convert such Executive Debentures into the number of shares of BT Common Stock receivable in the Merger by a holder of the number of shares of AB Common Stock into which such Executive Debentures could have been converted immediately prior to the Merger (and otherwise shall remain subject to the terms of the AB Stock Plans (as defined in Section 1.6(a)) under which they were issued and the agreements evidencing such instruments).

  1.5 BT Common Stock. At and after the Effective Time, each share of BT Common Stock and each share of BT Preferred Stock (as defined in Section 4.2) issued and outstanding immediately prior to the Closing Date shall remain an issued and outstanding share of common stock or preferred stock, as the case may be, of BT and shall not be affected by the Merger.

  1.6 Options. (a) At the Effective Time, each option granted by AB to purchase shares of AB Common Stock which is outstanding and unexercised immediately prior thereto shall be assumed by BT. Such options shall cease to represent a right to acquire shares of AB Common Stock and shall be converted automatically into an option to purchase shares of BT Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the AB 1991 Equity Incentive Plan, with respect to options granted thereunder, or the AB 1991 Non-Employee Director Plan, with respect to options granted thereunder, (collectively, the "AB Stock Plans") and the agreements evidencing grants thereunder)):

    (i) The number of shares of BT Common Stock to be subject to the new option shall be equal to the product of the number of shares of AB Common Stock subject to the original option and the Exchange Ratio, provided that any fractional shares of BT Common Stock resulting from such multiplication shall be rounded down to the nearest whole share; and

    (ii) The exercise price per share of BT Common Stock under the new option shall be equal to the exercise price per share of AB Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest whole cent.

  (b) The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option except that all references to AB shall be deemed to be references to BT.

  (c) As soon as practicable after the Effective Time, BT shall deliver to the holders of options to purchase AB Common Stock appropriate notices setting forth such holders' rights pursuant to the respective AB Stock Plans and the agreements pursuant to which such options were issued, and the agreements evidencing the grant of such options shall be assumed by BT and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.6 after giving effect to the Merger).

  1.7 Certificate of Incorporation. Subject to the terms and conditions of this Agreement, at the Effective Time, the Certificate of Incorporation of BT Sub shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

  1.8 Bylaws. Subject to the terms and conditions of this Agreement, at the Effective Time, the Bylaws of BT Sub shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

  1.9 Directors and Officers of Surviving Corporation. At the Effective Time, the directors and officers of BT Sub immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving

Corporation following the Merger; such directors and officers shall hold office in accordance with the Surviving Corporation's bylaws and applicable law.

  1.10 Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of Sections 354 and 361 of the Code.

  1.11 Integration of Legal Entities. The parties currently intend to effectuate, or cause to be effectuated, immediately after the Effective Time the consummation of the merger (the "Subsidiary Merger") of Alex. Brown & Sons Incorporated, a Maryland corporation and a wholly owned subsidiary of AB, with and into BT Securities Corporation, a Delaware corporation and a wholly owned subsidiary of BT ("BT Securities"). Prior to the Effective Time, BT currently intends to cause all of the issued and outstanding shares of capital stock of BT Securities to be contributed to BT Sub. The parties shall cooperate and take all requisite actions, including, without limitation, executing all requisite documentation, prior to or following the Effective Time to consummate the Subsidiary Merger. The parties also agree to cooperate and take all requisite additional action prior to or following the Effective Time to merge or otherwise consolidate legal entities to the extent desirable for regulatory or other reasons, and further agree that BT may at any time change the method of effecting the Merger, including by merging AB with and into BT, by merging AB with and into a direct or indirect wholly owned subsidiary of BT other than BT Sub or by merging any such subsidiary with and into AB, and AB shall cooperate in such efforts, including by entering into an appropriate amendment to this Agreement, provided, however, that any such actions shall not (a) alter or change the amount or kind of consideration to be issued to holders of AB Common Stock as provided for in this Agreement (the "Merger Consideration"), (b) adversely affect the proposed accounting treatment for the Merger or the tax treatment to AB's stockholders as a result of receiving the Merger Consideration, or (c) materially delay receipt of any approval referred to in Section 7.1(c) or the consummation of the transactions contemplated by this Agreement.

  1.12 Representation on the BT Board of Directors. BT shall take all necessary actions so that, at the Effective Time, A.B. Krongard and two other current non-management directors of AB to be mutually agreed upon by BT and AB shall be appointed to Board of Directors of BT.

                                  ARTICLE II

                              EXCHANGE OF SHARES

  2.1 BT to Make Shares Available. At or prior to the Effective Time, BT shall deposit, or shall cause to be deposited, with a bank or trust company selected by BT and reasonably acceptable to AB which may be a subsidiary of BT (the "Exchange Agent"), for the benefit of the holders of Common Certificates, for exchange in accordance with this Article II, certificates representing the shares of BT Common Stock and cash in lieu of any fractional shares (such cash and certificates for shares of BT Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 1.4 and paid pursuant to
Section 2.2(a) in exchange for outstanding shares of AB Common Stock.

  2.2 Exchange of Shares. (a) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of one or more Common Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Common Certificates shall pass, only upon delivery of the Common Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Common Certificates in exchange for certificates representing the shares of BT Common Stock and any cash in lieu of fractional shares into which the shares of AB Common Stock represented by such Common Certificate or Common Certificates shall have been converted pursuant to this Agreement. Upon proper surrender of a Common Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Common Certificate shall be entitled to receive in exchange therefor, as applicable, (i) a certificate representing that number of whole shares of BT Common

Stock to which such holder of AB Common Stock shall have become entitled pursuant to the provisions of Article I and (ii) a check representing the amount of any cash in lieu of fractional shares of BT Common Stock which such holder has the right to receive in respect of the Common Certificate surrendered pursuant to the provisions of this Article II, and the Common Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Common Certificates.

  (b) No dividends or other distributions declared after the Effective Time with respect to BT Common Stock shall be paid to the holder of any unsurrendered Common Certificate until the holder thereof shall surrender such Common Certificate in accordance with this Article II. After the surrender of a Common Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions without any interest thereon, which theretofore had become payable with respect to shares of BT Common Stock represented by such Common Certificate.

  (c) If any certificate representing shares of BT Common Stock is to be issued in a name other than that in which the Common Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Common Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of BT Common Stock in any name other than that of the registered holder of the Common Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

  (d) After the Effective Time, there shall be no transfers on the stock transfer books of AB of the shares of AB Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Common Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of BT Common Stock as provided in this Article II.

  (e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of BT Common Stock shall be issued upon the surrender for exchange of Common Certificates, no dividend or distribution with respect to BT Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of AB. In lieu of the issuance of any such fractional share, BT shall pay to each former stockholder of AB who otherwise would be entitled to receive such fractional share an amount in cash determined by multiplying (i) the average of the closing-sale prices of BT Common Stock on the New York Stock Exchange, Inc. (the "NYSE") as reported by The Wall Street Journal for the five trading days ending on the second to last trading day prior to the Effective Time by
(ii) the fraction of a share (rounded to the nearest thousandth of a share) of BT Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 1.4.

  (f) Any portion of the Exchange Fund that remains unclaimed by the stockholders of AB for 12 months after the Effective Time shall be paid to BT. Any stockholders of AB who have not theretofore complied with this Article II shall thereafter look only to BT for payment of the shares of BT Common Stock or cash in lieu of any fractional shares and any unpaid dividends and distributions on the BT Common Stock deliverable in respect of each share of AB Common Stock such stockholder holds as determined pursuant to this Agreement without any interest thereon. Notwithstanding the foregoing, none of AB, BT, the Exchange Agent or any other person shall be liable to any former holder of shares of AB Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

  (g) In the event any Common Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Common Certificate to be lost, stolen or destroyed and, if reasonably required by BT, the posting by such person of a bond in such amount as BT may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Common

Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Common Certificate the shares of BT Common Stock and any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF AB

  AB hereby represents and warrants to BT as follows:

  3.1 Corporate Organization. (a) AB is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. AB has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on AB. As used in this Agreement, the term "Material Adverse Effect" means, with respect to BT or AB as the case may be, a material adverse effect on the business, operations, financial condition or results of operations of such party and its Subsidiaries taken as a whole and other than any change, effect, event or occurrence relating to (i) the United States economy or securities markets in general, (ii) this Agreement or the transactions contemplated hereby or the announcement thereof, or (iii) to the financial services industry in general, and not specifically relating to BT or AB or their respective subsidiaries. Subject to the following sentence, as used in this Agreement, the word "Subsidiary" when used with respect to any party means any bank, corporation, partnership, limited liability company or other organization, whether an incorporated or unincoporated organization (a "Corporate Entity"), which is consolidated with such party for financial reporting purposes or which otherwise would be deemed to be a subsidiary of such person within the meaning of the Bank Holding Company Act of 1956, as amended (the "BHCA"). For purposes of this Article III and Article IV hereof, "Subsidiary" shall mean, with respect to any party, a Corporate Entity, which is consolidated with such party for financial reporting purposes. True and complete copies of the Certificate of Incorporation and Bylaws of AB, as in effect as of the date of this agreement, have previously been made available by AB to BT.

  (b) of the AB disclosure schedule delivered to BT concurrently herewith (the "AB Disclosure Schedule") sets forth a complete and correct list of all of AB's Subsidiaries (each a "AB Subsidiary" and collectively the "AB Subsidiaries"), all outstanding capital stock or other equity securities of each such Subsidiary, options, warrants, stock appreciation rights, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other equity securities of such Subsidiary, or contracts, commitments, understandings or arrangements by which such Subsidiary may become bound to issue additional shares of its capital stock or other equity securities, or options, warrants, scrip on rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other equity securities and the identity of the parties to any such agreements or arrangements. All of the outstanding shares of capital stock or other securities evidencing ownership of the AB Subsidiaries are validly issued, fully paid and nonassessable and, except as otherwise disclosed in Section 3.1(b) of the AB Disclosure Schedule, such shares or other securities are owned by AB or its wholly owned Subsidiaries free and clear of any material lien, claim, charge, option, encumbrance, mortgage, pledge or security interest (a "Lien") with respect thereto. Each AB Subsidiary (i) is a duly organized and validly existing corporation, partnership or limited liability company or other legal entity under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified (except for jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect on AB), and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. Within 20 business days of the date hereof, AB shall provide to BT a list of all Corporate Entities of which AB or any AB Subsidiary holds or beneficially owns 5% or more of the outstanding shares of any class of voting securities, holds a general partnership or other controlling interest, holds or beneficially owns more than 24.9% of the outstanding capital stock and subordinated debt (whether voting or nonvoting) or is otherwise deemed to be a subsidiary within the meaning of the BHCA. Within 5 business days of the date hereof, AB shall provide to BT a true and complete description of all principal, joint venture and similar investments held by AB or any AB Subsidiary, including, without limitation, all such investments in which any AB employee or affiliate serves as a director. AB has provided or made available to BT a true and complete copy of all partnership, joint venture or similar agreements to which AB or any AB Subsidiary is a party. Other than its outstanding capital commitment of $43.1 million to ABS Capital Partners II, L.P., a Delaware limited partnership, AB does not have outstanding any capital commitments with respect to the principal, joint venture and similar investments of AB or any AB Subsidiary which exceeds $4.1 million individually or $8.8 million to the aggregate. Within five business days of the date hereof, AB shall provide to BT true and complete list of all outstanding capital commitments with respect to the principal, joint venture and similar investments of AB and any AB Subsidiary.

  (c) The minute books of AB accurately reflect in all material respects all material corporate actions held or taken since January 1, 1995 of its stockholders and Board of Directors (including committees of the Board of Directors of AB).

  3.2 Capitalization. (a) The authorized capital stock of AB consists of 50,000,000 shares of AB Common Stock, of which, as of March 31, 1997, 24,920,106 shares were issued and outstanding and no shares were held in treasury. All of the issued and outstanding shares of AB Common Stock have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except for the AB Option Agreement and except as provided below, AB does not have and is not bound by any outstanding subscriptions, options, warrants, calls, stock appreciation rights, commitments or agreements of any character calling for the purchase or issuance of any shares of AB Common Stock or any other equity securities of AB or any securities representing the right to purchase or otherwise receive any shares of AB Common Stock. Section 3.2 of the AB Disclosure Schedule sets forth, in each case as of March 31, 1997, (i) the number of shares of AB Common Stock that were reserved for issuance upon the exercise of stock options pursuant to the AB Stock Plans and the number of shares of AB Common Stock purchasable under such options, (ii) the number of shares of AB Common Stock reserved for issuance upon the conversion of the Executive Debentures and the number of shares of AB Common Stock into which such Executive Debentures were convertible, and (iii) the number of shares of AB Common Stock reserved for issuance upon the conversion of the Public Debentures and the number of shares of AB Common Stock into which such Public Debentures were convertible. Except as set forth in Section 3.2 of the AB Disclosure Schedule, no other shares of AB Common Stock were reserved for issuance. AB has previously provided BT with a list, as of March 31, 1997, of the option holders, the date of each option to purchase AB Common Stock granted, the number of shares subject to each such option, the expiration date of each such option, the vesting schedule of each such option and the price at which each such option may be exercised under the applicable AB Stock Plan. AB has previously provided BT with a list, as of March 31, 1997, of the holders of Executive Debentures, the date of each Executive Debenture granted, the number of shares of AB Common Stock into which each Executive Debenture is convertible, the date each such Executive Debenture is due, the vesting schedule of each Executive Debenture, the terms of the related note agreements and the price at which each such Executive Debenture may be converted. Except as set forth in Section 3.2 of the AB Disclosure Schedule (but without giving effect to shares reserved but not then subject to outstanding options or debentures as identified in such Section of the AB Disclosure Schedule), since March 31, 1997, AB has not (i) issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than shares of AB Common Stock issued upon the exercise or conversion of options or debentures outstanding as of March 31, 1997 as described in the immediately preceding sentence or (ii) taken any actions which would cause an antidilution adjustment under any outstanding options or convertible securities of AB. Except as set forth on Section 3.2 of the AB Disclosure Schedule, there are no outstanding contractual obligations of AB or any of its Subsidiaries to repurchase, redeem or otherwise acquire, or to register for sale, any shares of capital stock of AB or any of its Subsidiaries. Except as set forth on Section 3.2 of the AB Disclosure Schedule, there are no outstanding contractual obligations of AB or any of its Subsidiaries to vote or to dispose of any shares of the capital stock of any of its Subsidiaries.

  (b) AB has delivered to BT a true and complete copy of the First Amended and Restated Stockholders' Agreement (the "Stockholders' Agreement"), dated as of June 23, 1989, as amended, by and among AB and the persons and entities listed on Exhibit A thereto. The shares of AB Common Stock subject to the Stockholders' Agreement represent as of March 31, 1997 approximately 24.0% of the shares of AB Common Stock outstanding as of the date of this Agreement. To the knowledge of AB, there are no other stockholders agreements, voting trusts or similar agreements relating to the AB Common Stock to which AB, or any of its employees is a party (other than the Support Agreements contemplated by this Agreement).

  3.3 Authority; No Violation. (a) AB has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of AB. The Board of Directors of AB has directed that this Agreement and the transactions contemplated hereby be submitted to AB's stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the votes of the outstanding shares of AB Common Stock entitled to vote thereon, no other corporate proceedings on the part of AB and no other stockholder votes are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by AB and (assuming due authorization, execution and delivery by BT and BT Sub) constitutes a valid and binding obligation of AB, enforceable against AB in accordance with its terms.

  (b) Except as set forth in Section 3.3(b) of the AB Disclosure Schedule, neither the execution and delivery of this Agreement by AB nor the consummation by AB of the transactions contemplated hereby, nor compliance by AB with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of AB or any AB Subsidiary or
(ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to AB or any of its Subsidiaries or any of their respective properties or assets, or violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, or result in the creation of any Lien upon any of the respective properties or assets of AB or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract, or other instrument or obligation to which AB or any of its Subsidiaries is a party, or by which they or any of their respective properties, assets or business activities may be bound or affected, except (in the case of clause
(ii) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, are not reasonably likely to result in a Material Adverse Effect on AB.

  3.4 Consents and Approvals. Except for (i) the requisite filings with, notices to and approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHCA, (ii) the filing of any required applications or notices with the Federal Reserve Bank of New York, the New York State Banking Department and other applicable federal, state or foreign governmental agencies or authorities as set forth in Schedule 3.4 of the AB Disclosure Schedule and approval of such applications and notices (the "Additional Regulatory Approvals"), (iii) the filing with the Securities and Exchange Commission (the "SEC") of a joint proxy statement in definitive form relating to the meetings of AB's and BT's stockholders to be held in connection with this Agreement and the transactions contemplated hereby (the "Proxy Statement") and the registration statement on Form S-4 (the "S-4") in which the Proxy Statement will be included as a prospectus, (iv) the filing of the Maryland Articles of Merger with the Maryland Department pursuant to the MGCL and the Delaware Certificate of Merger with the Delaware Secretary pursuant to the DGCL, (v) any consent, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal, state and foreign laws (including, without limitation, securities and insurance laws) relating to the regulation of broker-dealers, investment advisers and insurance agencies and any applicable domestic or foreign industry self-regulatory organization ("SRO"), and the rules of the NYSE, (vi) the expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (vii) the consents, approvals and notices required under the Investment Company Act of 1940, as amended (the "1940 Act") and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), (viii) the approval of this Agreement by the requisite vote of the stockholders of AB and the approval of the issuance of shares of BT Common Stock pursuant to this Agreement by the requisite BT stockholder vote pursuant to the rules of the NYSE, (ix) such additional consents and approvals (the failure of which to obtain would result in a Material Adverse Effect on AB) set forth in Section
3.4 of the AB Disclosure Schedule, and (x) consents, approvals, findings and registrations the failure of which to obtain would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect on AB or prevent consummation of the transactions contemplated by this Agreement, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental or regulatory authority or instrumentality (each a "Governmental Entity") or, of or with any third party, are necessary in connection with (A) the execution and delivery by AB of this Agreement and (B) the consummation by AB of the Merger and the other transactions contemplated hereby. Except as set forth in Section 3.4 of the AB Disclosure Schedule, AB has no reason to believe that any Requisite Regulatory Approvals (as defined below) will not be obtained.

  3.5 Reports. (a) AB and each of its Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1994 with (i) the SEC, (ii) any SRO and (iii) any other federal, state or foreign governmental or regulatory agency or authority (collectively with the SEC and the SROs, "Regulatory Agencies"), and all other reports and statements required to be filed by them since January 1, 1994, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, is not reasonably likely to result in a Material Adverse Effect on AB. Except as disclosed in Section 3.5 of the AB Disclosure Schedule and for normal examinations conducted by a Regulatory Agency in the regular course of the business of AB and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the knowledge of AB, investigation into the business or operations of AB or any of its Subsidiaries since January 1, 1994, except where any such proceedings or investigations are not, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect on AB. Except as set forth in Section 3.5 of the AB Disclosure Schedule, there is no material unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of AB or any of its Subsidiaries.

  3.6 Financial Statements. AB has previously made available to BT copies of
(a) the consolidated balance sheets of AB and its Subsidiaries as of December 31, for the fiscal years 1995 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1994 through 1996, inclusive, as reported in AB's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "AB 1996 Form 10-K") filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of KPMG Peat Marwick LLP, independent public accountants with respect to AB. The December 31, 1996 consolidated balance sheet of AB (including the related notes, where applicable) fairly presents in all material respects the consolidated financial position of AB and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 3.6, and any financial statements filed by AB with the SEC under the Exchange Act after the date of this Agreement (including the related notes, where applicable) will fairly present in all material respects (including the related notes, where applicable) (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of AB and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of AB and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

  3.7 Broker's Fees. Neither AB nor any AB Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement or the AB Option Agreement.

  3.8 Absence of Certain Changes or Events. (a) Except as publicly disclosed in AB Reports (as defined in Section 3.12) filed prior to the date of this Agreement, since December 31, 1996, no event has occurred which has had, or is reasonably likely to result in, individually or in the aggregate, a Material Adverse Effect on AB.

  (b) As of the date of this Agreement, except (x) as publicly disclosed in AB Reports filed prior to the date hereof, or (y) as set forth in Section 3.8(b) of the AB Disclosure Schedule, since December 31, 1996, AB and its Subsidiaries have, in all material respects, carried on their respective businesses in the ordinary and usual course consistent with their past practices.

  (c) Since December 31, 1996, neither AB nor any of its Subsidiaries has (i) except for such actions as are in the ordinary course of business consistent with past practice (including job reductions in connection with acquisitions), except as required by applicable law, except as provided for in, or contemplated by, this Agreement (A) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 1996, or (B) granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus other than customary year-end bonuses for fiscal 1996, or (ii) suffered any strike, work stoppage, slowdown, or other material labor disturbance.

  3.9 Legal Proceedings. (a) As of the date of this Agreement, except as set forth in Section 3.9(a) of the AB Disclosure Schedule, neither AB nor any of its Subsidiaries is a party to any, and there are no pending or, to the knowledge of AB, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against AB or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the AB Option Agreement which are reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect on AB.

  (b) Except as set forth in Section 3.9(b) of the AB Disclosure Schedule, there is no injunction, order, judgment or decree imposed upon AB, any of its Subsidiaries or the assets of AB or any of its Subsidiaries which has resulted in, or is reasonably likely to result in, a Material Adverse Effect on AB.

  3.10 Taxes and Tax Returns. Except as provided in Section 3.10 of the AB Disclosure Schedule, (a) each of AB and its Subsidiaries has duly filed all material federal, state, county, foreign and, to the knowledge of AB, material local information returns and tax returns required to be filed by it on or prior to the date of this Agreement (all such returns being accurate and complete in all material respects) and has duly paid or made provision for (in accordance with GAAP) the payment of all material Taxes (as defined in Section 3.10(b)) and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, county, foreign or local taxing authorities on or prior to the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than Taxes which (i) are not yet delinquent or (ii) are being contested in good faith, have not been finally determined and are adequately reserved against (in accordance with GAAP). The consolidated federal income tax returns of AB and its Subsidiaries for each taxable year through March 31, 1993 have been examined by the Internal Revenue Service (the "IRS"), and either no material deficiencies were asserted as a result of such examination for which AB does not have adequate reserves (in accordance with GAAP) or all such deficiencies were satisfied. To the knowledge of AB, there are no material disputes pending, or claims asserted in writing for, Taxes or assessments upon AB or any of its Subsidiaries, nor has AB or any of its Subsidiaries been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period. In addition, (i) proper and accurate amounts have been withheld by AB and its Subsidiaries from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so is not reasonably likely to result in a Material Adverse Effect on AB, (ii) federal, state, county and local returns which are accurate and complete in all material respects have been filed by AB and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, except where failure to do so is not reasonably likely to result in a Material Adverse Effect on AB, (iii) the amounts shown on such federal, state, local or county returns to be due and payable have been paid in full or adequate provision therefor (in accordance with GAAP) has been included by AB in its consolidated financial statements as of December 31, 1996, except where failure to do so is not reasonably likely to result in a Material Adverse Effect on AB and (iv) there are no Tax liens upon any property or assets of AB or its Subsidiaries except liens for current taxes not yet due. Neither AB nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by AB or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which has had or is reasonably likely to result in a Material Adverse Effect on AB. Except as set forth in Section 3.10 of the AB Disclosure Schedule, neither AB nor any of its Subsidiaries (other than Subsidiaries that are not currently members of the affiliated group (within the meaning of Section 1504(a)(1) of the Code) of which AB is a common parent) (i) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was AB), (ii) is a party to a Tax allocation or Tax sharing agreement (other than an agreement solely among members of a group the common parent of which is AB) or (iii) has any liability for the Taxes of any person (other than any of AB or its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise. Except as set forth in the financial statements described in Section 3.6, neither AB nor any of its Subsidiaries has entered into a transaction which is being accounted for under the installment method of Section 453 of the Code, which is reasonably likely to have a Material Adverse Effect on AB.

  (b) As used in this Agreement, the term "Tax" or "Taxes" means all federal, state, county, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, value-added, stamp, documentation, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

  3.11 Employees. (a) The AB Disclosure Schedule sets forth a true and complete list as of the date hereof of each material employee benefit plan, arrangement or agreement that is maintained as of the date of this Agreement, including all such plans, arrangements or agreements relating to directors, executive officers, key employees and material consultants of AB and its material Subsidiaries (the "AB Benefit Plans") by AB or any of its Subsidiaries or by any trade or business, whether or not incorporated (a "AB ERISA Affiliate"), all of which together with AB would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Schedule 3.11(a) of the AB Disclosure Schedule sets forth a list of all outstanding loans to any director, executive officer, key employee or material consultant, other than margin loans entered into in the ordinary course of AB's business.

  (b) AB has heretofore delivered to BT true and complete copies of each of the AB Benefit Plans and certain related documents, including, but not limited to, (i) the actuarial report for such AB Benefit Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the IRS (if applicable) for such Plan.

  (c) (i) Except as set forth in Section 3.11(c)(i) of the AB Disclosure Schedule, each of the AB Benefit Plans has been operated and administered in accordance with applicable laws, including, but not limited to, ERISA and the Code, except where such operation or administration is not, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect on AB, (ii) except as set forth in Section 3.11(c)(ii) of the AB Disclosure Schedule, each of the AB Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and AB is not aware of any circumstances that are reasonably likely to result in the revocation of such favorable determination letter, (iii) none of the AB Benefit Plans is subject to Title IV of ERISA, (iv) except as set forth in
Section 3.11(c)(iv) of the AB Disclosure Schedule, no material AB Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of AB, its Subsidiaries or any AB ERISA Affiliate beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law,
(B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (C) deferred compensation benefits accrued as liabilities on the books of AB, its Subsidiaries or the AB ERISA Affiliates or (D) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no material liability under Title IV of ERISA has been incurred by AB, its Subsidiaries or any AB ERISA Affiliate that has not been satisfied in full, and, to the knowledge of AB, no condition exists that presents a material risk to AB, its Subsidiaries or any AB ERISA Affiliate of incurring a material liability thereunder, (vi) no AB Benefit Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA), (vii) all contributions or other amounts payable by AB or its Subsidiaries as of the Effective Time with respect to each AB Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) neither AB, its Subsidiaries nor any AB ERISA Affiliate has engaged in a transaction in connection with which AB, its Subsidiaries or any AB ERISA Affiliate reasonably could be expected to become subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (ix) except as set forth in Section 3.11(c)(ix) of the AB Disclosure Schedule, to the knowledge of AB there are no pending, threatened in writing or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the AB Benefit Plans or any trusts related thereto.

  (d) Except as set forth in Section 3.11(d) of the AB Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute, forgiveness of indebtedness or otherwise) becoming due to any director or any employee of AB or any of its affiliates from AB or any of its affiliates under any AB Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any AB Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

  3.12 SEC Reports. AB has made available to BT an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1994 by AB with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act") (the "AB Reports"), and (b) communication mailed by AB to its stockholders since January 1, 1994. As of the date of filing or mailing, as the case may be, no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Since January 1, 1994, AB and each AB Subsidiary has timely filed all reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all such reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

  3.13 Licenses; Compliance with Applicable Law. AB and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to AB or any of its Subsidiaries, except in each case where the failure to hold such license, franchise, permit or authorization or such noncompliance or default is not, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect on AB, and neither AB nor any of its Subsidiaries knows of, or has received notice of, any material violations of any of the above, except for such material violations which are not, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect on AB.

  3.14 Certain Contracts. Except as set forth in Section 3.14 of the AB Disclosure Schedule, neither AB nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (i) as of the date hereof, with respect to the employment of any directors, executive officers, key employees or material consultants, (ii) as of the date hereof, which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) that has not been filed or incorporated by reference in the AB Reports, (iii) which contains any material non-compete or exclusivity provisions with respect to any business or geographic area in which business is conducted with respect to AB or any of its Subsidiaries or which restricts the conduct of any business by AB or any of its Subsidiaries or any geographic area in which AB or any of its Subsidiaries may conduct business or requires exclusive referrals of any business, in each case in any material respect, (iv) with or to a labor union or guild (including any collective bargaining agreement), (v) except as set forth in Section 3.11(d) of the AB Disclosure Schedule (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or (vi) which would prohibit or materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement. Except as set forth in Section 3.14 of the AB Disclosure Schedule, AB has previously made available to BT true and correct copies of all employment and deferred compensation agreements with executive officers, key employees or material consultants which are in writing and to which AB or any of its Subsidiaries is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 3.14(a), whether or not set forth in Section 3.14(a) of the AB Disclosure Schedule, is referred to herein as a "AB Contract", and neither AB nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto (except for violations which, individually or in the aggregate, are not reasonably likely to result in a Material Adverse Effect on
AB).

  3.15 Agreements with Regulatory Agencies. As of the date of this Agreement, except as set forth in Section 3.15 of the AB Disclosure Schedule, neither AB nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory letter from or has adopted any board resolutions at the request of any Regulatory Agency or other Governmental Entity that materially restricts the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the AB Disclosure Schedule, a "AB Regulatory Agreement"), nor has AB or any of its Subsidiaries (i) been advised since January 1, 1994 by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such AB Regulatory Agreement or (ii) have knowledge of any pending or threatened regulatory investigation. After the date of this Agreement no matters referred to in this
Section 3.15 shall have arisen except matters which, individually or in the aggregate, would not have a Material Adverse Effect on AB.

  3.16 Investment Securities. Each of AB and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of AB or any of its Subsidiaries. Such securities are valued on the books of AB in accordance with GAAP.

  3.17 Interest Rate Risk Management Instruments. Any interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of AB or for the account of a customer of AB or one of its Subsidiaries, were entered into in the ordinary course of business and, to AB's knowledge, in accordance, in all material respects, with prudent business practice and applicable rules, regulations and policies of any Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of AB or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. AB and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued, and, to AB's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

  3.18 Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of AB included in the AB 1996 Form 10-K (or disclosed in the notes thereto), for liabilities identified in Section 3.18 of the AB Disclosure Schedule and for liabilities incurred in the ordinary course of business consistent with past practice, since December 31, 1996, neither AB nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) except for liabilities which, individually or in the aggregate, have not resulted in and are not reasonably likely to result in a Material Adverse Effect on AB.

  3.19 Environmental Liability. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably result in the imposition, on AB or any of its Subsidiaries, of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), pending or threatened against AB or any of its Subsidiaries, which liability or obligation is reasonably likely to result in a Material Adverse Effect on AB. To the knowledge of AB, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any material liability or obligation that is reasonably likely to result in a Material Adverse Effect on AB.

  3.20 State Takeover Laws. The Board of Directors of AB has approved the transactions contemplated by this Agreement and the AB Option Agreement such that the provisions of Section 3-602 and Subtitle 7 of Title 3 of the MGCL or any other applicable state takeover laws will not apply to this Agreement or the AB Option Agreement or any of the transactions contemplated hereby or thereby.

  3.21 Insurance. AB has in effect insurance coverage with reputable insurers, summaries of which have previously been provided by AB to BT.

  3.22 Pooling of Interests. Neither AB nor, to AB's knowledge, any of its affiliates has taken or agreed to take any action that would prevent BT from accounting for the transactions to be effected pursuant to this Agreement as a "pooling of interests" in accordance with GAAP and applicable SEC regulations. As of the date of this Agreement, AB has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                               OF BT AND BT SUB

  BT and, with respect to Sections 4.1(a) and 4.3, BT Sub hereby represent and warrant to AB as follows:

  4.1 Corporate Organization. (a) BT is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. BT Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. BT is duly registered as a bank holding company under the BHCA. Each of BT and BT Sub has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on BT. True and complete copies of the Articles of Incorporation and Bylaws of BT and BT Sub, as in effect as of the date of this Agreement, have previously been made available by BT to AB.

  (b) Each BT Subsidiary (i) is duly organized and validly existing as a bank, savings and loan, corporation, partnership or limited liability company under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified (except for jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect on
BT), and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

  (c) The minute books of BT accurately reflect in all material respects all corporate actions held or taken since January 1, 1995 of its stockholders and Board of Directors (including committees of the Board of Directors of BT).

  4.2 Capitalization. The authorized capital stock of BT consists of 300,000,000 shares of BT Common Stock, of which, as of February 28, 1997, 78,112,085 were issued and outstanding, and 10,000,000 shares of Preferred Stock, no par value (the "BT Preferred Stock"), of which, as of February 28, 1997, the following shares were designated issued and outstanding and no shares were issued and outstanding as Series C Preferred Stock, $1,847,275 principal amount of the 6 1/8% Convertible Capital Securities which convert into 7,389 shares of 7 5/8% Cumulative Preferred Stock, Series O ($250 Liquidation Preference), $1,082,925 principal amount of the 6.00% Convertible Capital Securities which convert into 1,083 shares of 7.50% Cumulative Preferred Stock, Series P ($1000 Liquidation Preference), $1,847,275 principal amount of the 6 1/8% Convertible Capital Securities which convert into 73,891 Depositary Shares representing a one-tenth interest in a share of 7 5/8% Cumulative Preferred Stock, Series O ($250 Liquidation Preference), $1,082,925 principal amount of the 6.00% Convertible Capital Securities which convert into 43,317 Depositary Shares representing a one-fortieth interest in a share of 7.50% Cumulative Preferred Stock, Series P ($1000 Liquidation Preference), 447,225 shares were designated and issued and outstanding as Fixed/Adjustable Rate Cumulative Preferred Stock, Series J ($100 Liquidation Preference), 1,000,000 shares were designated and issued and outstanding as 8.55% Cumulative Preferred Stock, Series I (the Series I Preferred Stock was redeemed on March 1, 1997), 591,741 were designated and issued and outstanding as 7 5/8% Cumulative Preferred Stock, Series O ($250 Liquidation Preference), 98,917 were designated and issued and outstanding as 7.50% Cumulative Preferred Stock, Series P ($1000 Liquidation Preference), 98,917 were designated and issued and outstanding as Adjustable Rate Cumulative Preferred Stock, Series Q ($2500 Liquidation Preference), 64,618 were designated and issued and outstanding as Adjustable Rate Cumulative Preferred Stock, Series R, 52,220 were designated and issued and outstanding as 7 3/4% Cumulative Preferred Stock, Series S ($2500 Liquidation Preference), 4,000,000 were designated and issued and outstanding as Depositary Shares representing a one-fourth interest in a share of 8.55% Cumulative Preferred Stock, Series I ($100 Liquidation Preference) (the Series I Preferred Stock was redeemed on March 1,
1997), 5,917,409 were designated and issued and outstanding as Depositary Shares representing a one-tenth interest in a share of 7 5/8% Cumulative Preferred Stock, Series O ($250 Liquidation Preference), 3,956,683 were designated and issued and outstanding as Depositary Shares representing a one-fortieth interest in a share of 7.50% Cumulative Preferred Stock, Series P ($1000 Liquidation Preference), 6,461,839 were designated and issued and outstanding as Depositary Shares representing a one-hundredth interest in a share of Adjustable Rate Cumulative Preferred Stock, Series Q ($2500 Liquidation Preference), 5,222,001 were designated and issued and outstanding as Depositary Shares representing a one-hundredth interest in a share of Adjustable Rate Cumulative Preferred Stock, Series R ($2500 Liquidation Preference), 5,000,000 were designated and issued and outstanding as Depositary Shares representing a one-hundredth interest in a share of 7 3/4% Cumulative Preferred Stock, Series S ($2500 Liquidation Preference). As of February 28, 1997, 5,552,210 shares of BT Common Stock were held in BT's treasury. On February 28, 1997, no shares of BT Common Stock or BT Preferred Stock were reserved for issuance, except for 21,302,000 shares of BT Common Stock reserved for issuance in connection with BT's PartnerShare, 1994 Stock Option and Stock Award Plan, 1991 Stock Option and Stock Award Plan, 1985 Stock Option and Stock Award Plan, and Dividend Reinvestment and Common Stock Purchase Plan (collectively and together with the Rights Plan, the "BT Stock Plans") and 1,008,472 shares of BT Preferred Stock in connection with the Rights Plan and the Convertible Capital Securities. All of the issued and outstanding shares of BT Common Stock and BT Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except for the BT Stock Plans, BT does not have and is not bound by any outstanding subscriptions, options, warrants, calls, stock appreciation rights, commitments or agreements of any character calling for the purchase or issuance of any shares of BT Common Stock or BT Preferred Stock or any other equity securities of BT or any securities representing the right to purchase or otherwise receive any shares of BT Common Stock or BT Preferred Stock. The shares of BT Common Stock to be issued in the Merger will be duly authorized and validly issued, and at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights. Since February 28, 1997, through the date hereof, BT has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than pursuant to the BT Stock Plans. Except as set forth in Section 4.2 of the BT Disclosure Schedule and except for the BT Stock Plans, as of the date hereof, there are no outstanding contractual obligations of BT or any of its Subsidiaries to repurchase, redeem or otherwise acquire, or to register for sale, any shares of capital stock of BT or any of its Subsidiaries. Except as set forth in Section 4.2 of the BT Disclosure Schedule, as of the date hereof, there are no outstanding contractual obligations of BT or any of its Subsidiaries to vote or dispose of any shares of the capital stock of any of its Subsidiaries. The BT Capital Stock and the BT Preferred Stock shall be referred to collectively as the "BT Capital Stock."

  4.3 Authority; No Violation. (a) Except as set forth in Section 4.3 of the BT Disclosure Schedule, each of BT and BT Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of each of BT and BT Sub. Except as set forth in Section 4.3 of the BT Disclosure Schedule, the Board of Directors of BT has directed that the issuance of shares of BT Common Stock pursuant to this Agreement be submitted to BT's stockholders for approval at a meeting of such stockholders and, except for the requisite BT stockholder approval of such issuance pursuant to the rules of the NYSE, no other corporate proceedings on the part of BT and no other stockholder votes are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by BT and (assuming due authorization, execution and delivery by AB) constitutes a valid and binding obligation of BT, enforceable against BT in accordance with its terms.

  (b) Neither the execution and delivery of this Agreement by BT nor BT Sub, nor the consummation by BT or BT Sub of the transactions contemplated hereby, nor compliance by BT or BT Sub with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of BT or BT Sub, as applicable, or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to BT or any of its Subsidiaries or any of their respective properties or assets, or violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of BT or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract or other instrument or obligation to which BT or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause
(ii) above) for such violations, conflicts, breaches or defaults which either individually or in the aggregate are not reasonably likely to result in a Material Adverse Effect on BT.

  4.4 Consents and Approvals. Except for (i) the requisite filings with, notices to and approval of the Federal Reserve Board under the BHCA, (ii) the Additional Regulatory Approvals, (iii) the filing with the SEC of the Proxy Statement and the S-4, (iv) the filing of the Maryland Articles of Merger with the Maryland Secretary pursuant to the MGCL and the Delaware Certificate of Merger with the Delaware Secretary pursuant to the DGCL, (v) any consent, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers and of any applicable SRO, and the rules of the NYSE, or which are required under consumer finance, mortgage banking and other similar laws, (vi) such filings and approvals as are required to be made and maintained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of BT Common Stock pursuant to this Agreement, (vii) the expiration of any applicable waiting period under the HSR Act, (viii) the consents, approvals and notices required under the 1940 Act and the Advisers Act, and (ix) the approval of this Agreement by the requisite vote of the stockholders of AB and the approval of the issuance of shares of BT Common Stock pursuant to this Agreement by the requisite BT stockholder vote pursuant to the rules of the NYSE, (x) the consents and approvals (the failure of which to obtain would have a Material Adverse Effect on BT) set forth in Schedule 4.4 of the BT Disclosure Schedule, and (xi) consents, approvals, filings and registrations the failure of which to obtain would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse effect on BT or prevent consummation of the transactions contemplated by this Agreement, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (A) the execution and delivery by BT of this Agreement and (B) the consummation by BT of the Merger and the other transactions contemplated hereby. BT has no reason to believe that any Requisite Regulatory Approvals will not be obtained.

  4.5 Reports. BT and each of its Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1994 with the Regulatory Agencies, and all other reports and statements required to be filed by them since January 1, 1994, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any Regulatory Agency and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, is not reasonably likely to result in a Material Adverse Effect on BT. Except as disclosed in Section 4.5 of the BT Disclosure Schedule and for normal examinations conducted by a Regulatory Agency in the regular course of the business of BT and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the knowledge of BT, investigation into the business or operations of BT or any of its Subsidiaries since January 1, 1994, except where such proceedings or investigations, either individually or in the aggregate, are not reasonably likely to result in a Material Adverse Effect on BT or its ability to consummate the transactions contemplated hereby. There is no material unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of BT or any of its Subsidiaries.

  4.6 Financial Statements. BT has previously made available to AB copies of
(a) the consolidated balance sheets of BT and its Subsidiaries as of December 31, for the fiscal years 1995 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1994 through 1996, inclusive, as reported in BT's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed with the SEC under the Exchange Act, in each case accompanied by the audit report of Ernst & Young LLP, independent public accountants with respect to BT. The December 31, 1996 consolidated balance sheet of BT (including the related notes, where applicable) fairly presents in all material respects the consolidated financial position of BT and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 4.6, and any financial statements filed by BT with the SEC under the Exchange Act after the date of this Agreement (including, the related notes where applicable) will fairly present in all material respects (including the related notes, where applicable) (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of BT and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto. The books and records of BT and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

  4.7 Broker's Fees. Neither BT nor any BT Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement.

  4.8 Absence of Certain Changes or Events. (a) Except as publicly disclosed in BT Reports (as defined in Section 4.11) filed prior to the date of this Agreement, since December 31, 1996, no event has occurred which has had, or is reasonably likely to result in, individually or in the aggregate, a Material Adverse Effect on BT.

  (b) As of the date of this Agreement, except (x) as publicly disclosed in BT Reports filed prior to the date hereof or (y) as set forth in Section 4.8(b) of the BT Disclosure Schedule, since December 31, 1996, BT and its Subsidiaries have, in all material respects, carried on their respective businesses in the ordinary and usual course consistent with their past practices.

  4.9 Legal Proceedings. (a) Except as set forth in Section 4.9 of the BT Disclosure Schedule, neither BT nor any of its Subsidiaries is a party to any and there are no pending or, to the knowledge of BT, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against BT or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement which are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on BT.

  (b) There is no injunction, order, judgment or decree imposed upon BT, any of its Subsidiaries or the assets of BT or any of its Subsidiaries which has resulted in, or is reasonably likely to result in, a Material Adverse Effect on BT.

  4.10 Taxes and Tax Returns. Each of BT and its Subsidiaries has duly filed all material federal, state, county, foreign and, to the best of BT's knowledge, material local information returns and tax returns required to be filed by it on or prior to the date of this Agreement (all such returns being accurate and complete in all material respects) and has duly paid or made provision for (in accordance with GAAP) the payment of all material Taxes and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, county, foreign or local taxing authorities on or prior to the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than Taxes which (i) are not yet delinquent or (ii) are being contested in good faith, have not been finally determined and are adequately reserved against (in accordance with GAAP). The consolidated federal income tax returns of BT and its Subsidiaries for each taxable year through December 31, 1990 have been examined by the IRS through, and either no material deficiencies were asserted as a result of such examination for which BT does not have adequate reserves (in accordance with GAAP) or all such deficiencies were satisfied. To the knowledge of BT, except as set forth in Section 4.10 of the BT Disclosure Schedule, there are no material disputes pending, or claims asserted in writing for, Taxes or assessments in writing upon BT or any of its Subsidiaries, nor has BT or any of its Subsidiaries been requested to give any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period. In addition, (i) proper and accurate amounts have been withheld by BT and its Subsidiaries from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so is not reasonably likely to result in a Material Adverse Effect on BT, (ii) federal, state, county and local returns which are accurate and complete in all material respects have been filed by BT and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, except where failure to do so is not reasonably likely to result in a Material Adverse Effect on BT, (iii) the amounts shown on such federal, state, local or county returns to be due and payable have been paid in full or adequate provision therefor (in accordance with GAAP) has been included by BT in its consolidated financial statements as of December 31, 1996, except where failure to do so is not reasonably likely to result in a Material Adverse Effect on BT and (iv) there are no Tax liens upon any property or assets of BT or its Subsidiaries except liens for current taxes not yet due or liens which, individually or in the aggregate, are not reasonably likely to result in a Material Adverse Effect on BT. Neither BT nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by BT or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case, which has resulted in or is reasonably likely to result in a Material Adverse Effect on BT. Neither BT nor any of its Subsidiaries (other than Subsidiaries that are not currently members of the affiliated group (within the meaning of Section 1504(a)(1) of the Code) of which BT is the common parent) (i) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was BT), (ii) is a party to a Tax allocation or Tax sharing agreement (other than an agreement solely among members of a group the common parent of which is BT) or (iii) has any liability for the Taxes of any person (other than any of BT or its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise. Neither BT nor any of its Subsidiaries has entered into a transaction which is being accounted for under the installment method of Section 453 of the Code, which is reasonably likely to result in a Material Adverse Effect on BT.

  4.11 SEC Reports. BT has made available to AB an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1994 by BT with the SEC pursuant to the Securities Act or the Exchange Act (the "BT Reports") and (b) communication mailed by BT to its stockholders since January 1, 1994. As of the date of filing or mailing, as the case may be, no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Since January 1, 1994, BT has timely filed all reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all such reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

  4.12 Licenses; Compliance with Applicable Law. BT and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied in all material respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to BT or any of its Subsidiaries, except in such case where the failure to hold such license, franchise, permit or authorization or such noncompliance or default is not, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect on BT, and neither BT nor any of its Subsidiaries knows of, or has received notice of, any material violations of any of the above, except for such material violations which are not, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect on BT.

  4.13 Agreements with Regulatory Agencies. Except as disclosed in Section
4.13 of the BT Disclosure Schedule, neither BT nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, is a recipient of any supervisory letter from or has adopted any board resolutions at the request of any Regulatory Agency or other Governmental Entity that materially restricts the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the BT disclosure schedule delivered to AB concurrently herewith, a "BT Regulatory Agreement"), nor has BT or any of its Subsidiaries (i) been advised since January 1, 1994, by any Regulatory Agency or (ii) other Governmental Entity that it is considering issuing or requesting any such BT Regulatory Agreement or have knowledge of any pending or threatened regulatory investigation. After the date of this Agreement, no matters referred to in this Section 4.13 shall have arisen except matters which, individually or in the aggregate, are not reasonably likely to result in a Material Adverse Effect on BT.

  4.14 Interest Rate Risk Management Instruments. Any interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of BT or for the account of a customer of BT or one of its Subsidiaries, were entered into in the ordinary course of business and, to BT's knowledge, in accordance, in all material respects, with prudent business practice and applicable rules, regulations and policies of any Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of BT or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. BT and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued, and, to BT's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

  4.15 Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of BT included in the BT December 31, 1996 Form 10-K (or discussed in the notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice, since December 31, 1996, neither BT nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) except for liabilities which, individually or in the aggregate, have not resulted in and are not reasonably likely to have a Material Adverse Effect on BT.

  4.16 Environmental Liability. Except as set forth in Section 4.15 of the BT Disclosure Schedule, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that reasonably could result in the imposition, on BT or any of its Subsidiaries of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including, without limitation, CERCLA, pending or threatened against BT or any of its Subsidiaries, which liability or obligation is reasonably likely to result in a Material Adverse Effect on BT. To the knowledge of BT, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any material liability or obligation that is reasonably likely to result in a Material Adverse Effect on BT.

  4.17 Insurance. BT has in effect insurance coverage with reputable insurers which in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by companies comparable in size and operation to BT.

  4.18 Pooling of Interests. Neither BT nor, to BT's best knowledge, any of its affiliates has taken or agreed to take any action that would prevent BT from accounting for the transactions to be effected pursuant to this Agreement as a "pooling of interests" in accordance with GAAP and applicable SEC regulations. As of the date of this Agreement, BT has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes.

  4.19 Employees. (a) The BT Disclosure Schedule sets forth a true and complete list of each material domestic and British employee benefit plan, arrangement or agreement that is maintained as of the date of this Agreement (the "BT Benefit Plans") by BT or any of its Subsidiaries or by any trade or business, whether or not incorporated (a "BT ERISA Affiliate"), all of which together with BT would be deemed a "single employer" within the meaning of
Section 4001 of ERISA.

  (b) (i) Each of the BT Benefit Plans has been operated and administered in accordance with applicable laws, including, but not limited to, ERISA and the Code, except where operation or administration is not, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect on BT, (ii) each of the BT Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and BT is not aware of any circumstances that are reasonably likely to result in the revocation of such favorable determination letter, (iii) with respect to each Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, (iv) except as set forth in the BT Reports (as defined in Section 4.11), no material BT Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of BT, its Subsidiaries or any BT ERISA Affiliate beyond their retirement or other termination of service, other than
(A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (C) deferred compensation benefits accrued as liabilities on the books of BT, its Subsidiaries or the BT ERISA Affiliates or (D) benefits the full cost of which is borne by the current or former employee (or the beneficiary), (v) no material liability under Title IV of ERISA has been incurred by BT, its Subsidiaries or any BT ERISA Affiliate that has not been satisfied in full, and, to the knowledge of BT, no condition exists that presents a material risk to BT, its Subsidiaries or any BT ERISA Affiliate of incurring a material liability thereunder, (vi) no BT Benefit Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA), (vii) all contributions or other amounts payable by BT or its Subsidiaries as of the Effective Time with respect to each BT Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) neither BT, its Subsidiaries nor any BT ERISA Affiliate has engaged in a transaction in connection with which BT, its Subsidiaries or any BT ERISA Affiliate reasonably could be expected to become subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (ix) to the best knowledge of BT, there are no pending, threatened in writing or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the BT Benefit Plan or any trust related thereto.

  (c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute, forgiveness of indebtedness or otherwise) becoming due to any director or any employee of BT or any of its affiliates from BT or any of its affiliates under any BT Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any BT Benefit Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

  4.20 State Takeover Laws. The Board of Directors of BT has approved the transactions contemplated by this Agreement and the BT Option Agreement as required under any applicable state takeover laws so that any such state takeover laws will not apply to this Agreement or the BT Option Agreement or any of the transactions contemplated hereby or thereby.

                                   ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

  5.1 Conduct of Businesses Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement or the AB Option Agreement, each of BT and AB shall, and shall cause each of their respective Subsidiaries to,
(a) conduct its business in the usual, regular and ordinary course consistent with past practice, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and, in the case of AB, retain the services of its key officers and key employees and (c) take no action which would adversely affect or delay in any material respect the ability of either BT or AB to obtain any necessary approvals of any Regulatory Agency or other governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or the AB Option Agreement.

  5.2 Forbearances of AB. During the period from the date of this Agreement to the Effective Time, except as set forth in the AB Disclosure Schedule and, except as expressly contemplated or permitted by this Agreement or the AB Option Agreement, AB shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of BT:

    (a) other than in the ordinary course of business consistent with past practice, incur (i) any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance existing short-term indebtedness, and indebtedness of AB or any of its Subsidiaries to AB or any of its Subsidiaries, and indebtedness under existing lines of credit), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance or (ii) any capital expenditures, obligations or liabilities;

    (b) (i) adjust, split, combine or reclassify any capital stock; (ii) make, declare or pay any dividend (except, (A) for regular quarterly cash dividends at a rate not in excess of $.17 per share of AB Common Stock and
  (B) for dividends paid in the ordinary course of business by any Subsidiaries (whether or not wholly owned) of AB) or make any other distribution on, or directly or indirectly redeem (except as provided in Section 6.11), purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock; (iii) other than in the ordinary course of business consistent with past practice and, in all events, subject to BT's prior written consent, grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock, (iv) issue any additional shares of capital stock, other than with respect to conversion of Public Debentures or Executive Debentures or exercise of stock options granted pursuant to the AB Stock Plans; or (v) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock;

    (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets, including, without limitation, capital stock in any Subsidiaries of AB, to any individual, corporation or other entity other than a direct or indirect wholly owned Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement.

    (d) except for transactions in the ordinary course of business consistent with past practice, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation, limited partnership or other entity other than a wholly owned Subsidiary of AB;

    (e) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material lease, contract or agreement, or make any change in any of its material leases, contracts or agreements, other than renewals of leases, contracts or agreements without material changes of terms;

    (f) other than in the ordinary course of business consistent with past practice and, in all events, subject to BT's prior written consent (or prior consultation in the case of new hires who are principals or managing directors), except as contemplated by the Employment Agreements and the Retention Program, increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or, except as contemplated in Sections 6.12 and 6.13, become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or accelerate the vesting of any stock options or other stock-based compensation;

    (g) solicit, encourage or authorize any individual, corporation or other entity to solicit from any third party any inquiries or proposals relating to the disposition of its business or assets, or the acquisition of its voting securities, or the merger of it or any of its Subsidiaries with any corporation or other entity other than as provided by this Agreement (and AB shall promptly notify BT of all of the relevant details relating to all inquiries and proposal which it may receive relating to any of such matters) or, unless the failure to provide access to such information would upon advice of counsel reasonably acceptable to BT cause the

  AB board of directors to breach their fiduciary duties under applicable law, provide any information to any such third party;

    (h) settle any material claim, action or proceeding involving money damages or waive or release any material rights or claims, except in the ordinary course of business consistent with past practice;

    (i) change its methods of accounting in effect at December 31, 1996, except as required by changes in GAAP as concurred in with KPMG Peat Marwick, LLP, its independent auditors, or change any of its methods of reporting income and deductions for Federal income tax purposes from those employed in the preparation of the Federal income tax returns of BT for the taxable years ending December 31, 1996 and 1995, except as required by changes in law or regulation or as set forth in Section 5.2 of the AB Disclosure Schedule;

    (j) take any action that would prevent or impede the Merger from qualifying (i) for "pooling of interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code;

    (k) adopt or implement any amendment to its certificate of incorporation or any plan of consolidation, merger or reorganization or any changes to its bylaws;

    (l) other than in prior consultation with BT, materially restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported or materially alter the credit or risk concentrations associated with its underwriting and other investment banking businesses;

    (m) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

    (n) amend, modify, revoke or terminate the Stockholders' Agreement; or

    (o) agree to, or make any commitment to, take any of the actions prohibited by this Section 5.2.

  5.3 Forbearances of BT. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated by this Agreement, BT shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of AB:

    (a) take any action that would prevent or impede the Merger from qualifying (i) for "pooling of interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; provided, however, that nothing contained herein shall limit the ability of BT to exercise its rights under the AB Option Agreement;

    (b) (i) adjust, split, combine or reclassify any capital stock; or (ii) make, declare or pay any dividend (except, (A) for regular quarterly cash dividends at a rate not in excess of $1.00 per share of BT Common Stock, and (B) except for dividends paid in the ordinary course of business by any subsidiary (whether or not wholly owned) of BT) or make any extraordinary distribution on any shares of its capital stock;

    (c) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

    (d) change its methods of accounting in effect at December 31, 1996, except as required by changes in GAAP as concurred in with KPMG Peat Marwick, LLP, its independent auditors; or

    (e) agree to, or make any commitment to, take any of the actions prohibited by this Section 5.3.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

  6.1 Regulatory Matters. (a) BT and AB shall promptly prepare and file with the SEC the Proxy Statement and BT shall promptly prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of BT and AB shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and BT and AB shall thereafter mail or deliver the Proxy Statement to their respective stockholders. BT shall promptly prepare and file all requisite notices and applications with respect to the Merger with the Federal Reserve Board no later than 60 days after the date of this Agreement. BT shall also use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and AB shall furnish all information concerning AB and the holders of AB Common Stock as may be reasonably requested in connection with any such action.

  (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Merger), and to comply fully with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. The parties hereto shall use their reasonable best efforts to obtain all necessary consents and approvals under the 1940 Act and the Advisers Act and to obtain the approval of the boards of directors and stockholders of all of their respective Subsidiaries regulated under the 1940 Act and the Advisers Act. BT and AB shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to AB or BT, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. Each of BT and AB shall use all reasonable best efforts to resolve any objections that may be asserted by any Governmental Entity with respect to this Agreement, the Merger or the transactions contemplated hereby.

  (c) BT and AB shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of BT, AB or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

  (d) BT and AB shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval (as defined in Section 7.1(c)) will not be obtained or that the receipt of any such approval will be materially delayed.

  6.2 Access to Information. (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each of BT and AB shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of BT and AB shall, and shall cause their respective Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents which BT or AB, as the case may be, is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. Neither BT nor AB nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of BT's or AB's, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

  (b) Each of BT and AB shall hold all information furnished by or on behalf of the other party or any of such party's Subsidiaries or representatives pursuant to Section 6.2(a) in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated March 21, 1997, between BT and AB (the "Confidentiality Agreement").

  (c) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

  6.3 Stockholders' Approvals. Each of BT and AB shall call a meeting of its stockholders to be held as soon as reasonably practicable for the purpose of
(i) in the case of AB, voting upon the requisite stockholder approvals required in connection with this Agreement and the Merger and (ii) in the case of BT, voting upon the stockholder approval required by the rules of the NYSE in connection with the issuance of BT Common Stock contemplated hereby. Each of BT and AB shall use its reasonable best efforts to cause such meetings to occur on the same date and to obtain the requisite stockholder approvals of
(i) in the case of AB, the Merger, this Agreement and the transactions contemplated hereby and (ii) in the case of BT, the issuance of BT Common Stock contemplated hereby, including, in each case, by recommending, subject to the proper exercise of the fiduciary duties of the applicable Board of Directors that the stockholders of AB and BT provide their respective requisite approvals of such matters.

  6.4 Legal Conditions to Merger. Each of BT and AB shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by AB or BT or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.

  6.5 Affiliates; Publication of Combined Financial Results. (a) Each of BT and AB shall use its reasonable best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Merger for "pooling of interests" accounting treatment) of such party to deliver to the other party hereto, as soon as practicable after the date of this Agreement, and prior to the date of the stockholders meetings called by BT and AB to, in the case of AB, approve this Agreement and, in the case of BT, approve the issuance of the BT Common Stock contemplated hereby, a written agreement, in the form of
Exhibit 6.5(a)(1) or (2), as applicable, hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of BT Capital Stock or AB Common Stock held by such "affiliate" and, in the case of the "affiliates" of AB, the shares of BT Common Stock to be received by such "affiliate" in the Merger: (i) in the case of shares of BT Common Stock to be received by "affiliates" of AB in the Merger, except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder; and (ii) except to the extent and under the conditions permitted therein, during the period commencing 30 days prior to the Merger and ending at the time of the publication of financial results covering at least 30 days of combined operations of BT and AB.

  (b) BT shall use its reasonable best efforts to publish no later than 90 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

  6.6 Stock Exchange Listing. BT shall use its reasonable best efforts to cause the shares of BT Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

  6.7 Employee Benefits. (a) Prior to the Effective Time, BT shall take all corporate action necessary for the assumption of the Executive Debentures and of all options to purchase shares of AB Common Stock outstanding under the AB Stock Plans immediately prior to the Effective Time, as adjusted pursuant to Sections 1.4(e) and 1.6(a) of this Agreement, respectively. In addition, AB and BT shall take all necessary action so that, at the Effective Time, each account balance under the AB Equity Compensation Plan and the AB Deferred Compensation Plan that is deemed invested in AB Common Stock shall be adjusted and converted into an account balance which will be denominated in BT Common Stock and which will entitle the holder thereof to receive, and will represent an obligation of BT to deliver to such holder, upon the same terms and conditions as those applicable to such accounts immediately prior to the Effective Time, a number of shares of BT Common Stock equal to the product of
(x) the number of shares of AB Common Stock attributable to such account immediately prior to the Effective Time and (y) the Exchange Ratio. The obligations of BT hereunder shall include the reservation, issuance and listing on the NYSE of BT Common Stock in a number at least equal to the number of shares of BT Common Stock subject to such Executive Debentures, options under the AB Stock Plans, and account balances under the AB Equity Compensation Plan and the AB Deferred Compensation Plan, in each case as adjusted as contemplated by this Agreement. No later than the Effective Time, BT shall prepare and file with the SEC a registration statement on Form S-8 (or any successor or other appropriate form) registering a number of shares of BT Common Stock determined in accordance with the preceding sentence and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus and prospectuses contained therein) for so long as any Executive Debentures or options remain outstanding or any such account balance remains unpaid.

  (b) AB and BT agree that the approval of this Agreement by the stockholders of AB will constitute a "change in control" of AB for purposes of each AB Benefit Plan with respect to which such concept is applicable. Without limiting the generality of the preceding sentence, AB and BT agree that, effective as of the date of such stockholder approval, (i) each option to purchase AB Common Stock outstanding under any AB Stock Plan will become fully vested and exercisable in accordance with its terms, (ii) each Executive Debenture will become fully convertible in accordance with its terms and (iii) all loan forgiveness relating to the purchase of Executive Debentures earned prior to the date of such stockholder approval but not vested shall, in accordance with the terms of the applicable purchase and loan agreement, be considered vested to the extent consistent with qualification of the Merger as a "pooling of interests" for accounting purposes, in each case, in accordance with the terms of the respective instruments relating to such options or debentures.

  (c) AB and BT agree that account balances under the AB Equity Compensation Plan and the AB Deferred Compensation Plan that are deemed invested in investment vehicles other than AB Common Stock shall not be affected by the transactions contemplated hereby. Following the Effective Time, with respect to account balances accrued as of the Effective Time, such plans shall be operated in a manner that is no less favorable to participants than as in effect immediately preceding the Effective Time (including with respect to the rights of participants to change investment elections).

  (d) For purposes of their participation in the BT Benefit Plans, BT shall credit each AB employee with full credit for all service credited under the AB Benefit Plans (including service with AB prior to the Effective Time and, where applicable, service with prior or predecessor employers to the extent credit is given for such service under the AB Benefit Plans) for purposes of eligibility to participate and receive benefits and for purposes of vesting, but not for purposes of benefit accruals. With respect to BT's welfare benefit plans, BT shall cause any such plan to waive any pre-existing condition exclusions and actively-at-work requirements thereunder with respect to the AB employees and their eligible dependents and shall ensure that any covered expenses incurred on or before the Effective Time shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Effective Time to the extent that such expenses are taken into account for the benefit of similarly situated employees of BT. Following the Effective Time, executives of AB shall be eligible to participate in and receive benefits under all change in control protection plans and arrangements of BT to the extent applicable to other peer executives of BT and its affiliates.

  (e) Except as otherwise provided in this Agreement, nothing in this Section
6.7 shall be interpreted as preventing the Surviving Corporation from amending, modifying or terminating any BT Benefit Plans, AB Benefit Plans, or other employee benefit plans, contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law; provided, however, that for at least two years following the Effective Time, AB employees shall be provided with a level of benefits that is no less favorable in the aggregate than that provided under the AB Benefit Plans as in effect immediately prior to the Effective Time.

  (f) AB shall take all actions necessary to amend the terms of the AB Stock Plans or the stock option agreements pursuant thereto to effect the adjustments to AB stock options provided for in Section 1.6 thereof.

  (g) AB and BT agree that following the Effective Time, the Surviving Corporation will honor all of AB's obligations with respect to current participants in the AB Directors' Charitable Award Program and will continue to pay all premiums on any life insurance policies used to fund such obligations.

  6.8 Indemnification; Directors' and Officers' Insurance. (a) The Certificate of Incorporation and Bylaws of the Surviving Corporation shall contain, to the extent permitted by law, the provisions with respect to indemnification set forth in the Certificate of Incorporation and Bylaws of AB on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of the persons who at any time prior to the Effective Time were identified as prospective indemnitees under the Certificate of Incorporation or Bylaws of AB in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated hereby), unless such modification is required by law; provided, that the Certificate of Incorporation and Bylaws of the Surviving Corporation shall not be required to contain such provisions if BT otherwise provides the same level of indemnification for such individuals as contained in the Certificate of Incorporation and Bylaws of the Surviving Corporation.

  (b) BT shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless, to the fullest extent permitted by law, the present and former officers, directors, employees and agents of AB or any of AB's Subsidiaries in their capacities as such (each an "Indemnified Party") after the Effective Time against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Time.

  (c) BT shall use its reasonable best efforts to cause the persons serving as officers and directors of AB immediately prior to the Effective Time to be covered for a period of six years from the Effective Time by the directors' and officers' liability insurance policy maintained by AB (provided that BT may substitute therefore policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall BT be required to expend more than 200% of the current amount expended by AB (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto and further provided, that if BT is unable to maintain or obtain the insurance called for by this
Section 6.8(c), BT shall use its reasonable best efforts to obtain as much comparable insurance as available for the Insurance Amount.

  (d) In the event BT or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of BT assume the obligations set forth in this section.

  (e) The provisions of this Section 6.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

  6.9 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including, without limitation, the Subsidiary Merger and any other merger between a Subsidiary of AB and a Subsidiary of BT) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, BT.

  6.10 Advice of Changes. BT and AB shall promptly advise the other party of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein.

  6.11 Dividends. After the date of this Agreement, each of BT and AB shall coordinate with the other the declaration of any dividends in respect of BT Common Stock and AB Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of BT Common Stock or AB Common Stock shall not receive two dividends, or fail to receive one dividend, for any quarter with respect to their shares of BT Common Stock and/or AB Common Stock and any shares of BT Common Stock any such holder receives in exchange therefor in the Merger.

  6.12 Employment Matters. AB agrees to use its best efforts to enter into employment agreements in substantially the form set forth in Schedule 6.12 attached hereto with each of the individuals identified in Section 6.12 of the AB Disclosure Schedule (collectively, the "Employment Agreements") on the terms and conditions and in the time periods specified in Section 6.12 of the AB Disclosure Schedule.

  6.13 Employee Retention Plan. Prior to the Effective Time, BT and AB agree to establish a key employee retention program in accordance with the terms outlined in Section 6.12 of the AB Disclosure Schedule to provide retention incentives for the individuals/categories of employees identified in Section
6.12 of the AB Disclosure Schedule (collectively, the "Retention Program").

  6.14 State Takeover Statutes. Each party will take all steps necessary to exempt (or continue the exemption of) the Merger and the transactions contemplated hereby from, and challenge the validity of, any applicable state takeover law, as now or hereafter in effect.

  6.15 Section 15 of the Investment Company Act. (a) AB will use its best efforts to obtain as promptly as practicable, the approval of the stockholders of each of the Flag Family of Funds (collectively, the "Funds"), pursuant to the provisions of Section 15 of the 1940 Act applicable thereto, of a new Investment Company Advisory Agreement for such Fund identical in all respects to that in effect immediately prior to the Closing, except that such new Investment Advisory Agreement shall be effective immediately after the Closing and shall have an initial term of two years, and, in the case of the Funds set forth in Schedule 6.15(a), of the respective transactions set forth in
Schedule 6.15(a).

  (b) AB shall use its best efforts to assure, prior to the Closing Date, the satisfaction of the conditions set forth in Section 15(f) of the 1940 Act with respect to each Fund.

  (c) BT agrees to use its best efforts to assure compliance with the conditions of Section 15(f) of the 1940 Act with respect to the Funds. Without limiting the foregoing, BT agrees that (i) for a period of not less than three years after the Closing Date, BT shall assure that no more than 25% of the members of the Board of Directors of any Fund shall be "interested persons" (as defined in the 1940 Act) of BT (or such other entity which acts as adviser or subadviser to the Funds) or of the predecessor investment adviser of the Funds and (ii) neither BT nor any affiliate (including any parent company of BT) of BT (or any entity which will act as adviser to the Funds), for a period of not less than two years after the Closing Date, shall have any express or implied understanding, arrangement or intention to impose an unfair burden on any of the Funds as a result of the transactions contemplated hereby.

  6.16 AB Name. BT acknowledges that the name "Alex. Brown" has a great heritage and integrity and has significant value. BT recognizes the value to AB's business of preserving such heritage and integrity. BT agrees that from and after the Effective Time, BT shall, and shall cause its subsidiaries to, continue the use of the name "Alex. Brown" as it considers appropriate in connection with AB's ongoing business activities and shall maintain AB's standard of business integrity and quality related thereto.

                                  ARTICLE VII

                             CONDITIONS PRECEDENT

  7.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

    (a) Stockholder Approval. (i) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite affirmative vote of the holders of AB Common Stock entitled to vote thereon and (ii) the issuance of BT Common Stock contemplated hereby shall have been approved by the BT stockholder vote required pursuant to the rules of the NYSE.

    (b) Stock Exchange Listing. The shares of BT Common Stock which shall be issued to the stockholders of AB upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

    (c) Other Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods shall have expired and no such approvals shall contain any conditions or restrictions which would reasonably be expected to result in a Material Adverse Effect on BT, BT Sub or AB (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

    (d) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

    (e) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the other material transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, materially restricts or makes illegal consummation of the Merger.

    (f) Federal Tax Opinion. BT shall have received an opinion of Wachtell, Lipton, Rosen & Katz, counsel to BT, and AB shall have received an opinion of Shearman & Sterling, counsel to AB, in form and substance reasonably satisfactory to BT and AB, respectively, dated as of the Effective Time, in each case substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time:

      (i) The Merger will constitute a reorganization within the meaning of
    Section 368(a) of the Code and BT, BT Sub and AB will each be a party to the reorganization;

      (ii) No gain or loss will be recognized by BT or AB as a result of the Merger (except with respect to items as to which AB is required to recognize gain or loss at the close of each taxable year under a mark-to-market method);

      (iii) No gain or loss will be recognized by the stockholders of AB who exchange their AB Common Stock solely for BT Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in BT Common Stock);

      (iv) No gain or loss will be recognized by the holders of the Public Debentures or the Executive Debentures solely as a result of the assumption by BT at the Effective Time of the Public Debentures and the Executive Debentures as a co-obligor with the Surviving Corporation or the change in conversion rights contemplated by Sections 1.4(d) and 1.4(e) of this Agreement;

      (v) The aggregate tax basis of the BT Common Stock received by stockholders of AB who exchange AB Common Stock solely for BT Common Stock in the Merger will be the same as the aggregate tax basis of the AB Common Stock surrendered in exchange therefor; and

      (vi) The holding period of the BT Common Stock received by stockholders of AB in the Merger will include the period during which the shares of AB Common Stock surrendered in exchange therefor were held; provided, such AB Common Stock was held as a capital asset by the holder of such AB Common Stock at the Effective Time.

    In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers and certain stockholders of BT, AB and others.

    (g) Pooling of Interests. BT and AB shall have received a letter from KPMG Peat Marwick, LLP to the effect that the Merger will qualify for "pooling of interests" accounting treatment.

  7.2 Conditions to Obligations of BT. The obligation of BT to effect the Merger is also subject to the satisfaction or waiver by BT at or prior to the Effective Time of the following conditions:

    (a) Representations and Warranties. The representations and warranties of AB set forth in this Agreement shall be true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties shall be true as of such earlier date) as though made on and as of the Closing Date and BT shall have received a certificate signed on behalf of AB by its Chief Executive Officer and Chief Financial Officer to the foregoing effect.

    (b) Performance of Obligations of AB. AB shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and BT shall have received a certificate signed on behalf of AB by its Chief Executive Officer and Chief Financial Officer to such effect.

  7.3 Conditions to Obligations of AB. The obligation of AB to effect the Merger is also subject to the satisfaction or waiver by AB at or prior to the Effective Time of the following conditions:

    (a) Representations and Warranties. The representations and warranties of BT and BT Sub set forth in this Agreement shall be true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties shall be true as of such earlier date) as though made on and as of the Closing Date and AB shall have received a certificate signed on behalf of BT and BT Sub by BT's Chairman, President or Executive Vice President and by BT's Secretary or Assistant Secretary to the foregoing effect.

    (b) Performance of Obligations of BT. BT shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and AB shall have received a certificate signed on behalf of BT and BT Sub by BT's Chairman, President or an Executive Vice President and by BT's Secretary or Assistant Secretary to such effect.

                                 ARTICLE VIII

                           TERMINATION AND AMENDMENT

  8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of AB of the matters presented in connection with the Merger and by the stockholders of BT of the issuance of BT Common Stock contemplated hereby:

    (a) by mutual consent of BT and AB in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board or as set forth in Section 8.1 of the BT Disclosure Schedule;

    (b) by either the Board of Directors of BT or the Board of Directors of AB if any Governmental Entity which must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable Injunction permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

    (c) by either the Board of Directors of BT or the Board of Directors of AB if the Merger shall not have been consummated on or before March 31, 1998, unless the failure of the Closing (as defined in Section 9.1) to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

    (d) by either the Board of Directors of BT or the Board of Directors of AB (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within 45 days following written notice to the party committing such breach, or which breach, by its nature or timing, cannot be cured prior to the Closing; and

    (e) by either BT or AB if any approval of the stockholders of BT or AB required for the consummation of the Merger and the transactions contemplated hereby shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment or postponement thereof.

  8.2 Effect of Termination. In the event of termination of this Agreement by either BT or AB as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of BT, AB, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Sections 6.2(b), 8.2, 9.2 and 9.3, shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither BT nor AB shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement; and provided, further, that if this Agreement is terminated:

    (A) at a time when AB is not otherwise in material breach of any of its representations, warranties, covenants or other agreements under this Agreement (determined as of the date of such termination) and no Initial Triggering Event (as defined in the BT Option Agreement) has occurred, and subject to the last sentence of Section 7(a) of the BT Option Agreement (x)
  (i) pursuant to clause (b) of Section 8.1 as a result of a denial of a Requisite Regulatory Approval of BT and other than as a result of an adverse condition primarily attributable to AB, or (ii) pursuant to clause
  (e) of Section 8.1 as a result of the failure of the BT stockholders to provide such requisite approval, then BT shall pay to AB a termination fee in an amount equal to $25 million or (y) pursuant to clause (d) of Section
  8.1 as a result of a material breach of any representation, warranty, covenant or other agreement contained herein by BT, then BT shall pay AB a termination fee of $75 million; and

    (B) at a time when BT is not otherwise in material breach of any of its representations, warranties, covenants or other agreements under this Agreement (determined as of the date of such termination) and no

  Initial Triggering Event (as defined in the AB Option Agreement) has occurred, and subject to the last sentence of Section 7(a) of the AB Option Agreement (x) pursuant to clause (e) of Section 8.1 as a result of the failure of the AB stockholders to provide such requisite approval, then AB shall pay to BT a termination fee in an amount equal to $25 million or (y) pursuant to clause (d) of Section 8.1 as a result of a material breach of any representation, warranty, covenant or other agreement contained herein by AB, then AB shall pay BT a termination fee of $75 million;

provided, further, that if this Agreement is terminated and such termination does not result in (1) an Exercise Termination Event (as defined in the AB Stock Option Agreement), then, in the event of a Subsequent Triggering Event (as defined in the AB Stock Option Agreement), AB shall pay BT $75 million less any amount payable pursuant to subparagraph (B) of this Section 8.2 and
(2) an Exercise Termination Event (as defined in the BT Stock Option Agreement), then, in the event of a Subsequent Triggering Event (as defined in the BT Stock Option Agreement), BT shall pay AB $75 million less any amount payable pursuant to subparagraph (A) of this Section 8.2.

  8.3 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of AB; provided, however, that after any approval of the transactions contemplated by this Agreement by the stockholders of AB, there may not be, without further approval of such stockholders, any amendment of this Agreement which changes the amount or the form of the consideration to be delivered to the holders of AB Common Stock hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

  8.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the transactions contemplated by this Agreement by the stockholders of AB, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of AB Common Stock hereunder other than as contemplated by this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                  ARTICLE IX

                              GENERAL PROVISIONS

  9.1 Closing. Subject to the terms and conditions of this Agreement and the AB Option Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date and at a place to be specified by the parties, which shall be no later than three business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof, unless extended by mutual agreement of the parties (the "Closing Date").

  9.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than pursuant to the AB Option Agreement, which shall terminate in accordance with its terms) shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

  9.3 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, provided, however, that the costs and expenses of printing and mailing the Proxy Statement, and all filing and other fees paid to the SEC in connection with the Merger, shall be borne equally by BT and AB.

  9.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) if to BT, to:

    Bankers Trust New York Corporation
    One Bankers Trust Plaza
    130 Liberty Street
    New York, NY 10006
    Attn: General Counsel
    Fax: (212) 250-0734

    with a copy to:

    Wachtell, Lipton, Rosen & Katz
    51 West 52nd Street
    New York, NY 10019
    Attention: Craig M. Wasserman, Esq.
    Fax: (212) 403-2000

  and

    (b) if to AB, to:

    Alex. Brown Incorporated
    135 East Baltimore Street
    Baltimore, Maryland 21202
    Attn: General Counsel
    Fax: (410) 895-3656

    with a copy to:

    Shearman & Sterling
    599 Lexington Avenue
    New York, NY 10022
    Attn: David W. Heleniak, Esq.
    Fax: (212) 848-7179

  9.5 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". No provision of this Agreement shall be construed to require AB, BT or any of their respective Subsidiaries or affiliates to take any action which would violate any applicable law, rule or regulation.

  9.6 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

  9.7 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the AB Option Agreement and the Confidentiality Agreement.

  9.8 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of law.

  9.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

  9.10 Publicity. Except as otherwise required by applicable law or the rules of the NYSE, neither BT nor AB shall, nor shall either permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

  9.11 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.8 and, with respect to the individuals listed in Section 6.12 of the AB Disclosure Schedule, Section 6.12, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

  IN WITNESS WHEREOF, BT, BT Sub and AB have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

BANKERS TRUST NEW YORK CORPORATION        ALEX. BROWN INCORPORATED

        /s/ Melvin A. Yellin                        /s/ A.B. Krongard
By: _________________________________     By: _________________________________
Name:Melvin A. Yellin                     Name:A.B. Krongard
Title:Executive Vice President            Title:Chairman and Chief Executive
                                           Officer

VOYAGER MERGER CORPORATION

        /s/ Melvin A. Yellin
By: _________________________________
Name:Melvin A. Yellin
Title:Executive Vice President

                               EXHIBIT 6.5(A)(1)

                   FORM OF AFFILIATE LETTER ADDRESSED TO AB

Alex. Brown Incorporated
135 East Baltimore Street
Baltimore, MD 21202

Ladies and Gentlemen:

  I have been advised that as of the date hereof I may be deemed to be an "affiliate" of Bankers Trust New York Corporation, a New York corporation ("BT"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") and/or (ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission. I have been further advised that pursuant to the terms of the Agreement and Plan of Merger dated as of April 6, 1997 (the "Merger Agreement") among BT, Alex. Brown Incorporated, a Maryland corporation ("AB"), and Voyager Merger Corporation, a wholly owned subsidiary of BT ("Merger Sub"), AB will be merged with and into Merger Sub (the "Merger").

  I represent to and covenant with AB that from the date that is 30 days prior to the Effective Time (as defined in the Agreement) I will not sell, transfer or otherwise dispose of shares of AB Common Stock (as defined in the Merger Agreement) held by me and that I will not sell, transfer or otherwise dispose of any shares of BT Common Stock (as defined in the Merger Agreement) until after such time as results covering at least 30 days of combined operations of BT and AB have been published by BT, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the results of at least 30 days of combined operations; provided, however, that this paragraph shall not prevent me from selling, transferring or disposing of such number of shares of AB Common Stock or BT Common Stock as will not, in the reasonable judgment of accountants to BT, interfere with or prevent the Merger being accounted for as a "pooling of interests," taking into account the nature, extent and timing of such sale, transfer or disposition and of similar sales, transfers or dispositions by all other affiliates of AB and all affiliates of BT.

                                          Very truly yours,

                                          By: _________________________________
                                          Name:

Accepted this    day of
     , 1997 by

ALEX. BROWN INCORPORATED

By: _________________________________
Name:
Title:

                               EXHIBIT 6.5(A)(2)

                   FORM OF AFFILIATE LETTER ADDRESSED TO BT

Bankers Trust New York Corporation
One Bankers Trust Plaza
130 Liberty Street
New York, NY 10006

Ladies and Gentlemen:

  I have been advised that as of the date hereof I may be deemed to be an "affiliate" of Alex. Brown Incorporated, a Maryland corporation ("AB"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission. I have been further advised that pursuant to the terms of the Agreement and Plan of Merger dated as of April 6, 1997 (the "Merger Agreement"), among Bankers Trust New York Corporation, a New York corporation ("BT"), AB and Voyager Merger Corporation, a wholly owned subsidiary of BT ("Merger Sub"), AB will be merged with and into Merger Sub (the "Merger") and that as a result of the Merger, I may receive shares of BT Common Stock (as defined in the Merger Agreement), in exchange for shares of AB Common Stock (as defined in the Merger Agreement), owned by me.

  I represent, warrant and covenant to BT that in the event I receive any BT Common Stock as a result of the Merger:

    A. I shall not make any sale, transfer or other disposition of the BT Common Stock in violation of the Act or the Rules and Regulations.

    B. I have carefully read this letter and the Agreement and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of BT Common Stock to the extent I believed necessary with my counsel or counsel for AB.

    C. I have been advised that the issuance of BT Common Stock to me pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger will be submitted for a vote of the stockholders of BT, I may be deemed to have been an affiliate of AB and the distribution by me of the BT Common Stock has not been registered under the Act, and that I may not sell, transfer or otherwise dispose of BT Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or
  (iii) in the opinion of counsel reasonably acceptable to BT, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

    D. I understand that BT is under no obligation to register the sale, transfer or other disposition of the BT Common Stock by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

    E. I also understand that stop transfer instructions will be given to BT's transfer agents with respect to the BT Common Stock and that there will be placed on the certificates for the BT Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

      "The securities represented by this certificate have been issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies and may only be sold or otherwise transferred in compliance with the requirements of Rule 145 or pursuant to a registration statement under said act or an exemption from such registration."

    F. I also understand that unless the transfer by me of my BT Common Capital Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, BT reserves the right to put the following legend on the certificates issued to my transferee:

      "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of Securities Act of 1933 and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

  It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to BT a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to BT, to the effect that such legend is not required for purposes of the Act.

  I further represent to and covenant with BT that from the date that is 30 days prior to the Effective Time (as defined in the Merger Agreement) I will not sell, transfer or otherwise dispose of shares of AB Common Stock held by me and that I will not sell, transfer or otherwise dispose of any shares of BT Common Stock received by me in the Merger or other shares of BT Common Stock until after such time as results covering at least 30 days of combined operations of BT and AB have been published by BT, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which incudes the results of at least 30 days of combined operations; provided, however, that this paragraph shall not prevent me from selling, transferring or disposing of such number of shares of AB Common Stock or BT Common Stock as will not, in the reasonable judgment of accountants to BT, interfere with or prevent the Merger being accounted for as a "pooling of interests," taking into account the nature, extent and timing of such sale, transfer or disposition and of similar sales, transfers or dispositions by all other affiliates of AB and all affiliates of BT.

  I understand that pursuant to the Merger Agreement, no certificate for BT Common Stock shall be delivered to me in exchange for certificates representing AB Common Stock until I have executed and delivered this agreement.

                                          Very truly yours,

                                          By: _________________________________
                                          Name:

Accepted this    day of
     , 1997 by

BANKERS TRUST NEW YORK CORPORATION

By: _________________________________
Name:
Title:

                                                                      EXHIBIT C

                           FORM OF SUPPORT AGREEMENT

                     [BT NEW YORK CORPORATION LETTERHEAD]

[Stockholder]
[Address]

Dear      :

  As you know, Bankers Trust New York Corporation, a New York corporation ("BT"), and AB, a Maryland corporation ("AB"), are concurrently entering into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which AB will merge (the "Merger") with and into Voyager Merger Corporation, a wholly owned subsidiary of BT, with Voyager Merger Corporation as the surviving corporation in the Merger.

  As a AB shareholder, you believe it is in the best interests of AB and all AB shareholders for the Merger to be consummated on the terms set forth in the Merger Agreement. As a condition and inducement to BT's willingness to enter into the Merger Agreement:

    1. You represent that you have sole voting and dispositive power over shares of common stock, par value $.10 per share, of AB (the "AB Common Stock") and that you beneficially own such shares free and clear of all liens, charges and encumbrances, agreements and commitments of every kind;
  provided, however, that    of such shares are held subject to the First
  Amended and Restated Stockholders' Agreement (the "Stockholders' Agreement"), dated as of June 23, 1989, by and among AB and the persons and
  entities listed on Exhibit A thereto and provided, further, that     of
  such shares are pledged pursuant to the Equity Partnership Plan.

    2. You agree that any additional shares of AB Common Stock acquired by you, whether pursuant to existing stock option agreements, warrants or otherwise, between the date hereof and the effective time of the Merger, and whether or not held pursuant to the terms of the Stockholders' Agreement, shall be subject to the provisions of this Agreement.

    3. At such time as AB conducts a meeting of or otherwise seeks a vote of its shareholders for the purpose of approving and adopting the Merger Agreement and the Merger (the "AB Meeting"), you agree to vote all AB Common Stock then held or controlled by you in favor of the Merger Agreement and the Merger subject, in the case of shares of AB Common Stock held pursuant to the Stockholders' Agreement, to the terms of such Agreement. You agree that at any such time that a Preliminary Vote (as defined in the Stockholders' Agreement) of the stockholders of AB party to the Stockholders' Agreement is taken pursuant to the terms of the Stockholders' Agreement, you shall vote all AB Common Stock then held by you which is subject to the terms of the Stockholders' Agreement in favor of the Merger Agreement and the Merger.

    4. You will use all reasonable efforts to cooperate with BT in connection with the Merger, promptly take such actions as are necessary or appropriate to consummate the Merger, and provide any information reasonably requested by BT for any regulatory application or filing made or approval sought for the transactions contemplated by the Merger Agreement.

    5. This Agreement shall terminate upon the termination of the Merger Agreement in accordance with its terms.

    6. This Agreement shall not affect your obligations, to the extent you serve in such capacity, as a director of AB.

    7. This Agreement shall bind and benefit the successors, assigns, executors, trustees and heirs of the parties hereto. You agree that damages are inadequate for breach by you of any term of this Agreement and that BT shall be entitled to preliminary and permanent injunctive relief to enforce this Agreement. This Agreement shall be governed by and construed under the laws of the State of Delaware (without giving effect to the choice of law provisions thereof) except to the extent that mandatory provisions of Federal law or the corporation law of another jurisdiction are applicable. Any term hereof which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without affecting the remaining terms or their validity or enforceability in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

  If made necessary as a result of entering into this Support Agreement, BT shall file a registration statement with the Securities and Exchange Commission to effect registration of the shares of common stock, par value $1.00 per share, of BT ("BT Common Stock") received by you pursuant to the Merger Agreement, to permit resale of such shares under the Securities Act of 1933, as amended, and will cause such registration statement to become effective and take all reasonable action to maintain such effectiveness.

  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same instrument.

  Please confirm that the foregoing correctly states the understanding between us by signing and returning to BT a counterpart hereof.

                                          Very truly yours,

                                          BANKERS TRUST NEW YORK
                                          CORPORATION

                                          By: _________________________________
                                          Name:
                                          Title:

Accepted and agreed as
of the date first above written:

_____________________________________
Name:

                     Division of BT SECURITIES CORPORATION
                                                                     APPENDIX B

                              LOGO  BT WOLFENSOHN

                             599 Lexington Avenue
                           New York, New York 10022

                             Phone: (212) 909-8100
                              Fax: (212) 909-8158

                                                            As of April 6, 1997

Board of Directors
Bankers Trust New York Corporation
One Bankers Trust Plaza
New York, NY 10006

Dear Gentlemen and Madame:

  BT Wolfensohn, a division of BT Securities Corporation ("BT Wolfensohn"), has acted as financial advisor to Bankers Trust New York Corporation ("Bankers Trust") in connection with the proposed merger of Bankers Trust and Alex. Brown Incorporated ("Alex. Brown") pursuant to the Agreement and Plan of Merger, dated as of April 6, 1997, among Alex. Brown, Bankers Trust and Bankers Trust Sub (the "Merger Agreement"), which provides, among other things, for the merger of Alex. Brown with and into Bankers Trust Sub (the "Transaction"), as a result of which Alex. Brown will become a wholly-owned subsidiary of Bankers Trust. As set forth more fully in the Merger Agreement, as a result of the Transaction (a) each share of Common Stock, par value $0.10 per share, of Alex. Brown ("Alex. Brown Common Stock") not owned directly or indirectly by Alex. Brown or Bankers Trust will be converted into the right to receive 0.83 shares (the "Exchange Ratio") of Common Stock, par value of $1.00 per share, of Bankers Trust ("Bankers Trust Common Stock"), (b) each of Alex. Brown's Public Debentures and Executive Debentures (in each case, as defined in the Merger Agreement) will be assumed by Bankers Trust and thereafter be convertible into the number of shares of Bankers Trust Common Stock as determined pursuant to the Merger Agreement based on the Exchange Ratio, and
(c) each outstanding and unexercised option to purchase Alex. Brown Common Stock shall be converted into an option to purchase a number of shares of Bankers Trust Common Stock and at an exercise price as determined pursuant to the Merger Agreement based on the Exchange Ratio. The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

  You have requested BT Wolfensohn's opinion, as investment bankers, as to the fairness, from a financial point of view, to Bankers Trust of the Exchange Ratio in connection with the Transaction.

  In connection with BT Wolfensohn's role as financial advisor to Bankers Trust, and in arriving at its opinion, BT Wolfensohn has, among other things:

  (i) reviewed the publicly available consolidated financial statements of Alex. Brown for recent years and certain other relevant financial and operating data of Alex. Brown available from public sources or provided to BT Wolfensohn by Alex. Brown;

  (ii) reviewed the publicly available consolidated financial statements of Bankers Trust for recent years and certain other relevant financial and operating data of Bankers Trust available from public sources or provided to BT Wolfensohn by Bankers Trust;

  (iii) reviewed certain internal financial analyses, projections and operating information relating to Bankers Trust and Alex. Brown, provided by their respective managements to BT Wolfensohn, including analyses and forecasts of certain cost savings, operating efficiencies, revenue effects and financial


                    Division of BT SECURITIES CORPORATION

                          [BT WOLFENSOHN LETTERHEAD]

The Board of Directors
Bankers Trust
As of April 6, 1997
Page 2

      synergies (collectively, the "Synergies") expected by Bankers Trust and Alex. Brown to be achieved as a result of the Transaction;

  (iv) discussed the business, financial condition and prospects of Bankers Trust and Alex. Brown with certain officers and certain members of management of each organization;

  (v) analyzed the pro forma impact of the Transaction on Bankers Trust earnings per share, consolidated capitalization and financial ratios;

  (vi) considered the strategic objectives of Bankers Trust as outlined to BT Wolfensohn by Bankers Trust management;

  (vii) reviewed the trading prices and activity for the Bankers Trust Common Stock and the Alex. Brown Common Stock;

  (viii) reviewed the financial and other terms of the Merger Agreement and the other agreements referred to therein entered into in connection with the Transaction (the "Ancillary Agreements");

  (ix) reviewed the financial terms, to the extent publicly available, of selected transactions in the investment banking industry which BT Wolfensohn believes to be relevant;

  (x) reviewed certain public information pertaining to companies engaged in businesses that BT Wolfensohn believes to be generally comparable to those of Alex. Brown and Bankers Trust, including, without limitation, the trading prices for the equity securities of such companies; and

  (xi) performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as BT Wolfensohn deemed relevant.

  BT Wolfensohn has not assumed responsibility for independent verification of any information, whether publicly available or furnished to it, concerning Alex. Brown or Bankers Trust, including, without limitation, any financial information, forecasts or projections, considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, BT Wolfensohn has assumed and relied upon the accuracy and completeness of all such information and BT Wolfensohn has not conducted a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities, of Alex. Brown or Bankers Trust. With respect to the financial forecasts and projections, including the Synergies, made available to BT Wolfensohn and used in its analysis, BT Wolfensohn has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Alex. Brown or Bankers Trust, as the case may be, as to the matters covered thereby and in rendering its opinion BT Wolfensohn expresses no view as to the reasonableness of such forecasts and projections, including the Synergies, or the assumptions on which they are based. BT Wolfensohn's opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

  For purposes of rendering its opinion, BT Wolfensohn has assumed that, in all respects material to its analysis, the representations and warranties of Bankers Trust, Bankers Trust Sub and Alex. Brown contained in the Merger Agreement are true and correct, that Bankers Trust, Bankers Trust Sub and Alex. Brown will each perform all of the covenants and agreements to be performed by it under the Merger Agreement and all conditions to the obligation of each of Bankers Trust, Bankers Trust Sub and Alex. Brown to consummate the

                     Division of BT SECURITIES CORPORATION

                          [BT WOLFENSOHN LETTERHEAD]

The Board of Directors
Bankers Trust
As of April 6, 1997
Page 3

Transaction will be satisfied without any waiver thereof. BT Wolfensohn has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either Bankers Trust or Alex. Brown is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on Bankers Trust or Alex. Brown or materially reduce the contemplated benefits of the Transaction to Bankers Trust. In addition, you have informed BT Wolfensohn, and accordingly for purposes of rendering its opinion BT Wolfensohn has assumed, that the Transaction will be tax-free to each of Bankers Trust and Alex. Brown and their respective stockholders and that the Transaction will be accounted for as a pooling of interests.

  This opinion is addressed to, and for the use and benefit of, the Board of Directors of Bankers Trust and is not a recommendation to the stockholders of Bankers Trust to approve the issuance of shares of Bankers Trust Common Stock in the Transaction. This opinion is limited to the fairness, from a financial point of view, to Bankers Trust of the Exchange Ratio in connection with the Transaction and BT Wolfensohn expresses no opinion as to the merits of the underlying decision by Bankers Trust to engage in the Transaction. This opinion may be included in any disclosure document filed by Bankers Trust with the Securities and Exchange Commission with respect to the Transaction, provided that it is reproduced in full (including all attachments thereto), and that any description of or reference to BT Wolfensohn or summary of the opinion in the disclosure documents is in a form reasonably acceptable to BT Wolfensohn and its counsel; except as provided herein, any such opinion will not be reproduced, summarized or referred to in any public document or given to any other person without the prior written consent of BT Wolfensohn.

  In the ordinary course of the business of BT Securities Corporation and its affiliates (collectively, "BT Affiliates"), BT Affiliates may actively trade in the securities of Alex. Brown for their own accounts and for the accounts of their customers. As you know, BT Wolfensohn is a division of BT Securities Corporation, a wholly-owned subsidiary of Bankers Trust. In addition, certain employees of BT Wolfensohn beneficially own shares of Bankers Trust Common Stock and other Bankers Trust securities.

  Based upon and subject to the foregoing, it is BT Wolfensohn's opinion as investment bankers that the Exchange Ratio in connection with the Transaction is fair, from a financial point of view, to Bankers Trust.

                                          Very truly yours,

                                          /s/ BT Wolfensohn
                                          -------------------------------------
                                          BT WOLFENSOHN
                                          A Division of BT Securities
                                          Corporation


                     Division of BT SECURITIES CORPORATION

                                                                     APPENDIX C


LOGO
                                                                  April 5, 1997

Board of Directors
Alex. Brown Incorporated
One South Street
Baltimore, Maryland 21202

Dear Sirs:

  Alex. Brown Incorporated ("Company"), Bankers Trust New York Corporation ("Buyer") and Voyager Merger Corporation, a New York corporation and a wholly-owned subsidiary of Buyer (the "Merger Sub"), have entered into an Agreement and Plan of Merger dated as of April 6, 1997 (the "Agreement"). Pursuant to the Agreement, the implementation of which is contingent on stockholder approval by the holders of common stock, par value $0.10, of the Company (the "Company Stockholders") and Buyer's stockholders, Company shall merge with and into Merger Sub (the "Merger"), and each share of Company common stock issued and outstanding immediately prior to the effective time of the Merger will be converted into 0.83 shares (the "Exchange Ratio") of common stock of Buyer. We have assumed, with your consent, that the Merger will qualify for pooling-of-interests accounting treatment and as a tax free transaction for the Company Stockholders. You have requested our opinion as to whether the Exchange Ratio is fair, from a financial point of view, to the Company Stockholders.

  Alex. Brown & Sons Incorporated ("Alex. Brown"), as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Board of Directors of Company in connection with the transaction described above. Alex. Brown is a wholly owned subsidiary of Company and certain employees of Alex. Brown are stockholders of Company.

  In connection with this opinion, we have reviewed certain publicly available financial information and other information concerning Company and Buyer and certain internal analyses and other information furnished to us by Company and Buyer. We have also held discussions with members of the senior managements of Company and Buyer regarding the businesses and prospects of their respective companies and the joint prospects of a combined company. In addition, we have
(i) reviewed the reported prices and trading activity for the common stock of both Company and Buyer, (ii) compared certain financial and stock market information for Company and Buyer with similar information for certain other companies whose securities are publicly traded, (iii) reviewed the financial terms of certain recent business combinations which we deemed comparable in whole or in part, (iv) reviewed the terms of the Agreement, and (v) performed such other studies and analyses and considered such other factors as we deemed appropriate.

  We have not independently verified the information described above and for purposes of this opinion have assumed the accuracy, completeness and fairness thereof. With respect to the information relating to the prospects of Company and Buyer, we have assumed that such information reflects the best currently available judgments and estimates of the managements of Company and Buyer as to the likely future financial performances of their respective companies and of the combined entity. In addition, we have not made nor been provided with an independent evaluation or appraisal of the assets of Company and Buyer, nor have we been furnished with any such evaluations or appraisals. Our opinion is based on market, economic and other conditions as they exist and can be evaluated as of the date of this letter.

  In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of the Company or any of its assets.

  Our advisory services and the opinion expressed herein were prepared for the use of the Board of Directors of Company and do not constitute a recommendation to the Company Stockholders as to how they should vote at the stockholders' meeting in connection with the Merger. We hereby consent, however, to the inclusion of this opinion as an exhibit to any proxy or registration statement distributed in connection with the Merger.

  Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the Exchange Ratio is fair, from a financial point of view, to the Company Stockholders.

                                          Very truly yours,

                                          Alex. Brown & Sons Incorporated

                                                   /s/ Steven J. Bottum
                                          By: _________________________________
                                            Steven J. Bottum Managing Director

                                      C-2